          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.     )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:


[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                        METRO DISPLAY ADVERTISING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------


[X]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3)   Filing Party:

          ----------------------------------------------------------------------

     4)   Date Filed:

          ----------------------------------------------------------------------

                        METRO DISPLAY ADVERTISING, INC.
                              15265 Alton Parkway
                            Irvine, California 92618
                                 (714) 727-4444

                                                                 January 5, 1998
Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Metro Display Advertising, Inc. (the "Company"), to be held at the Fullerton Senior Multi-Service Center, 340 West Commonwealth Avenue, Fullerton, California 92832, at 2:00 p.m. local time, on January 15, 1998.

     The Board of Directors is submitting for your consideration, at the Annual Meeting, a proposal to approve and adopt an Agreement and Plan of Merger, dated as of September 8, 1997, by and among the Company, Eller Media Company ("Eller") and EMS, Inc. ("EMS"), a wholly-owned subsidiary of Eller, as amended and restated on January 5, 1998 (the "Agreement and Plan of Merger"), pursuant to which EMS will be merged with and into the Company (the "Merger") and the Company will become a wholly-owned subsidiary of Eller. The Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter more fully describe the matters to be considered at the Annual Meeting. We urge you to read the enclosed materials carefully.

     THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED THE AGREEMENT AND PLAN OF MERGER AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.

     Approval of the Agreement and Plan of Merger requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote thereon.

     At the Annual Meeting, you will also be asked to elect three directors to serve on the Company's Board of Directors until the Merger is consummated or until the next Annual Meeting and until their successors are elected and qualified, and to ratify the selection of Peck & Lopez as the Company's independent auditors for the fiscal year ending December 31, 1997.

     Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed proxy in the envelope provided. The vote of each shareholder is important. If you attend the Annual Meeting, you may vote your shares in person, even if you have previously submitted a proxy.

                              Sincerely,


                              Scott A. Kraft
                              Chief Executive Officer and President

                        METRO DISPLAY ADVERTISING, INC.
                         15265 Alton Parkway, Suite 100
                            Irvine, California 92618
                                 (714) 727-4444

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 15, 1998

To the Shareholders:

     Notice is hereby given that the Annual Meeting of Metro Display Advertising, Inc., a California corporation (the "Company"), will be held at the Fullerton Senior Multi-Service Center, 340 West Commonwealth Avenue, Fullerton, California 92832, at 2:00 p.m. local time, on January 15, 1998, for the following purposes:

     1. Acquisition. To approve the Agreement and Plan of Merger, dated September 8, 1997, by and among the Company, Eller Media Company, a Delaware corporation ("Eller"), and EMS, Inc., a California corporation and wholly-owned subsidiary of Eller ("EMS"), as amended and restated on January 5, 1998 (the "Merger Agreement"), pursuant to which EMS will be merged with and into the Company and the Company will become a wholly-owned subsidiary of Eller (the "Merger"). If the Merger is consummated, each share of the Company's common stock (the "Common Stock"), (other than shares as to which dissenters' rights have been properly exercised) will be converted into the right to receive, subject to certain reductions, $41,800,000 in cash divided by the number of outstanding shares of Common Stock, which will be placed in escrow until the resolution of certain litigation and other matters.

     2. Election of Directors. To elect three persons to the Board of Directors to serve until the Merger is completed or until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

     3. Selection of Independent Auditors. To ratify the selection of Peck & Lopez as the Company's independent auditors for the fiscal year ending December 31, 1997.

     4. Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on December 1, 1997, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     You are cordially invited to attend the Annual Meeting in person. However, in order to ensure your representation at the meeting, please promptly complete, date, sign and return the enclosed proxy as soon as possible in the return envelope provided. A shareholder who executes and returns a proxy may revoke such proxy at any time before it is voted at the Annual Meeting by following the procedures set forth in the attached Proxy Statement.

                              By Order of the Board of Directors


                              __________________________________
                              William M. Slater
                              Secretary

January 5, 1998

                               TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
Introduction.........................................................................    1

SUMMARY OF PROPOSED MERGER TRANSACTION...............................................    2

VOTING RIGHTS AND VOTE REQUIRED......................................................    5

PROPOSAL ONE--THE MERGER.............................................................    6
      General........................................................................    6
      Contingencies and Adjustments Affecting the Merger Consideration...............    6
      Van Wagner Litigation and Disputes.............................................    8
      Background of the Merger.......................................................   10
      Reasons for the Merger.........................................................   12
      Fairness of Merger Consideration...............................................   12
      The Merger Agreement...........................................................   13
      Stockholder Representatives....................................................   16
      Transfer of Assets of BSON and Distribution of BSON Stock......................   17
      Regulatory Approvals...........................................................   18
      Dissenters' Rights.............................................................   18
      Certain Federal Income Tax Considerations......................................   19
      Accounting Treatment...........................................................   21

BUSINESS OF THE COMPANY..............................................................   21
      General........................................................................   21
      Background/Prior Bankruptcy....................................................   21
      Outdoor Advertising............................................................   23
      Operations.....................................................................   23
      Operations in Absence of Merger................................................   25
      Contracts with Municipalities..................................................   26
      Competition....................................................................   27
      Employees......................................................................   28
      Properties.....................................................................   28

BUSTOP SHELTERS OF NEVADA, INC. (BSON)...............................................   28
      History........................................................................   28
      Operations.....................................................................   28
      Post-Merger Operations.........................................................   29
      Properties.....................................................................   29

BUSINESS OF ELLER AND EMS............................................................   30
      Eller..........................................................................   30
      EMS............................................................................   31

SPECIAL CONSIDEATIONS REGARDING MERGER AND RELATED TRANSACTIONS......................   31
      No Fairness Opinion............................................................   31
      Merger Consideration in Escrow.................................................   32
      Damages Escrow.................................................................   32
      Van Wagner Escrow..............................................................   32
      Net Reductions.................................................................   32
      Regulatory Approvals...........................................................   33

      Third Party Consents...........................................................   33
      Risks Associated with BSON.....................................................   33

PROPOSAL TWO--ELECTION OF DIRECTORS..................................................   37
      Officers and Directors.........................................................   37
      Board Committees and Meetings..................................................   38

PROPOSAL THREE--RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS.................   39

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS..................................................   40
      General........................................................................   40
      Results of Operations..........................................................   40
      Liquidity and Capital Resources................................................   41
      Comparison of nine-months ended September 30, 1997 and September 30, 1996......   42
      Liquidity and Capital Resources as of September 30, 1997.......................   43

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT.......................................................................   43
      Change in Control..............................................................   43

INTERESTS OF CERTAIN PERSONS; RELATED TRANSACTIONS...................................   44
      Transfer of Assets to BSON and the Distribution of BSON Stock..................   44
      Litigation Responsibility Agreement............................................   44
      Interim Sales Representation Agreement.........................................   45
      Consulting Agreement...........................................................   45
      Credit Facility and Loans......................................................   45
      Employment Agreements..........................................................   46
      Bonuses........................................................................   47

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..............................   47

EXECUTIVE COMPENSATION...............................................................   48
      Stock Option Plan..............................................................   48
      Stock Option Grants and Exercises..............................................   49
      Employment Agreements..........................................................   49
      Bonuses........................................................................   50
      Compensation of Directors......................................................   50
      Compensation Committee Interlocks and Insider Participation....................   50

LITIGATION...........................................................................   50
      Litigation with Van Wagner.....................................................   50
      Litigation with Municipalities.................................................   50
      Litigation with Busline Media..................................................   51

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.............................   51

AVAILABLE INFORMATION................................................................   51

INDEPENDENT ACCOUNTANTS..............................................................   52

OTHER MATTERS........................................................................   52

SUBMISSION OF SHAREHOLDER PROPOSALS..................................................   52

INDEX TO FINANCIAL STATEMENTS........................................................  F-1

EXHIBITS

      Amended and Restated Agreement and Plan of Merger by and among Eller Media
      Company, EMS, Inc. and Metro Display Advertising, Inc. dated January 5, 1998;
      and the Specific Performance Escrow Agreement, Van Wagner Escrow Agreement
      and Damages Escrow and Disbursement Agreement related thereto              Exhibit A

      Chapter 13 of the California General Corporation Law                       Exhibit B

      Form of Amended and Restated Articles of Incorportaion of BSON             Exhibit C

      Form of Amended and Restated Bylaws of BSON                                Exhibit D

      Letter from Stinchfield & Co. dated September 19, 1997                     Exhibit E

                        METRO DISPLAY ADVERTISING, INC.
                         15265 Alton Parkway, Suite 100
                            Irvine, California 92618

                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 15, 1998

                                PROXY STATEMENT


                                  INTRODUCTION

     This Proxy Statement is being furnished to the shareholders of Metro Display Advertising, Inc., a California corporation (the "Company" or "Metro"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Shareholders of the Company to be held on Janaury 15, 1998, and at any adjournment thereof (the "Annual Meeting").

     A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the shareholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted "FOR" the approval and adoption of the amended and restated Agreement and Plan of Merger, "FOR" the election of management's nominees for the Board of Directors, and "FOR" ratification of the selection of Peck & Lopez as the Company's independent auditors for the fiscal year ending December 31, 1997. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

     Any proxy given may be revoked at any time prior to the exercise thereof by filing with William M. Slater, Secretary of the Company, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any shareholder present at the Annual Meeting who has given a proxy may withdraw it and vote his or her shares in person if such shareholder so desires.

     It is contemplated that the solicitation of proxies will be made primarily by mail. Should it, however, appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, the officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, telegraph, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. In following up the original solicitation of proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares eligible to vote at the Annual Meeting and will reimburse them for their expenses in so doing. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained. This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about January 5, 1998.

                     SUMMARY OF PROPOSED MERGER TRANSACTION

     The following is a summary of certain information contained in this Proxy Statement. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement and the Exhibits hereto. Capitalized terms used and not defined in the following summary will have the meanings ascribed to them elsewhere in this Proxy Statement. Shareholders are urged to read this Proxy Statement and the Exhibits hereto in their entirety.

THE ANNUAL MEETING

     The annual meeting will be held on January 15, 1998 at 2:00 p.m. local time, at the Fullerton Senior Multi-Service Center, 340 West Commonwealth Avenue, Fullerton, California 92832 (the "Annual Meeting"). At the Annual Meeting, the shareholders of the Company will be asked to consider and vote upon
(i) a proposal to approve and adopt the Merger Agreement, (ii) the election of three directors to serve until the Merger is completed or until the next Annual Meeting and until their successors have been elected and qualified, (iii) the ratification of the selection of Peck & Lopez as the Company's independent auditors for the fiscal year ending December 31, 1997, and (iv) such other business as may properly come before the Annual Meeting.

RECORD DATE; SHARES ENTITLED TO VOTE

     Only holders of record of the shares of Common Stock at the close of business on December 1, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

VOTE REQUIRED

     The affirmative vote of a majority of all shares of Common Stock outstanding on the Record Date is required for approval and adoption of the Merger Agreement. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for ratification of the selection of Peck & Lopez as the Company's independent auditors for the fiscal year ending December 31, 1997.

     A plurality of the votes represented and entitled to vote at the Annual Meeting, either in person or by proxy, is required to elect three directors to serve until the Merger is completed or until the next Annual Meeting and until their successors have been elected and qualified. Shareholders may cumulate their votes if at least one shareholder has given notice at the Annual Meeting of his intention to do so. See "Voting Rights And Vote Required."

THE MERGER

     The Company, Eller and EMS entered into the Agreement and Plan of Merger dated September 8, 1997, as amended and restated on January 5, 1998 (the "Merger Agreement"). The Merger Agreement provides that, subject to the approval of the Merger Agreement by the shareholders of the Company and satisfaction of certain other conditions, EMS will be merged with and into the Company, the separate corporate existence of EMS will cease and the Company will continue as the surviving corporation and wholly-owned subsidiary of Eller (the "Merger"). Upon consummation of the Merger, each outstanding share of Common Stock of the Company (other than those for which dissenters' rights have been asserted) will be converted into the right to receive in cash, subject to the number of dissenting shares and certain reductions, $41,800,000 divided by the number of outstanding shares of Common Stock, which will be placed in escrow until the resolution of certain contingencies, including certain pending litigation. See "The Merger - Contingencies and Adjustments Affecting the Merger Consideration" and "The Merger - The Merger Agreement - Distribution of the Consideration."

     Assuming that there are no dissenting shares and that all outstanding stock options are exercised prior to the Closing of the Merger, a total of 970,030 shares of Common Stock will participate pro rata in the distribution of the Merger Consideration. The Company is unable to predict the outcome of certain contingencies that will affect the amount available for distribution. After deducting approximately $2,200,000 in reductions known to Metro as of December 15, 1997, the Merger Consideration divided by 970,030 shares equals $40.82 per share of Common Stock. It is expected that the actual amount of Merger Consideration received per share will be lower than this amount. See "Contingencies and Adjustments Affecting the Merger Consideration," "Special Considerations Regarding Merger and Related Transactions - Net Reductions." The rights of the shareholders to receive the Merger Consideration will be nontransferable except by will and the laws of descent and distribution.

     Shareholders should be especially mindful that although management believes that the following is highly unlikely, it is possible that reductions to the Merger Consideration could completely exhaust the Merger Consideration and, in such case, the Metro shareholders would receive nothing. See "Contingencies and Adjustments Affecting the Merger Consideration," "Special Considerations Regarding Merger and Related Transactions - Net Reductions."

     Promptly after the closing of the Merger and filing of the Merger Agreement with the Secretary of State of California (such date, the "Closing Date"), a letter of transmittal with instructions will be mailed to all holders of record of shares of Common Stock at the close of business on the Closing Date for use in the surrendering of their certificates representing shares of Common Stock. See "The Merger - The Merger Agreement - Exchange of Stock Certificates."

THE DISTRIBUTION OF BSON STOCK

     Prior to the Closing Date, and subject to approval and adoption of the Merger Agreement by the Company's shareholders, the Company will transfer certain assets to Bus Shelters of Nevada, Inc. ("BSON"), a Nevada corporation and wholly-owned subsidiary of the Company, and will declare a pro rata dividend on shares of Common Stock of the Company pursuant to which the Company will distribute to the Company's shareholders, as a "spinoff," all shares of BSON so that BSON will become a corporation that is separate and distinct from, and no longer a subsidiary of, the Company (the "Distribution"). See "Interests of Certain Persons; Related Transactions - Transfer of Assets to BSON and Distribution of BSON Stock." It is contemplated that the Articles of Incorporation of BSON will be amended to authorize, and the Board of BSON will then issue, a sufficient number of shares of BSON common stock to provide for a dividend on each share of Metro Common Stock of one share of BSON common stock. The Articles of Incorporation of BSON, as they will be amended prior to the Distribution, are attached hereto as Exhibit C. The stock of BSON will be subject to various restrictions on transferability. See "Special Considerations Regarding Merger and Related Transactions - Risks Associated With BSON - Illiquid Stock of BSON."

THE EFFECTIVE DATE OF THE MERGER

     The Merger will become effective upon the filing of the Merger Agreement with the Secretary of State of the State of California (the Closing Date). Subject to the terms and conditions of the Merger Agreement, the Merger is expected to become effective shortly after the date of the Annual Meeting.

DISSENTERS' RIGHTS

     If the Merger is consummated, holders of shares of Common Stock who do not vote in favor of approval and adoption of the Merger Agreement and who otherwise comply with the requirements of Sections 1300-1302 of the California General Corporation Law will be entitled to statutory appraisal rights. See "The Merger
- Dissenters' Rights."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     On the Closing Date, each shareholder will recognize gain or loss for federal tax purposes as of that date to the extent of the difference between the holder's share of the Merger Consideration and the adjusted basis of the holder's Common Stock. See "The Merger - Certain Federal Income Tax Considerations."

                        VOTING RIGHTS AND VOTE REQUIRED

     The Board of Directors has fixed the close of business on December 1, 1997 (the "Record Date"), as the date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the Record Date, the Company had 970,030 shares of Common Stock outstanding. The affirmative vote, in person or by proxy, of holders of a majority of all outstanding shares of Common Stock on the Record Date is required to approve and adopt the Merger Agreement. The affirmative vote of a majority of shares voting at the Annual Meeting, either in person or by proxy, is required to ratify the selection of Peck & Lopez as independent auditors of the Company for the fiscal year ending December 31, 1997. A plurality of the shares voted at the Annual Meeting, either in person or by proxy, is required to elect three directors to serve until the Merger is completed or until the next Annual Meeting and until their successors have been elected and qualified. Except as described in the second paragraph below, each share outstanding on the Record Date is entitled to one vote at the Annual Meeting.

     As to proposals requiring the affirmative vote of at least a majority in voting interest of shareholders present, abstentions on such a proposal will have the effect of a negative vote on that proposal, but broker non-votes with respect to such a proposal will not be considered as shares present and entitled to vote at the Annual Meeting with respect to that proposal and therefore will have no effect on the outcome of the vote.

     Shareholders may exercise cumulative voting rights with respect to the election of directors. Accordingly, if at least one shareholder has given notice at the Annual Meeting, prior to the voting, of his or her intention to cumulate his or her votes, all shareholders will be entitled to cumulate their votes. Under cumulative voting, each shareholder may give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which shareholder's shares are normally entitled, or may distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. Unless proxy holders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxy holders discretionary authority to cumulate votes. Under cumulative voting, the three candidates receiving the highest number of affirmative votes cast will be elected directors of the Company.

                                  PROPOSAL ONE
                                  ------------

                                   THE MERGER

GENERAL

     At the Annual Meeting, the shareholders of the Company will be asked to consider and to vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated September 8, 1997 by and among the Company, Eller Media Company, a Delaware corporation ("Eller"), and EMS, Inc., a California corporation and wholly-owned subsidiary of Eller ("EMS"), as amended and restated on January 5, 1998, pursuant to which EMS will be merged with and into the Company and the Company will become a wholly-owned subsidiary of Eller. At the Closing Date, (a) each share of the Company's Common Stock (other than shares as to which dissenters' rights have been properly exercised) will be converted into the right to receive, subject to the number of dissenting shares and certain reductions, $41,800,000 in cash divided by the number of outstanding shares of Common Stock (in the aggregate, the "Merger Consideration"), which will be placed in escrow until the resolution of certain contingencies, including certain pending litigation (See "- Contingencies and Adjustments Affecting the Merger Consideration" and "- The Merger Agreement - Distribution of the Consideration"), and (b) each share of common stock of EMS automatically will be converted into and become one share of common stock of the surviving corporation in the Merger. A copy of the Merger Agreement is attached hereto as Exhibit A. The Merger Consideration will be reduced to at least $39,600,000 because of certain known adjustments to be made at the Closing. Of this amount, $5,000,000 will be deposited into a damages escrow (the "Damages Escrow"), up to an additional $5,000,000 will be deposited into a Van Wagner escrow (the "Van Wagner Escrow"), and the remainder will be deposited into a specific performance escrow (the "Specific Performance Escrow"). The Damages Escrow will be established for three years to reserve against breaches of the Merger Agreement by the Company and loss of certain bus shelter contracts. See "- Contingencies and Adjustments Affecting the Merger Consideration." The Specific Performance Escrow will be established for up to five years to reserve against expenses and damages resulting from certain pending litigation. See "- Contingencies and Adjustments Affecting the Merger Consideration," " - Van Wagner Litigation and Disputes." The Van Wagner Escrow will be established for an indefinite period of time to reserve against expenses and damages resulting from certain pending litigation following disbursement of the Specific Performance Escrow. See "- Contingencies and Adjustments Affecting the Merger Consideration," " - Van Wagner Litigation and Disputes."

     Prior to the Closing, Metro will transfer certain assets to BSON and will declare a pro rata dividend on the shares of Common Stock of Metro pursuant to which Metro will distribute to Metro's shareholders, as a spinoff, all shares of BSON. See "- Transfer of Assets to BSON and Distribution of BSON Stock."

     The closing will take place on the seventh business day after all conditions to closing have been satisfied or waived, unless mutually agreed otherwise by Eller and the Company; provided, however, that Eller will have the right to extend the closing to January 15, 1998 (such day, the "Closing"). See "The Merger - The Merger Agreement - Conditions to Merger."

CONTINGENCIES AND ADJUSTMENTS AFFECTING THE MERGER CONSIDERATION

     The $41,800,000 Merger Consideration is subject to the following contingencies and adjustments:

     (a) At the Closing, the aggregate amount of the Merger Consideration will be reduced by an amount equal to the sum of (i) the Company's aggregate net accounts receivable balance as of the Closing Date of the Merger, (ii) the amount by which the Company's liabilities as of the Closing Date exceed $2,343,741.64, (iii) any accounts receivable written off by the Company after June 30, 1997 and through the Closing Date, (iv) amounts equal to the cost of certain obligations incurred by the Company up until the Closing Date (the aggregate amount of clauses (iv) and (vi) not to exceed $400,000), (v) the amounts to be paid as bonuses to Metro's employees, (vi) an amount equal to the legal fees and costs incurred by Metro through the Closing Date in the litigation with Van Wagner Communications, Inc. ("Van Wagner"), Outdoor Systems, Inc. ("OSI") and their affiliates (collectively, the "Van Wagner Group"), and (vii) the amounts Metro is obligated to pay for federal and state taxes related to employee bonuses and the exercise of any Metro stock options; and, subsequent to the Closing, will be (i) further reduced by the costs and expenses incurred by certain stockholder representatives, (ii) further reduced by any damages awarded against the Company as a result of the Van Wagner litigation or payable in settlement of such litigation and (iii) increased by the amount, if any, recovered by the Company in connection with the Van Wagner litigation (collectively, the "Net Reductions"). See "- Van Wagner Litigation and Disputes;" and "- Stockholder Representatives."

     (b) The Damages Escrow will be subject to reduction from time to time for payments made by the escrow agent ("Escrow Agent") out of the Damages Escrow of amounts owing to Eller for monetary damages, if any, suffered by Eller with respect to (i) any breach of a representation or warranty by, or covenant or agreement of, the Company set forth in the Merger Agreement, (ii) any litigation pending against the Company as of the Closing date other than litigation between the Company and the Van Wagner Group (iii) any undisclosed rights requiring the issuance of capital stock of the Company, (iv) the loss of the ability to utilize any net operating carry forwards of the Company resulting from the transfer of assets from the Company to BSON, (v) fees under bus shelter contracts resulting from the Merger and (vi) the termination of bus shelter contracts ("Reserve Expenses"). See "- Van Wagner Litigation and Disputes," "- Merger Agreement - Representations and Warranties" and "- Merger Agreement - Covenants."

     (c) Costs and expenses of the Van Wagner litigation incurred after the Closing will be paid out of the Merger Consideration. At such time as Eller receives evidence acceptable to Eller in its sole reasonable discretion that the only remedy available to the Van Wagner Group in the Van Wagner litigation is monetary damages (the "Condition"), the amounts in the Specific Performance Escrow, but not the Damages Escrow or Van Wagner Escrow, will be distributed to the Metro shareholders. See "- Van Wagner Litigation and Disputes," " - The Merger Agreement - Distribution of the Consideration." The amount of the Van Wagner Escrow will be $5,000,000, less the Merger Consideration adjustment for costs and expenses of the Van Wagner litigation incurred by the Company through the Closing Date. At the end of five years, if the Condition has not been satisfied, the matter will be submitted to arbitration to determine (i) the percentage likelihood that the court will rule that the Van Wagner Group is entitled to remedies other than monetary damages only, multiplied by (ii) the estimated amount of Eller's losses if remedies other than monetary damages were available. This arbitration award would be paid to Eller, the Van Wagner Escrow would remain in place and the Specific Performance Escrow would be distributed to the Metro shareholders. Eller would then bear all future costs, expenses and damages relating to the Van Wagner litigation, which sums would be paid first out of the arbitration award given to Eller and then, if necessary, out of the Van Wagner Escrow. Upon final resolution of the litigation and payment of all expenses and damages relating thereto, the remainder of the Van Wagner Escrow will be paid to the Metro shareholders.

     (d) Assuming that there are no dissenting shares and that all outstanding stock options are exercised prior to the Closing of the Merger, a total of 970,030 shares of Common Stock will participate pro rata in the distribution of the Merger Consideration. The Company is unable to predict the outcome of certain contingencies that will affect the amount available for distribution. After deducting approximately $2,200,000 in Net Reductions known to Metro as of December 15, 1997, the Merger Consideration divided by 970,030 shares would equal $40.82 per share of Common Stock. It is expected that the actual amount of Merger Consideration received per share will be lower than this amount. See "- Contingencies and Adjustments Affecting the Merger Consideration," "Special Considerations Regarding Merger and Related Transactions - Net Reductions." The rights of the shareholders to receive the Merger Consideration will be nontransferable except by will and the laws of descent and distribution.

          The Metro shareholders should be especially mindful that although management believes that the following is highly unlikely, it is possible that reductions to the Merger Consideration could completely exhaust the Merger Consideration and, in such case, the Metro shareholders would receive nothing. See "Contingencies and Adjustments Affecting the Merger Consideration," "Special Considerations Regarding Merger and Related Transactions - Net Reductions."

     (e) Certain persons designated as stockholder representatives will represent the interests of the Metro shareholders after the Closing and until all of the Merger Consideration has been properly distributed. They will manage the conduct of the Van Wagner litigation, enter into escrow agreements regarding the Specific Performance Escrow, Damages Escrow and Van Wagner Escrow, verify claims made by Eller for payment out of any of the escrows, represent the shareholders in any arbitration require or permitted by the Merger Agreement and the exhibits thereto, and provide annual reports to the Metro shareholders concerning the Van Wagner litigation and escrows. See "- Stockholder Representatives."

     (f) In the event that arbitration is required pursuant to paragraph (c) above to estimate the losses to Eller if non-monetary damages are permitted in the Van Wagner litigation, the arbitration will be conducted in Los Angeles, California. Eller and the Stockholder Representatives will select a single arbitrator. If they cannot agree on an arbitrator within 30 days, an arbitrator will be selected according to the rules and regulations of the American Arbitration Association governing commercial transactions. The arbitration proceeding will be conducted within 90 days after the demand for arbitration. Each party to the proceeding will submit all documents, lists of witnesses and a written summary of the proposed testimony to the arbitrator at least 30 days prior to the proceeding. An arbitrator's decision will be final. Neither party may commence litigation subsequent to the arbitration concerning such matters, except to enforce the arbitration award. The costs of arbitration will be paid one-half by Eller and one-half out of the Specific Performance Escrow.

     (g) Until distribution, the Merger Consideration, including the amounts in the Damages Escrow and Van Wagner Escrow, will be deposited in interest-bearing bank accounts and/or invested in United States Treasury obligations and/or other obligations guaranteed by the United States Government or any agency thereof. Interest received from such investments will be paid quarterly to the Metro shareholders, except that after two years, interest on the Damages Escrow will accrue and be paid out proportionally with any disbursements made from such escrow either to the shareholders or to Eller upon claims for the loss of certain bus shelter contracts.

VAN WAGNER LITIGATION AND DISPUTES

     The Company is currently involved in litigation and disputes with certain parties related to the Company's prior agreements with Van Wagner. Pursuant to an agreement dated as of January 1, 1993 and subsequently amended (the "Sales Representation Agreement"), the Company had engaged Van Wagner to act as its exclusive sales representative through March 1999 for the rental by national and regional advertisers of advertising space on the Company's bus stop shelters. The Company retained the right to rent shelter space to all local advertisers. The Company and Van Wagner also entered into a 15-year Joint Venture Agreement in November 1994 for the purpose of seeking additional contracts and/or permits from municipalities throughout the United States for bus shelter advertising and of managing, developing and operating such shelters and the advertising space in connection therewith. See Note 6 to the Notes to Consolidated Financial Statements of Metro included in this Proxy Statement.

     In April 1997, OSI, a direct competitor of Metro, acquired Van Wagner and changed Van Wagner's name to Outdoor Systems of New York, Inc. ("OSI-NY"). Following this acquisition and the assertion by OSI-NY that it would assume and continue Van Wagner's position as Metro's sales representative, the Company gave notice that it was terminating the Sales Representation Agreement based upon various alleged breaches and on Metro's conclusion that, because of OSI's ownership and control, OSI-NY has a fundamental conflict of interest which disables it from effectively representing Metro's interests. Metro's Board of Directors concluded that OSI-NY could not reasonably be expected to act as Metro's exclusive sales representative since such activities would be in conflict with those of OSI-NY's parent company (OSI) and would jeopardize the confidentiality of Metro's proprietary information and trade secrets. OSI and OSI-NY dispute Metro's position on this matter and have asserted that OSI-NY is ready, willing and able to perform its duties under the agreement and that Metro is refusing to permit it to do so. Metro also asserted that the sale of Van Wagner to OSI violated a provision of the agreement which prohibits Van Wagner from assigning the agreement; OSI-NY contends that, notwithstanding the change of control of Van Wagner, there has been no assignment since the same corporate entity would continue to act as sales representative. OSI-NY also disputes Metro's other asserted grounds for terminating the Sales Representation Agreement.

     The Sales Representation Agreement also provides that if Metro intends to accept an offer from a third party to purchase all or a substantial part of Metro's assets, Metro must give Van Wagner a right of first refusal to acquire the assets on the same terms. Since this provision makes no reference to a sale of stock or a merger, Metro believes that it does not apply to the proposed merger transaction with Eller. Nevertheless, in order to avoid any dispute on this point, Metro sent notice of the transaction to the Van Wagner Group on May 23, 1997 and attached the letter of understanding executed between Eller and Metro. OSI did not respond to Metro's notice. The Sales Representation Agreement requires that any exercise of the right of first refusal must occur within 30 days of notice, or else Metro could proceed to contract with a third party within 90 days thereafter on the same terms and conditions. On July 16, 1997, the Company sent notice to the Van Wagner Group of the failure to exercise the right of first refusal and Metro's freedom to contract with Eller on the terms set forth in the letter of understanding. To confirm that Metro was contracting with Eller on the same terms as offered to the Van Wagner Group, Metro sent a draft of the Merger Agreement to the Van Wagner Group on August 1, 1997. On August 15, 1997, the Van Wagner Group sent a letter to the Company alleging that Metro was inconsistent as to whether the right of first refusal applied to the transaction with Eller, that Metro indicated that it did not intend to allow OSI-NY to exercise the right of first refusal and that OSI-NY had only recently received the complete "Purchase Agreement." On September 8, 1997 (which is within 90 days of the termination of the right of Van Wagner to exercise its right of first refusal), the Company entered into an Agreement and Plan of Merger with Eller.

     It is possible that OSI-NY will still seek to enforce the right of first refusal. Metro's management believes that in the unlikely event that a court were to uphold OSI-NY's right of first refusal, OSI-NY would then be required to acquire Metro on the same terms as offered to Eller and the shareholders would be in substantially the same position as they are currently. In the event of such an acquisition by OSI-NY, Metro's management believes that the consolidation of Metro into the Van Wagner Group would likely result in the termination of the Van Wagner litigation, thereby requiring that the Specific Performance Escrow be distributed pro rata to the Metro shareholders at that time.

     On June 12, 1997, the Company filed an action against Van Wagner, Richard Schaps (the previous majority shareholder of Van Wagner), OSI and OSI-NY in the U.S. Bankruptcy Court in the Central District of California (Orange County) seeking damages, injunctive relief against the use of Metro's trade secrets or proprietary information, and declaratory relief determining that the Sales Representation Agreement is no longer binding upon Metro. On June 20, 1997, OSI-NY filed an action against the Company in California Superior Court in Orange County alleging breach of contract and seeking declaratory relief; this state action was subsequently removed to the U.S. Bankruptcy Court and is likely to be consolidated with the action brought by Metro.

     The Company filed a motion for a preliminary injunction to prevent OSI and OSI-NY from interfering with the sale and merger of Metro. This motion was denied by the Bankruptcy Court. Metro filed a First Amended Complaint in December 1997. The Court has scheduled a status conference for April 6, 1998.

     Metro will seek a Court determination that the Sales Representation Agreement has been properly terminated. If and when a satisfactory final determination is made on this issue (or if OSI-NY agrees that it has no right of specific performance to act as sales representative), then all but the Van Wagner Escrow, and the Damages Escrow if not yet distributed, will be released from escrow and distributed pro rata to the Metro shareholders; see "The Merger
- Contingencies and Adjustments Affecting the Merger Consideration." In this event, the litigation would then involve primarily claims by the various parties for monetary damages.

     Metro believes that regardless of whether it has sufficient grounds to terminate the Joint Venture Agreement, Metro can not be forced to perform any activities thereunder or to engage in business with OSI-NY since the Joint Venture Agreement is a partnership arrangement, and any partner has the right to withdraw from a partnership; however, this would not necessarily be determinative of the question of whether either party is entitled to monetary damages under the Joint Venture Agreement.

     Pursuant to the terms of the Van Wagner Escrow described under "The Merger
- Contingencies and Adjustments Affecting the Merger Consideration," if there is a determination prior to the fifth anniversary of the Merger that OSI-NY is entitled to only monetary damages against Metro, then all funds except the Van Wagner Escrow (initially $5,000,000), and the Damages Escrow if not yet distributed, will be released from escrow and distributed pro rata to the Metro shareholders. If such a determination is not made within five years after the Closing of the Merger, then the impact upon Eller will be quantified by arbitration as set forth in said description of the Van Wagner Escrow, and that amount, together with the Van Wagner Escrow, would constitute the maximum possible reduction of the Merger Consideration. The Company is unable to predict how much, if any, of the funds held in the Van Wagner Escrow will ultimately be released and distributed to the Metro shareholders.

BACKGROUND OF THE MERGER

     Pursuant to the Sales Representation Agreement entered into between the Company and Van Wagner in 1993, the Company had engaged Van Wagner to act as its exclusive sales representative for the rental of its advertising space through March 1999, subject to automatic extension for an additional five years if certain performance criteria are met. In April 1997, OSI, a direct competitor of the Company, acquired Van Wagner. Following that acquisition and the assertion by OSI's affiliate that it would assume Van Wagner's position as the Company's sales representative, the Company terminated the Sales Representation Agreement on the grounds that there had been various material breaches of such agreement, which termination and breaches are the subject of the pending litigation described above, and notified OSI and its affiliates of such.
Without a sales representative, the Company re-evaluated its business position.

     The outdoor advertising industry has experienced a trend of consolidation over the past several years. Although the Company has been steadily growing its business base for the past five years at an annual rate of approximately 15%, the outdoor advertising industry, and particularly other bus stop shelter advertising companies, are expanding at a much faster rate due primarily to acquisitions and mergers within the industry. In order to keep pace and remain competitive within the industry, the management gave primary consideration to two alternatives: (1) a public offering of securities to acquire sufficient capital to expand its business base, or (2) exploring the possibilities of a merger or acquisition with a larger established company which desires to expand its shelter operations.

     Due to the greater length of time and expense involved in conducting a public offering, the Board of Directors decided to explore a potential merger or acquisition. Management and the Board reviewed information and made analyses of the established outdoor advertising companies that appeared to have sufficient capital resources and a sound track record for expansion of bus stop shelter operations through acquisitions and/or mergers. Although the Company has been able to finance the development and construction of bus shelters, which have a relatively low capital investment compared to the cost of full size billboards, the Board recognized that a business engaged almost entirely in bus shelters is at a disadvantage in attracting advertisers, and does not have the economies of scale that an outdoor advertising company with nationwide billboard locations would have. The Board felt that in the current economy, Metro could be an attractive acquisition candidate for larger companies because of the synergy possible from marketing a combination of bus shelters and billboard space in offering display faces to advertisers.

     In 1997, one of the three candidates identified by the Company, Eller, expressed a genuine interest in a consolidation with the Company. Scott Kraft, the President of the Company, recommended this offer to the Board of Directors and subsequently conducted the initial negotiations of the transaction with Eller. In the negotiations, Mr. Kraft pointed out to Eller that Metro already has an infrastructure of municipal contracts, permits and bus shelters in place, giving Eller an immediate base to build upon. He noted that a large investment of time and money is required in order to obtain municipal contracts and permits to build and operate bus shelters, and to obtain advertisers, and that Metro had already expended funds to build its existing bus shelters and paid fees to local governments for such contracts and permits. After further discussion and Eller's due diligence review of the Company, including an evaluation of the Company's bus shelter advertising marketing potential, Eller made an initial offer to the Company in early 1997 of $41,800,000 for the purchase of 100% of the Company's stock. On May 3, 1997, the Board of Directors of the Company authorized management to enter into a letter of intent with Eller. Subsequent negotiations between the Company and Eller involved, among other things, the extent of the excluded assets, payment terms, the use of escrow accounts, and ancillary agreements.

     The initial Merger Agreement, in the form signed as of September 8, 1997, was substantially similar to the basic terms of the amended and restated Merger Agreement attached hereto as Exhibit A, except that under the initial Merger Agreement, if the issue of specific performance in the Van Wagner litigation was not resolved prior to the Closing, Eller would have delivered a promissory note for the full amount of the Merger Consideration, backed by a bank letter of credit, instead of the present arrangement under which Eller will be depositing all cash in the escrow. In addition, the initial Merger Agreement provided that if the issue of specific performance in the Van Wagner litigation was not resolved within three years, stockholder representatives could require Eller to either distribute the Merger Consideration except for a Van Wagner Escrow or unwind the whole transaction, thereby returning Metro to the shareholders, terminating any obligations of Eller to pay consideration to the Metro shareholders and requiring Metro to pay to Eller any sums advanced to Metro during the three year period. Also, $1,000,000 of the Merger Consideration would have been distributed to BSON as a contribution to capital. For tax purposes, Eller's delivery of a promissory note rather than cash would have enabled the Metro shareholders to use installment sale treatment in recognizing their gain, if any, on their shares of the Company; but the parties decided to use cash instead of a promissory note and to eliminate the possible unwind and the contribution to BSON in favor of the arbitration provisions and an increase in shareholder consideration because such initial provisions would have entailed issues under the securities laws that the parties felt would be burdensome and would delay the Closing of the Merger. The respective Boards of Directors of Eller and the Company have approved the Merger Agreement, subject to approval by the Company's shareholders.

REASONS FOR THE MERGER

     The Board of Directors of the Company believes that the Merger is fair to the shareholders of the Company and has approved the Merger Agreement and recommended it for adoption by the shareholders of the Company. In determining to approve the Merger Agreement and to recommend that the shareholders approve and adopt the Merger Agreement, the Board of Directors considered a number of things, including, without limitation, the following:

     (a) Presentations from, and discussions of the terms and conditions of the Merger with, senior executive officers of the Company and representatives of its legal counsel and its accountants;

     (b) Information with respect to the financial condition, results of operations and business of the Company, on both a historical and prospective basis, and current industry, economic and market conditions;

     (c) The absence of a public market for the Metro Common Stock and the fact that no dividends are paid on the Common Stock;

     (d) The consideration to be paid to the Company's shareholders in the Merger and the payment terms;

     (e) The exclusion of BSON and certain assets from the Merger, the continuing ownership of BSON, as an independent corporation, by the shareholders of the Company, and the execution of the Consulting Agreement between BSON and Eller;

     (f) In the past five months, no other unaffiliated party has made any firm offer to the Company to acquire the Company and, since the announcement of the Merger in principle, no party has expressed an interest in acquiring the Company.

FAIRNESS OF MERGER CONSIDERATION

     The Company's Board of Directors believes that the Merger is fair to and in the best interest of the holders of Common Stock and thus recommends the Merger Agreement to the shareholders based upon the following factors:

     . The opinion of management that the Merger Consideration to be received by the Company's shareholders in the Merger was, as of September 8, 1997, fair to the shareholders from a financial point of view;

     . The Board of Directors regards the initial cash consideration of more than $35 per share of Common Stock, subject to the various reductions and contingencies described under "Contingencies and Adjustments Affecting the Merger Consideration" above, and the other terms of the Merger Agreement, as fair to Metro and its shareholders.

     . Shareholders will have dissenters' rights so that any shareholder who believes that the Merger Consideration is unfair or inadequate will, by strictly complying with Sections 1300-1302 of the California General Corporation Law, be entitled to a judicial determination of the fair value of the shareholder's Common Stock. See "Dissenters' Rights."

THE MERGER AGREEMENT

     Merger. The Merger Agreement provides that, on the Closing Date, EMS will be merged with and into the Company. The separate corporate existence of EMS will cease and the Company will continue as the surviving corporation (the "Surviving Corporation"), as a wholly-owned subsidiary of Eller. The Articles of Incorporation and the Bylaws of Metro will be the Articles of Incorporation and Bylaws of the Surviving Corporation.

     Consideration. On the Closing Date of the Merger, each share of Common Stock, other than Common Stock in respect of which dissenters' rights have been properly exercised, will be cancelled and extinguished and converted into the right to receive, subject to certain adjustments and holdback provisions described in "Contingencies and Adjustments Affecting the Merger Consideration" above, cash in an amount equal to $41,800,000 divided by the number of outstanding shares of Common Stock, which will be placed in escrow until the resolution of certain litigation and other matters. See " - Distribution of the Consideration." Each share of Common Stock held in treasury by Metro on the Closing Date will be cancelled and extinguished. Each share of common stock of EMS issued and outstanding immediately prior to the Closing Date automatically will be converted into and become one share of common stock of the Surviving Corporation.

     The rights of shareholders to receive the Merger Consideration will be nontransferable except by will and the laws of descent and distribution.

     Distribution of the Consideration. Distribution of the Merger Consideration is conditioned upon receipt by Eller of evidence that the only remedy available to the Van Wagner Group in the litigation is monetary damages. See " - Contingencies and Adjustments Affecting the Merger Consideration." In such event, the Escrow Agent will distribute the Merger Consideration in the Specific Performance Escrow to the Metro shareholders. Thereafter, upon a final, non-appealable determination on damages in the Van Wagner litigation, damages and any remaining litigation expenses will be paid from the Van Wagner Escrow. Any amounts remaining in the Van Wagner Escrow after such payments will be distributed to the existing Company shareholders (other than dissenting shareholders). The length of time until satisfaction of the conditions necessary for distribution is uncertain and may indefinitely delay distribution of the Merger Consideration. Generally, however, the duration of such litigation does not exceed two and one half years or, if there is an appeal, six and one half years.

     The Damages Escrow will be held in trust by the Escrow Agent, subject to certain reductions, until the third anniversary of a Damages Escrow and Disbursement Agreement to be entered into between Eller, EMS and the Company on or prior to the Closing Date. See " - Contingencies and Adjustments Affecting the Merger Consideration." As soon as practicable after such three-year period, the Escrow Agent will distribute any funds remaining in the Damages Escrow, with any undistributed interest accrued thereon, to the shareholders pro rata in accordance with their respective ownership of Common Stock on the Closing Date.

     Exchange of Stock Certificates. At the Closing Date, the stock transfer books of the Company will be closed with respect to shares of the Common Stock issued and outstanding immediately prior to the Closing Date and no transfers will be made thereafter on the Company's stock transfer books.

     As soon as practicable after the Closing Date, the Escrow Agent will mail instructions to each shareholder of record regarding the surrender of Common Stock certificates which are entitled to receive the Merger Consideration, together with a letter of transmittal to be used for that purpose. The Escrow Agent, after receiving from a shareholder a duly executed letter of transmittal, together with certificates representing the shares being surrendered and any other items specified in the letter of transmittal, will pay such shareholder, by check, when such consideration may be disbursed, the Merger Consideration to which he, she or it is entitled. Any Merger Consideration not distributed by the Escrow Agent within nine months following the date on which such consideration may be disbursed will be returned to Eller, subject to the continuing rights of holders of unsurrendered certificates.

     SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES REPRESENTING SHARES OF COMMON STOCK WITH THE ENCLOSED PROXY CARD.

     Representations and Warranties. The Merger Agreement contains certain representations and warranties by the Company, Eller and EMS regarding, among other things, the absence of conflict between transactions contemplated by the Merger Agreement and other agreements, documents or judgments; the absence of pending litigation which would affect the Merger; and consents of governmental authorities. In addition, under the Merger Agreement, the Company has made representations regarding, among other things, its capitalization; material contracts and bus shelter contracts; real property leases; licenses and permits; title to, and encumbrances on, properties; and tangible personal property. It is a condition precedent to the consummation of the Merger that the representations and warranties be true and correct in all material respects as of the Closing Date, other than for those given as of a particular date or those relating to capitalization for which indemnification has been specifically provided through the Damages Escrow.

     Covenants. The Merger Agreement contains certain covenants by the Company, Eller and EMS regarding, among other things; conducting Company business in the ordinary course until the Closing, and requiring Eller's consent prior to incurring additional obligations or undertaking significant transactions; the Company transferring certain assets to BSON prior to the Merger; executing the Litigation Responsibility Agreement and Consulting Agreement. See "Interests of Certain Persons; Related Transactions - Litigation Responsibility Agreement;" and "Interests of Certain Persons; Related Transactions - Consulting Agreement."

     Conditions to Merger. The respective obligations of the Company, Eller and EMS to consummate the Merger are subject to the satisfaction or waiver of, among other things, the following conditions: (a) the approval and adoption of the Merger Agreement by the shareholders of the Company; (b) the procurement of necessary government and third-party approvals; (c) the absence of any action or proceeding instituted to restrain or prohibit the Merger; (d) the execution of the Damages Escrow Agreement, the Litigation Responsibility Agreement, and the Consulting Agreement, and, if necessary, execution of the Van Wagner Escrow Agreement; and (e) the representations and warranties are true and correct in all material respects as of the Closing Date, other than for those given as of a particular date or those for which indemnification has been specifically provided through the Damages Escrow. In addition, the obligations of the Company to consummate the Merger are further subject to receipt of a letter from the Securities and Exchange Commission that the Distribution does not constitute a sale or that the staff will not recommend enforcement action if the Distribution is effected without registration; and delivery by Eller of the Merger Consideration.

     The respective obligations of Eller and EMS to consummate the Merger are further subject to, among other things, the satisfaction of the following conditions, on or prior to the Closing date: (a) all representations and warranties of the Company are true and correct as of the Closing date, other than for those given as of a particular date or those for which indemnification has been specifically provided through the Damages Escrow; (b) all covenants of the Company required to be performed or complied with prior to the Closing date will have been performed or complied with as of the Closing date; (c) all options and stock rights of the Company will have been exercised, unless indemnification has been specifically provided through the Damages Escrow; (d) the parties have procured the necessary government and third party approvals, including municipality approvals for the transfer of certain bus shelter contracts and the approval of a lessor for the transfer of a lease; (e) counsel for the Company has given a legal opinion; (f) BSON will have undertaken in writing to reimburse Eller for certain employee costs; and (g) Eller will have received a price adjustment schedule from the Company detailing the expenses to be paid in reduction of the Merger Consideration. In addition, the obligations of the Escrow Agent to distribute the Merger Consideration are subject to the Company providing for or resolving certain pending litigation and other matters. See " - Distribution of the Merger Consideration."

     There can be no assurance that all of the conditions to the obligations of Eller and EMS to consummate the Merger will be satisfied. In such event, even if the shareholders approve and adopt the Merger Agreement, it is possible that the Merger would not be consummated and that the Merger Agreement would be terminated.

     Confidentiality; Press Releases. Eller and EMS, as one, and the Company, as another, agree to keep non-public information regarding each other confidential and agree that such party will only use such information regarding the other in connection with the Merger and not disclose any of such information other than (i) to such party's directors, officers, employees, representatives and agents involved with the Merger transactions, (ii) to the extent such information presently is or hereafter becomes available, on a non-confidential basis, from a source other than the other party, and (iii) to the extent disclosure is required by law, regulation or judicial order by any governmental authority, in which case such party will advise the other of such requirement so that a protective order may be sought. In addition, neither of such parties will make any press release or public announcement in connection with the Merger without the prior written consent of the other party or, if required by law, without prior consultation with the other party.

     Termination. The Merger Agreement may be terminated (a) at any time on or prior to the Effective date by the mutual consent of the parties in writing; (b) at any time prior to the Closing Date (i) by Eller and EMS giving written notice to the Company if the Company has breached any material representation, warranty or covenant in any material respect, for which indemnification has not been provided through the Escrow Consideration, and the breach has continued without cure for 30 days following notice from Eller or EMS, or if the Closing will not have occurred on or before January 31, 1998 by reason of failure of any covenant of the parties (unless the failure results primarily from a breach by Eller or EMS); (ii) by the Company giving written notice to Eller and EMS if Eller or EMS has breached any material representation, warranty or covenant in any material respect and the breach has continued uncured for 30 days following notice from the Company, or if the Closing will not have occurred on or before January 31, 1998 by reason of failure of any covenant of the parties (unless the failure results primarily from a breach by the Company); or (c) at any time after the Annual Meeting by any party in the event that the Merger Agreement fails to receive the requisite shareholder approval.

     Amendment. The parties may amend the Merger Agreement by agreement in writing at any time prior to the Closing Date; provided that any amendment subsequent to shareholder approval of the Merger Agreement will require approval by the Board of Directors of each party and will not alter or change the amount of Merger Consideration or any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the shareholders of the Company.

     Expenses. Whether or not the Merger is consummated, the parties will pay their own respective legal, accounting, out-of-pocket and other expenses, except that Eller and the Company will divide and share equally filing fees in connection with government filings necessary to consummate the Merger. If the Merger is consummated, the expenses of the Company will be paid by the Disbursement Agent from the Merger Consideration.

     Indemnification. The Company will indemnify Eller and its stockholders, directors and officers against any and all liabilities and losses arising out of or related to the execution, delivery or performance by Eller of the Interim Sales Representation Agreement entered into by Eller and the

Company dated as of May 27, 1997. See "Interests of Certain Persons; Related Transactions - Interim Sales Representation Agreement."

STOCKHOLDER REPRESENTATIVES

     From the Closing Date until the appropriate distribution of all of the Merger Consideration, certain stockholder representatives (the "Stockholder Representatives") will act on behalf of the Company's shareholders to oversee the effectuation of the Merger Agreement terms and the resolution of the Van Wagner litigation. By approving and adopting the Merger Agreement, the shareholders of the Company will be deemed to have appointed the Stockholder Representatives as each such shareholder's true and lawful attorney in fact and agent, for such shareholder and in such shareholder's name, (i) to receive all notices and communications directed to such shareholder under the Merger Agreement, any exhibit thereto and any document executed in connection therewith, (ii) to execute and deliver any and all documents required to be executed and delivered by such shareholder pursuant to the Merger Agreement and any exhibit thereto in order to effect the transactions contemplated thereby, and (iii) execute and deliver all instruments and documents of every kind incident to the foregoing with the same effect as such shareholder could do personally.

     The initial Stockholder Representatives will be Allan L. Ross, M.D., the Company's current Chairman of the Board; Scott A. Kraft, the Company's current President and Chief Executive Officer; and Robert C. Lamb, the Company's current General Manager. The Stockholder Representatives will act pursuant to a majority vote of the Stockholder Representatives. All actions of the Stockholder Representatives will be valid and effective for all purposes if signed by any two Stockholder Representatives.

     The Stockholder Representatives will (i) manage the conduct of the Van Wagner litigation, subject to consultation with Eller and Metro, (ii) approve all costs, expenditures and settlements relating to the Van Wagner litigation prior to payment, (iii) enter into the escrow agreements necessary, including the Specific Performance Escrow, Damages Escrow and Van Wagner Escrow substantially in accordance with the terms and conditions set forth in "Contingencies and Adjustments Affecting the Merger Consideration" above, (iv) verify claims made by Eller for payment out of the escrows, which claims are subject to arbitration if disputed by the Stockholder Representatives and unresolved with Eller, (v) manage any arbitration or any other dispute or matter on behalf of the shareholders which is necessary for carrying out the terms and provisions of the Merger Agreement and (vi) provide annual reports to the Metro shareholders regarding the status of the Van Wagner litigation and the escrows.

     The shareholders entitled to receive a majority of the Merger Consideration may remove the Stockholder Representatives at any time. If a Stockholder Representative should die, resign, refuse to serve, become incapacitated or be removed by the shareholders, his successor will be Mark R. Boileau; and if he or another Stockholder Representative should die, resign, refuse to serve, become incapacitated or be removed by the shareholders, the next successor will be Michael W. Slater. Thereafter, the shareholders entitled to receive a majority of the Merger Consideration will appoint each successor within 21 days of the death, resignation, refusal to serve, incapacitation or removal of a Stockholder Representative. Such successor shall be either a shareholder or otherwise acceptable to Eller. If the shareholders fail to appoint a successor within such 21 day period, then Eller will have the right to appoint the successor from among the shareholders. The appointment of a successor Stockholder Representative according to any manner permitted above will be final and binding upon all of the shareholders.

     The Stockholder Representatives will not be liable for any error in judgment, unless it is the result of their gross negligence or willful misconduct.

     All expenses incurred by the Stockholder Representatives in connection with their duties under the Merger Agreement and the exhibits thereto will be paid out of the Merger Consideration and, by approving the Merger Agreement, the Metro shareholders will agree to indemnify the Stockholder Representatives against all claims, liabilities and costs for anything done or omitted by them in the performance of the Merger Agreement or any exhibit thereto, except as a result of their own gross negligence or willful misconduct.

TRANSFER OF ASSETS TO BSON AND DISTRIBUTION OF BSON STOCK

     Prior to the Closing Date, and subject to approval and adoption of the Merger Agreement by the Company's shareholders, the Company will transfer the following assets to BSON: (a) the capital stock of Bay Area Transit Shelters, Inc. ("BATS") owned by Metro; (b) Monterey/Salinas Transit Agreement by and between Monterey/Salinas Transit and a joint venture consisting of Metro and BATS; (c) Metro's pending lawsuits with the cities of Lake Forest, Laguna Hills and Victorville regarding violations of First Amendment Rights, and any financial settlements derived therefrom (See "Interests of Certain Persons; Related Transactions - Litigation Responsibility Agreement"); (d) bus shelter contracts with the City of North Las Vegas, the City of Las Vegas and Clark County; (e) Regional Transportation commission, Joyce & Associates and BSON Bus Wrap Agreement by and between Metro and Regional Transportation Commission; (f) accounts receivable through the Closing Date; (g) Media Asia Agreement by and between Metro and Media Asia; (h) lease for postage meter by and between Pitney Bowes Credit Corporation and Metro; (i) lease for burglar alarm by and between ADT and Metro; (j) certain vehicles, computers and software, and office equipment and furniture; (k) the 536 bus shelters of Metro which are leased by BSON. For further information regarding BSON, see "Bustop Shelters of Nevada, Inc. (BSON)."

     In addition, prior to the Closing Date, and subject to approval and adoption of the Merger Agreement by the Company's shareholders, the Company will declare a pro rata dividend on shares of Common Stock of the Company pursuant to which the Company will distribute to the Company's shareholders shares of common stock of BSON so that BSON will become a corporation separate and distinct from, and no longer a subsidiary of, the Company. The shareholders of the Company will become the shareholders of BSON. BSON currently has 2,500 shares of common stock authorized, issued and outstanding. It is contemplated that prior to the Distribution the Articles of Incorporation of BSON will be amended to authorize 1,500,000 shares of common stock and that the Board of BSON will then issue a sufficient number of shares of BSON common stock to provide for a dividend on each share of Metro Common Stock of one share of BSON common stock. The Articles of Incorporation of BSON, as they will be amended prior to the Distribution, are attached hereto as Exhibit C. The common stock of BSON is subject to various restrictions on transferability. See "Special Considerations Regarding Merger and Related Transactions - Risks Associated With BSON - Illiquid Stock of BSON." BSON will not participate in the Merger, other than as described in this Proxy Statement. Neither the transfer of assets nor the Distribution are part of the Merger Consideration.

     The current officers and directors of Metro are Allan L. Ross, M.D., Chairman of the Board and a director; Scott A. Kraft, President and Chief Executive Officer; William M. Slater, Secretary and a director; and Mark R. Boileau, director. Prior to the Distribution, and subject to shareholder approval of the nominees for the Board Directors set forth in PROPOSAL TWO, it is anticipated that Metro, as sole shareholder of BSON, will elect the directors of Metro to be the directors of BSON and that the directors of BSON will appoint the officers of Metro to be the officers of BSON. The Articles of Incorporation and Bylaws of BSON, as they will be amended prior to the Distribution, are attached hereto as Exhibits C and D.

REGULATORY APPROVALS

     The parties to the Merger will take appropriate action with respect to any requisite approvals or other action of any court, administrative agency or commission or other government authority or instrumentality, whose consent, approval, order or authorization, or with whom registration, declaration or filing of the Merger Agreement is required to consummate the Merger, subject to the provisions of the Merger Agreement. The Merger Agreement provides that the obligation of Eller and EMS to consummate the Merger is conditioned upon Eller receiving any necessary approvals or orders from the United States Bankruptcy Court for the Central District with respect to the Merger. Such approvals or orders have not yet been sought.

DISSENTERS' RIGHTS

     Pursuant to Chapter 13 of the California General Corporation Law ("GCL"), holders of shares of Company Common Stock are entitled to rights of dissent and appraisal of the value of their shares of Common Stock in connection with the Merger. The failure of a dissenting shareholder to follow the appropriate procedures may result in the termination or waiver of such dissenters' rights.

     Pursuant to the terms of the Merger Agreement, if holders of Common Stock of the Company have exercised dissenters' rights under Chapter 13 of the GCL in connection with the Merger, any Dissenting Shares (as defined below) will not be converted into the right to receive the Merger Consideration, but will become entitled to such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the laws of the State of California.

     If the Merger is approved by the required vote of the shareholders and is not abandoned or terminated, each shareholder who has not voted in favor of the Merger and who follows the procedures set forth in Chapter 13 will be entitled to have his shares of Common Stock purchased by the Company for cash at their fair market value. The fair market value of shares of Common Stock will be determined as of the date before the first announcement of the terms of the proposed Merger, excluding any appreciation or depreciation in consequence of the proposed Merger. The shares of Common Stock with respect to which holders have perfected their purchase demand in accordance with Chapter 13 and have not effectively withdrawn or lost such dissenters' rights are referred to in this Proxy Statement as the "Dissenting Shares."

     Within 10 days after approval of the Merger by the shareholders, the Company must mail a notice of such approval (the "Approval Notice") to all shareholders who have not voted in favor of approval and adoption of the Merger Agreement, together with a statement of the price determined by the Company to represent the fair market value of the applicable Dissenting Shares (determined in accordance with the immediately preceding paragraph), a brief description of the procedures to be followed in order for the shareholder to pursue his or her dissenters' rights, including the date by which action must be taken, and a copy of Sections 1300-1304 of the GCL. The statement of price by the Company constitutes an offer by the Company to purchase all Dissenting Shares at the stated amount. Only a holder of record of shares of Common Stock of the Company on the Record Date (or his duly appointed representative) is entitled to assert a purchase demand for the shares registered in that holder's name. The Company's determination of the fair market value of the Dissenting Shares may be more or less than the Merger Consideration.

     A shareholder electing to exercise dissenters' rights must demand in writing from the Company the purchase of his shares of Common Stock and payment to the shareholder of their fair market value and must submit the certificate(s) representing the Dissenting Shares to the Company for endorsement as Dissenting Shares. A holder who elects to exercise dissenters' rights should mail or deliver his or her written demand to the Company at 15265 Alton Parkway, Suite 100, Irvine, California 92618, directed to the attention of William M. Slater, Secretary. The demand should specify the holder's name and mailing address, the number of shares of Common Stock owned by such shareholder and state that such holder is demanding purchase of his shares and payment of their fair market value, and must also contain a statement as to what the shareholder claims to be the fair market value of such shares, determined in accordance with the second preceding paragraph. Such statement of the fair market value of the shares constitutes an offer by the shareholder to sell the shares to the Company at that price. The demand must be received by the Company not later than 30 days after the date the Approval Notice was mailed to the shareholder. The certificate(s) representing the Dissenting Shares must be submitted for endorsement within 30 days after the date of the Approval Notice.

     If the Company and the shareholder agree that the shares are Dissenting Shares and agree upon the purchase price of the shares, the dissenting shareholder is entitled to the agreed upon price with interest thereon at the legal rate on judgements from the date of such agreement. Payment for the Dissenting Shares must be made within 30 days after the later of the date of such agreement or the date on which all statutory and contractual conditions to the Merger are satisfied, and is subject to surrender to the Company of the certificate(s) for the Dissenting Shares.

     If the Company denies that the shares are Dissenting Shares, or if the Company and the shareholder fail to agree upon the fair market value of the shares, then within six months after the date the Approval Notice was mailed to shareholders, any shareholder who has made a valid written purchase demand and who has not voted in favor of approval and adoption of the Merger Agreement may file a complaint in the Superior Court of Orange County (the "Court") requesting a determination as to whether the shares are Dissenting Shares or as to the fair market value of such holder's shares of Common Stock, or both, or may intervene in any pending action brought by any other shareholder.

     In a trial of the action, the Court will determine first whether the shares are Dissenting Shares, if their status is an issue. If the fair market value of the Dissenting Shares is an issue, the Court will determine, or appoint one or more impartial appraisers to determine, the fair market value of the shares.

     If any holder of shares of Common Stock who demands the purchase of his shares under Chapter 13 of the GCL fails to perfect, or effectively withdraws or loses his or her right to such purchase, the shares of such holder will be converted into a right to receive the Merger Consideration multiplied by the number of shares of Common Stock held by such person in accordance with the Merger Agreement.

     The foregoing summary does not purport to be a complete statement of the provisions of Chapter 13 of the GCL and is qualified in its entirety by reference to such Chapter, a copy of which is attached hereto as Exhibit B. Shareholders who are considering dissenting should consult legal counsel.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     General. The following is a summary of the material federal income tax considerations of the Merger and the Distribution that are generally applicable to holders of Common Stock. The discussion does not address all of the federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, foreign corporations, nonresident alien individuals and persons who do not hold their Common Stock as a capital asset and persons who are subject to the alternative minimum tax. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

     The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), including the Taxpayer Relief Act of 1997 (the "1997 Tax Act"), Treasury regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions all in effect as of the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively in a manner that could adversely affect a holder of the Common Stock. The Company has not sought and will not seek any rulings from the IRS with respect to the positions of the Company discussed below. Consequently, the IRS is not precluded from taking a different position concerning the tax consequences of the Merger and the Distribution.

     IN VIEW OF THE SUMMARY AND LIMITED NATURE OF THE DISCUSSION, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

     Merger Treated as a Sale of Common Stock. The Merger will be treated as a sale of the holder's Common Stock to Eller in exchange for the holder's share of the Merger Consideration (as it may be adjusted as of the Closing). The Merger Consideration, although it will all likely be all held in escrow, will give rise to the recognition of gain or loss to the extent of the difference between the holder's share of the Merger Consideration and the adjusted basis of the holder's Common Stock. After the holder's taxable year in which the gain or loss on the Merger has been recognized, any subsequent downward adjustment to the Merger Consideration (e.g., by withdrawals from the Damages Escrow or the Van Wagner Escrow) would represent a capital loss to a holder to the extent of the holder's share thereof in the holder's taxable year in which the adjustment occurs.

     Under the 1997 Tax Act, capital gains of an individual holder who has held the Common Stock for more than one year, but not more than 18 months, will be subject to a maximum federal income tax rate of 28% and, if the Common Stock has been held by such holder for more than 18 months, a maximum rate of 20%.
Capital gains of a corporate holder are subject to tax at normal corporate federal income tax rates.

     The Code limits the deductibility of capital losses. For corporate taxpayers, capital losses may be deducted only to the extent of capital gains; and unused capital losses may, in general, be carried back three years and carried forward five years. For individual taxpayers, capital losses are deductible in each taxable year as an offset against capital gains and as an ordinary deduction for up to an additional $3,000; and any unused capital losses may be carried forward indefinitely.

     Interest; Backup Withholding. Interest received out of the escrows will be taxable as ordinary income to the recipient.

     A holder receiving such interest may be subject to backup withholding at a rate of 31% with respect to interest (and original issue discount) unless such holder (i) is a corporation or other exempt recipient and, when required, demonstrates that fact, or (ii) provides, when required, a correct taxpayer identification number, certifies that backup withholding is not in effect and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax; any amounts so withheld are creditable against the holder's federal income tax, provided the required information is provided to the IRS.

     The Distribution of BSON Stock.  As a result of the application of either section 311(b) of the Code or new section 355(e) of the Code, added by the Act, Metro will be required to recognize gain on the Distribution to the extent of the excess, if any, of the value of the BSON Stock over its adjusted basis. Based on the appraisal of BSON made by Peck & Lopez and the determination of Peck & Lopez of the adjusted basis of the BSON Stock prior to the Distribution, little or no such excess should exist and, accordingly, little or no gain is anticipated to be recognized.

     It is unclear whether the Distribution (a) will be subject to nonrecognition treatment to the holders of Common Stock by reason of the fulfillment of the requirements of section 355 of the Code or (b) subject to treatment as taxable because such requirements have not been met. In the case of (a), no gain or income would be recognized to the holder on the receipt of BSON Stock; and the adjusted basis of the Common Stock at the time of the Distribution would be apportioned between the holder's Common Stock and the BSON Stock received in the Distribution, based on their relative fair market values. Under case (b), in view of the determination of Peck & Lopez that Metro has no accumulated earnings and profits and is not anticipated to have any current earnings and profits through the Closing, the Distribution should not give rise to dividend income to the holder. The holder would, however, be required to reduce the adjusted basis of the holder's Common Stock to the extent of the value of such BSON Stock received in the Distribution (and recognize gain if and to the extent that the value of the BSON Stock exceeded the adjusted basis of the holder's Common Stock). The adjusted basis of the BSON Stock to the holder would be its value at that time.

     In both case (a) and case (b), whichever is applicable, the adjusted basis of the holder's Common Stock will be reduced for the purpose of computing gain on the Merger.

     In light of the fact that the Distribution is not likely to give rise to a significant immediate tax cost to a holder, the uncertainty of the issue of establishing the satisfaction of the strict requirements of section 355 of the Code permitting nonrecognition treatment for certain spinoff transactions, and the cost to Metro of attempting to do so, Metro does not intend to report the Distribution as qualifying under case (a). It is therefore recommended that each shareholder report the Distribution as falling under case (b).

ACCOUNTING TREATMENT

     The Merger will be accounted for under the "purchase" method of accounting whereby the purchase price will be allocated among the Company's assets and liabilities based on the fair value of the assets acquired and liabilities assumed.


                            BUSINESS OF THE COMPANY

GENERAL

     The Company, a California corporation, was incorporated in 1984 and subsequently reincorporated in 1987. On January 22, 1992, the Company voluntarily entered into bankruptcy proceedings. On January 7, 1994, the Company emerged from bankruptcy under entirely new management.

     The Company is primarily in the business of renting advertising space on panels located in bus stop shelters. Each bus stop shelter ("shelter") consists of a covered bus stop bench and two advertising panels protected by acrylic.
The shelters are owned, installed and maintained by the Company and are currently located in approximately 60 municipalities throughout Southern California.

     The Company also rents advertising space in shelters located in Clark County, Nevada, including the City of Las Vegas, through BSON, its wholly-owned subsidiary.

BACKGROUND/PRIOR BANKRUPTCY

     The Company was incorporated in California in 1984 and subsequently reincorporated in 1987. Until early in 1992, the Company was controlled and managed by persons no longer associated with the Company ("Prior Management"). Under Prior Management, the Company was in the business of designing, manufacturing, selling, installing and maintaining shelters and renting advertising space in such shelters. In particular, however, until the end of December 1991, the Company's primary business and source of revenues was the "sale" of shelters to unaffiliated investors. The shelters were "sold" to investors by the Company, generally for $10,000 per shelter, and then were "leased" back by the Company. The Company, in turn, agreed to install and maintain the shelters on behalf of the owner/investors and to pay the owner/investors a fixed monthly rental. Prior Management, however, was unable to derive sufficient advertising revenues from the shelters it leased to make the promised monthly rent payments to the owner/investors of the shelters. (As of December 1991, the Company generated approximately $200,000 per month from shelter advertising revenues, while its monthly obligation to its shelter owner/investors was approximately $1,300,000.) Accordingly, the Company attempted to cover the cash shortfall through increased sales of additional shelters (many of which were never installed).

     In 1991, the Securities and Exchange Commission (the "Commission") commenced an investigation of Prior Management and the Company for the alleged sale of unregistered securities and other possible causes of action. The Commission alleged that the sale and leaseback of the shelters constituted an unlawful sale of securities. In January 1992, the Commission obtained an injunction in the United States District Court for the Central District of California against Prior Management to prevent the sale of additional shelters. In conjunction with the Commission's investigation, the Federal Bureau of Investigation commenced an investigation of Prior Management.

     On January 22, 1992, the Company and Continental Shelters, Inc., a California corporation then owned and controlled by Prior Management, filed a voluntary petition before the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court") for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). On January 29, 1992, Prior Management resigned as officers of the Company. On February 1, 1992, the Company entered into a Consent to Entry of Permanent Injunction with the Commission which, in general, permanently restrained and enjoined the Company and its officers from engaging in activities in violation of Section 5 of the Securities Act of 1933, as amended.

     On November 24, 1993, the Bankruptcy Court entered an order confirming the Company's Sixth Amended Joint Plan of Reorganization (the "Plan"), and on January 7, 1994, the Company emerged from bankruptcy. The following is a summary of some of the major aspects of the Plan:

     (a) All of the capital stock of the Company outstanding prior to the filing of the bankruptcy petition (i.e., the capital stock owned by Prior Management and a small group of other investors) was cancelled.

     (b) All of the "leases" with the owner/investors of the shelters were cancelled, the Company acquired ownership of all of the "leased" shelters, and the claims of the shelter owner/investors (approximately $105,000,000 in the aggregate) were exchanged for a total of 820,578 shares of the Company's Common Stock.

     (c) Prior to the bankruptcy petition, BSON operated as an independent company that leased bus stop shelters from the Company. The Plan stated that BSON owed the Company in excess of $2,500,000, that BSON had minimal asset value, and that BSON's primary value would be as a going concern owned by the Company. Accordingly, the Plan permitted the Company to acquire 88% of the outstanding capital stock of BSON from Prior Management in exchange for token consideration ($22.00). The Company also obtained the right to acquire the remaining 12% of BSON's outstanding capital stock from the other BSON stockholders in exchange for 46,000 shares of Common Stock.

          The Company acquired the remaining 12% interest in BSON in November 1995 in exchange for 5,004 shares of Common Stock.

     In addition to the foregoing, under the Plan (i) the Company's President and most of the current members of the Board of Directors were appointed, (ii) the Company's current credit facility with Dr. Allan Ross, a director of the Company, was authorized and implemented, and (iii) a total of 242 additional shares of Common Stock were issued to the Company's other creditors. All currently issued and outstanding shares of Common Stock were issued pursuant to the Plan. In accordance with the Plan, the Company also acquired the remaining assets of Continental Shelters, Inc. (consisting primarily of shelters and shelter parts) in exchange for token consideration ($85.00). Continental Shelters, Inc. had been in the business of manufacturing and installing shelters exclusively for the Company until the Company ceased ordering shelters from Continental Shelters, Inc. in early 1992. Continental Shelters, Inc. no longer conducts any business and has been dissolved as of June 13, 1996.

     While Prior Management's focus was on the sale of shelters to owner/investors, the Company's new management recognized that, if properly operated, the sale of advertising space on bus stop shelter advertising panels could be a viable and profitable business. Accordingly, new management changed the Company's focus from the sale of shelters to (i) increasing advertising revenues, (ii) decreasing the Company's operating costs, and (iii) converting the Company's un-installed shelters into revenue generating assets.

OUTDOOR ADVERTISING

     Historically, outdoor advertising has consisted primarily of large painted billboards and a vast array of smaller billboards and placards. Recently, legislation has been enacted throughout the United States to reduce the number and size of outdoor billboards. Many municipalities throughout the United States, including in particular Fountain Valley, Tustin, Mission Viejo, Lake Forest, Newport Beach and other municipalities within the Company's current target market area, have prohibited or severely limited the use of outdoor billboards. As a result of the restrictive legislation, advertisers have been looking for outdoor advertising alternatives to the billboard. One such alternative is advertising on bus stop shelters.

     While the use of billboards and other forms of outdoor advertising is being prohibited or restricted in many localities, many municipalities actively encourage private shelter owners and operators to install shelters in their localities. As described below, because the shelter owners build, install, maintain and insure bus stop shelters at their own cost, the municipalities that allow such bus stop shelters to be installed by private companies are relieved of the costs related to providing convenient and well-maintained bus stop shelters for their residents. In addition to the money saved by obtaining bus stop shelters from private companies at no cost to the municipalities, the municipalities also profit by receiving a fee from the shelter owners and/or a percentage of the advertising revenues generated by the shelters. As a result of the restrictive legislation affecting traditional forms of outdoor advertising and the benefits derived by municipalities from the installation of bus stop shelters by private companies, advertising on bus stop shelters has been rapidly increasing in recent years.

OPERATIONS

     The Company's bus stop shelters are located at the bus stops established by cities, counties, and other municipalities along the regular bus routes in such municipalities and a small number are located at shopping malls and other private locations. Each shelter contains two or four advertising panels. Some of the shelters and advertising panels are illuminated at night. The Company leases the space in each of the panels to advertisers for an amount of the rent that varies depending on the location of the panel and on the rating of the shelter. Each shelter is rated based on the municipality in which the shelter is located, the location of the shelter within the municipality, and on its visibility and the estimated number of patrons likely to pass the shelter. The higher rated shelters command higher rental prices. In addition, advertising panels that are illuminated at night are more attractive to advertisers and typically receive higher rentals. The Company currently controls and operates more than 2,600 shelters in approximately 60 municipalities in Southern California.


     Advertising space is rented to national advertisers whose products are nationally known (including such household names as Coca Cola, IBM, McDonald's, AT&T, etc.) and to local advertisers. Local advertisers typically rent panels at selected locations (i.e., near their place of business), whereas national advertisers typically rent advertising space based on rating points. Under the rating points system, a national advertiser will specify the minimum number of rating points its advertisements must meet, without designating the location of the advertisements. Accordingly, for national advertisers, provided that the national advertiser's overall rating point requirements are satisfied, the Company selects the shelters in which the posters will be placed. National advertisers have the right to audit the placement of their advertisements to confirm compliance with their rating point requirement. The Company keeps track of the location of each advertisement and the rating of each shelter location through its computer system. When necessary or desirable, the Company can, with their permission, move a national advertiser's poster from one shelter to another shelter, provided that the rating points requirements continue to be met.

     The advertising posters are provided to the Company by the advertiser at the advertiser's cost. Other than placing the advertisements in the Company's shelters, the Company is not otherwise involved in the form or content of the advertisements. Occasionally, the Company will, however, assist smaller, local advertisers with the development and preparation of advertising posters.

     The Company is exploring additional means to increase per shelter advertising revenues. One method for increasing per shelter revenues is to increase the shelter's rating points, which can be accomplished by illuminating the advertising panels. Accordingly, the Company is installing more lighted panels in its shelters. Another potential method of increasing advertising revenues is to rent advertising space on shelters in increments of days or even hours and to charge a different price for the panel depending on the day or hour of the day. For example, an advertising panel at a busy commercial intersection could be rented for a certain price on weekends and holidays, for a higher price during business days, and for an even higher price during the rush hours of such business days. In addition, the advertisement could be changed to suit the advertiser or the time period. For example, during business days the panel could advertise a business product, while on weekends or evenings, the panel could advertise recreational or leisure-time opportunities or products.

     Because of the time required to change an advertising panel and the employee expense related to changing panels, it is not currently practical or cost effective to change panels daily or even hourly. In order to overcome this limitation, the Company has developed and built an automatic, remote controlled panel changer (the "Remote Panel Changer"). The Remote Panel Changer contains a number of advertising posters that can be scrolled through the display area of the panel by means of a small motor located in the panel. The motor can be actuated to quickly scroll to any of the advertising posters contained on the scroll at any time. Furthermore, the Remote Panel Changer can be controlled from the Company's offices via a telephone line. The Company is currently field testing seven of the Remote Panel Changers.

     Marketing. In January 1993, the Company entered into a Sales Representation Agreement, which was amended as of June 1994, with Van Wagner. Pursuant to the Sales Representation Agreement, the Company appointed Van Wagner as its exclusive representative for leasing advertising space to national and regional advertisers. In exchange, Van Wagner received a variable percentage of net sales generated by Van Wagner until 1995, when the Sales Representation Agreement provided for a flat rate commission of 25% of net sales generated by Van Wagner. The Sales Representation Agreement provided the Company with both a regional and national sales force. The Sales Representation Agreement's term would have expired in March 1999, subject to an automatic five-year renewal. The Company had the right to not renew the Sales Representation Agreement if Van Wagner did not generate certain levels of net sales. Van Wagner had 90 days to exercise a right of first refusal to purchase the assets of the Company if the Company desired to sell the assets to a third party.

     In addition, as of November 18, 1994, the Company and Van Wagner entered into a joint venture agreement (the "Joint Venture") for the purposes of (i) seeking additional franchises and/or licenses for bus shelters from municipalities throughout California and the United States (both through direct negotiations and by purchasing franchises and/or licenses from competitors) and
(ii) managing, developing and operating all such bus stop shelters and selling advertising space in connection therewith. The Joint Venture conducted business under the name "VW-MDA Bus Shelter Co." The Company and Van Wagner each own an equal one-half interest in all of the assets and property owned by the Joint Venture. In January, 1995, the Joint Venture obtained a contract with the City of La Habra in which the Joint Venture currently has 19 bus stop shelters. The Joint Venture's joint venture agreement provided for a fifteen-year term, subject to earlier termination.

     In April 1997, OSI, a New York corporation and competitor of the Company, announced that it was acquiring Van Wagner. The Company subsequently terminated the Sales Representation Agreement and Joint Venture based on various alleged breaches and on its conclusion that OSI and its affiliates had conflicts of interest.

     The termination of the Sales Agreement and other issues are the subject of pending litigation. See "The Merger - Van Wagner Litigation and Disputes."

     Due to the effective lack of a sales representative, the Company has entered into an Interim Sales Representation Agreement dated May 27, 1997, whereby the Company has engaged Eller as its representative for leasing
advertising space to national and regional advertisers.   Pursuant to the
agreement, Eller has assigned a Sales Manager to provide exclusive sales and marketing services to Metro and to report solely to, and be subject to the direction and control of, Metro's chief executive officer. In exchange for Eller's services, Metro has agreed to pay to Eller a 10% commission on the gross amount of sales placed by Eller through an advertising agency and a 15% commission on the gross amount of sales placed by Eller directly with the advertiser and without an agency commission. The agreement will terminate upon the consummation of the Merger, within 60 days of written notice that a condition precedent to the Merger has failed and the Merger will not be consummated, or in no event later than November 27, 1997. Pursuant to an amendment to the Interim Sales Representation Agreement dated December 29, 1997, the parties are continuing to perform under the terms of the agreement until the earlier of a Closing of the Merger or March 31, 1998.

     The Company also markets shelter advertising space to local advertisers through an in-house salesperson.

OPERATIONS IN ABSENCE OF MERGER

     Currently, the Company's advertising sales revenues are generated almost exclusively by Eller under the Interim Sales Representation Agreement pursuant to which Eller serves as the Company's sales representative. See "Interests of Certain Persons; Related Transactions - Interim Sales Representation Agreement." The Company has only one employee assisting in securing advertising sales. In the absence of a Merger, it is likely that Eller, a competitor of the Company, would terminate its representation of Metro. The Company would then have to engage a new sales representative. The Company's previous sales representative, Van Wagner, has been acquired by OSI, another competitor of the Company, and is therefore undesirable. See "- Van Wagner Litigation and Disputes." The Company is not aware of other potential sales representatives as prominent as Eller or OSI with which the Company could contract. Alternatively, the Company could attempt to develop its own national sales force, but it is believed that such an effort would require at least two years and the securing of additional financing, which would not be readily available. Therefore, in the absence of a Merger, the Company believes that initially it would experience financial results substantially below those of previous years.

CONTRACTS WITH MUNICIPALITIES

     The right to install and the obligation to maintain shelters in any municipality is normally contained in a contract ("Municipal Contracts") entered into between the municipality and the shelter advertising company or a permit ("Municipal Permits") granted by a municipality to a shelter advertising company. Under a Municipal Contract, the shelter operator's rights and obligations are defined by the written contract, whereas the municipality's ordinances define the operator's rights and obligations under a Municipal Permit.

     Municipalities typically grant Municipal Contracts on the basis of responses to requests for proposals ("RFPs") that are distributed by the municipalities to competing shelter owners. The RFPs contain the minimum terms pursuant to which a municipality is willing to grant a Municipal Contract. Each competitor is required to submit its bid for the right to install and maintain shelters in the municipality. Municipal Contracts then are awarded to the bidder that submits the bid most suitable for the municipality. In considering RFPs, municipalities evaluate, among other things, the fee that the shelter operator is willing to pay the municipality, the shelter operator's ability to maintain the shelter, the design and aesthetic appeal of the shelter proposed to be installed, and the shelter operator's ability to rent the advertising panels.

     The term of Municipal Contracts ordinarily is for a period of five years, although the term can range from one to ten years. The contracts either grant a shelter operator the exclusive right to install and maintain bus stop shelters throughout the municipality or grant the operator rights to certain specified locations. The Municipal Contracts require the shelter operator, at the operator's cost and expense, to maintain and repair the shelters, to regularly clean the shelters, to provide and maintain liability insurance, to include the municipalities as a named insured on such insurance policy, and various other terms ordinarily contained in government contracts, such as compliance with equal opportunity laws and worker safety laws. All Municipal Contracts require the shelter operator to pay the municipality a fee for the privilege of maintaining shelters in the municipality. These fees are either fixed minimum monthly payments, variable payments based on the gross advertising revenues received by the shelter operator from the shelters located in the municipality, or a combination of a fixed minimum payment and a percentage payment for advertising revenues.

     The Municipal Contracts usually require the bus stop shelter operator to post a performance bond or to pledge a certificate of deposit to the municipality in an amount sufficient to cover the expected cost of removing any installed shelters should the shelter owners fail to do so upon the termination of the Municipal Contracts. The bonds or certificates of deposit are required to be returned to the shelter operator when the shelters are removed from the municipalities. As of February 28, 1997, the Company had made cash bond deposits or had pledged certificates of deposit to municipalities in an aggregate amount of $637,200.

     Municipal Permits are typically granted to bus stop shelter operators based on a perceived need by the municipality for a shelter at a particular location and other factors, such as the ability of the shelter operator to build and maintain the shelter. Municipal Permits typically last only six months, but are automatically renewed unless notice is given prior to such renewal. Each Municipal Permit grants the shelter operator the right to install and maintain one shelter at a specified location within the municipality. As of February 28, 1997, the Company held Municipal Permits in approximately 12 municipalities in Southern California. The Company has held permits in some municipalities for more than ten years and believes that it generally will be able to continue to renew the Municipal Permits because of the continuing need for shelters in these municipalities.

     On November 15, 1995, the Company filed a complaint against the City of Victorville as well as two of its City Council members and one member of the staff. The Company alleges that the City of Victorville objected to certain advertising by the UFCW Union relating to a labor dispute with a food supermarket chain located within the City of Victorville. When the Company did not remove this advertising at the request of the City of Victorville, the Company claims that the City of Victorville retaliated by canceling the Company's contract to operate the shelters. The Company has requested damages in excess of $1,000,000 as well as punitive damages, attorneys' fees and court costs. See "Legal Matters - Litigation with Municipalities."

     The Company believes that if municipalities are allowed to regulate the political content of the Company's advertising, then its business will be adversely affected. The Company makes its advertising signs available to national and local advertisers on a non-discriminatory basis in a fashion similar to newspaper, magazine and broadcast advertising. Although the Company has strived to work with municipalities to avoid advertising that is offensive in nature, should the content of its advertising, especially advertising that is political in nature, become regulated by the municipalities in which it places bus stop shelters, the Company's ability to provide effective advertising may be compromised.

     The Company believes that advertising companies generally avoid placing advertising in a media that may become the target of negative publicity. As a result of the Company's litigation with Victorville, advertisers may choose to use other advertising media to avoid being entangled in or associated with a First Amendment conflict.

     Furthermore, in entering bids to try to obtain the right to place additional bus shelters, the Company must now disclose that for the first time it has had a contract canceled by a municipality because Victorville is the first municipality to ever have such a dispute with the Company. Unless the Company is successful in overcoming the negative aspects of a contract cancellation, the success of the Company's future bids for contracts may be negatively impacted.

COMPETITION

     The Company faces intense competition for both (i) Municipal Contracts and Municipal Permits, and (ii) advertising to be placed in the installed shelters.

     The Company's principal competitors for Municipal Contracts and Municipal Permits in Southern California are Outdoor Systems Advertising, Inc. and Clear Channel Communications, Inc. Both corporations have significantly greater financial and marketing resources and name recognition than the Company. The Company also competes for Municipal Contracts with many other smaller shelter owner/operators.

     The Company's reputation has been damaged by the ongoing litigation with certain municipalities, principally the ongoing Victorville litigation, and competitors of the Company using this factor against the Company in responding to RFPs. The Company believes that it may, in fact, have recently lost certain Municipal Contracts due to this situation. No assurance can be given that the Company will be able to successfully compete for Municipal Contracts in the future due to this currently ongoing litigation with municipalities.

     The advertising industry is highly competitive, and competition for advertisers is intense. The Company competes not only with other shelter owner/operators for advertising revenues, but also with all other forms of advertising, including outdoor billboards, television, radio, and direct mail. The Company's ability to compete effectively for national advertisers is dependent on the abilities of Eller, the Company's national advertising representative. See "- Operations - Marketing" above.

EMPLOYEES

     As of September 10, 1997, the Company employed 26 full-time and part-time persons. The Company believes that its employee relations are good.

PROPERTIES

     The Company's principal executive offices are located at 15265 Alton Parkway, Suite 100, Irvine, California, where it leases 4,169 square feet of office space. The lease expires June 30, 1998. However, if the covenants under the lease are met in a timely fashion, the Company has the option to extend the lease term until June 30, 2003. The Company currently pays base rent of approximately $3,174 per month plus its share of certain expenses related to the operation of the business center in which the office is located.

     The Company has also entered into a month-to-month real property lease for 1,903 square feet of storage space at 15273 Alton Parkway, Irvine, California, which requires payments of approximately $950 per month.

     The Company also leases 13,500 square feet of storage space at 16221 Construction Circle East, Irvine, California. Such lease expires October 31, 1998 and obligates the Company to make payments of $1,780 per month.


                     BUSTOP SHELTERS OF NEVADA, INC. (BSON)

HISTORY

     The Company currently conducts business in Clark County, Nevada, including the City of Las Vegas, through BSON, its wholly-owned subsidiary. BSON, a Nevada corporation, was incorporated on April 28, 1987. Until March 1992, all of the Company's capital stock was owned by Prior Management (88%) and by certain others, including Dr. Ross, a director of the Company (12%). In March 1992, in connection with the Company's bankruptcy proceedings, the Company acquired the 88% of the outstanding shares of capital stock of BSON then owned by Prior Management. Also in connection with the Company's bankruptcy proceedings, the Company obtained the right, exercisable at the Company's option, to acquire the remaining outstanding shares of BSON in exchange for 46,000 shares of Common Stock. Subsequently, in November 1995, the Company was able to renegotiate the terms of its acquisition of the remaining 12% of BSON and completed such acquisition for 5,004 shares of Common Stock.

OPERATIONS

     Pursuant to three Municipal Contracts, BSON has the right to install and maintain bus stop shelters in the State of Nevada in (i) Clark County, (ii) the City of Las Vegas, including on the "Las Vegas Strip," and (iii) the City of North Las Vegas. As of February 28, 1997, BSON had installed 554 shelters in Nevada. Other than 60 shelters owned by BSON, BSON leases its shelters from the Company. Except for one other shelter operator in Clark County, the Company believes that BSON currently is the exclusive provider of shelters in these three municipalities. The Clark County agreement expires in February, 2001 and is renewable by BSON, with the consent of Clark County, for two additional five-year periods. The Municipal Contract with Las Vegas expired in July 1996, and the Company has successfully negotiated a new contract with the City of Las Vegas to extend such contract for an additional 15 years. The Municipal Contract with North Las Vegas expires in February 2000.

     BSON is managed by a general manager who reports to Scott Kraft, President of both the Company and BSON. In addition, an operations manager and sales manager assist in the operation of BSON and report to the President. As of September 10, 1997, BSON employed 21 full time persons and one part time person.

     Approximately 80% of BSON's advertising revenues were generated by Van Wagner under the Company's Sales Representation Agreement with Van Wagner. The in-house sales staff of BSON accounted for the remaining 20% of advertising sales. Currently, Eller is providing BSON with sales representation and generates approximately 80% of BSON's advertising revenues.

POST-MERGER OPERATIONS

     Subject to shareholder approval of the Merger, and prior to consummation of the Merger, the Company will transfer certain of its assets to BSON and will distribute the stock of BSON pro rata to the shareholders of the Company. See "The Merger - Transfer of Assets to BSON and Distribution of BSON Stock." BSON will then operate as an independent company. See "The Merger - Transfer of Assets to BSON and Distribution of BSON Stock." The BSON common stock is subject to a right of first refusal and various restrictions on transferability. See "Special Considerations Regarding Merger and Related Transactions - Risks Associated With BSON - Illiquid Stock of BSON." Prior to the Distribution, and subject to shareholder approval of the nominees for the Board Directors set forth in PROPOSAL TWO, it is anticipated that the Company, as sole shareholder of BSON, will elect the directors of the Company to be the directors of BSON and that the directors of BSON will appoint the officers of the Company to be the officers of BSON. The current officers and directors of the Company are Allan
L. Ross, M.D., Chairman of the Board and a director; Scott A. Kraft, President and Chief Executive Officer; William M. Slater, Secretary and a director; and Mark R. Boileau, director. It is contemplated that the Articles of Incorporation and Bylaws of BSON will be amended prior to the Distribution. The Articles of Incorporation and Bylaws of BSON as they will be amended are attached hereto as Exhibits C and D.

     Upon consummation of the Merger and termination of the sales representation obligations of Eller to the Company and BSON, BSON initially will rely solely on its in-house sales staff to generate advertising sales.

     Pro forma financial statements of BSON and Metro are attached hereto in the Financial Statements.

PROPERTIES

     BSON has entered into a real property lease for approximately 3,820 square feet of office and warehouse in Las Vegas, Nevada. This lease commenced on March 1, 1995 and ends on February 29, 2000, and BSON has an option to extend the term of the lease for five years. BSON currently pays base rent of $1,910 per month plus real property taxes, utilities insurance expenses, a share of common area expenses and maintenance, repairs and alternations. This lease also provides for cost of living increases of up to 3% a year beginning in the third year of the lease.

     BSON's headquarters are located at 5425 South Valley View, Suite 103, Las Vegas, Nevada 89118, (702) 893-6456.


                           BUSINESS OF ELLER AND EMS

ELLER

     Eller is a holding company and conducts all of its operations through its subsidiaries, which collectively operate under the name "Eller Media Company." Eller is also a subsidiary of Clear Channel Communications, Inc. ("Clear Channel"), which is a diversified media company that currently owns or programs 112 radio stations and 18 television stations in 28 domestic markets, as well as owns substantial equity interests in other significant domestic and international broadcasting companies.

     Eller is one of the largest outdoor advertising companies in the United States based on its total U.S. advertising display inventory of approximately 50,000 display faces. Eller provides outdoor advertising services in 15 major metropolitan markets located in five operating regions: California, Texas, the Midwest, the Southeast and the Southwest. Eller currently has both outdoor advertising and broadcasting assets in twelve domestic markets. The markets in which Eller operates represent approximately 22% of the total U.S. population.

     Eller operates the following types of outdoor advertising billboards and displays:

     (a) Bulletins generally are 14 feet high by 48 feet wide (672 square feet wide) or 20 feet high by 60 feet wide (1,200 square feet) and consist of panels on which advertising copy is displayed. Bulletin advertising copy is either printed with computer-generated graphics on a single sheet of vinyl that is "wrapped" around the structure, or is hand painted and attached to the outdoor advertising structure. Bulletins also include "wallscapes" that are painted on vinyl surfaces or directly in the sides of buildings, typically four stories or less. Because of their greater impact and higher cost, bulletins are usually located on major highways and freeways. In addition, wallscapes are located on major freeways, commuter and tourist routes and in downtown business districts.

     (b) Premier Panels(TM) generally are 12 feet high by 25 feet wide (300 square feet) and have vinyl wrapped around the display face. Premier Panels(TM) are built on superior 30-sheet poster locations that deliver a "bulletin-like" display. Eller also offers unique Premier Plus(TM) panels, 25 feet high by 25 feet wide (625 square feet), that consist of two stacked 30-sheet posters which are converted into one larger individual display face.

     (c) 30-sheet posters generally are 12 feet high by 25 feet wide (300 square feet) and are the most common type of billboard. Advertising copy for 30-sheet posters consists of lithographed or silk-screened paper sheets supplied by the advertiser that are pasted and applied like wallpaper to the face of the display. Thirty-sheet posters are typically concentrated on major surface arteries.

     (d) 8-sheet posters usually are 6 feet high by 12 feet wide (72 square feet). displays are prepared and mounted in the same manner as 30-- sheet posters. Most 8-sheet posters, because of their smaller size, are concentrated on city streets targeting pedestrian traffic.

     (e) Transit displays are lithographed or silk-screened paper sheets located on bus and commuter train exteriors, commuter rail terminals, interior train cars, bus shelters and subway platforms. Eller's transit customers include the San Francisco Bay Area Rapid Transit (BART) and the Metropolitan Rail (METRA) in Chicago.

     Billboards generally are mounted on structures owned by the outdoor advertising company and located on sites that are either owned or leased by it or on which it has acquired a permanent easement. Bus shelters are usually constructed, owned and maintained by the outdoor service provider under revenue-sharing arrangements with an municipality or transit authority. Eller owns or has permanent easements on relatively few parcels of real property that serve as the sites for its outdoor displays. Eller's remaining approximately 18,43 billboard sites are leased.

     Eller also maintains a fully-staffed sales and marketing office in New York which services national outdoor advertising accounts and supports Eller's local sales force in each market. Eller has a diversified customer base in its outdoor advertising segment of over 3,000 advertisers and advertising agency clients. The size and geographic diversity of Eller's markets allow it to attract national advertisers, often by packaging displays in several of its markets in a single contract to allow a national advertiser to simplify its purchasing process and present its message in several markets. National advertisers generally seek wide exposure in major markets and therefore tend to make larger purchases. Eller competes for national advertisers primarily on the basis of price, location of displays, availability and service.

     As of December 31, 1996, Eller employed approximately 973 people in its outdoor advertising segment, of whom, approximately 192 were primarily engaged in sales and marketing, 588 were engaged in painting, bill positing and construction and maintenance of displays and the balance were employed in financial, public affairs, real estate, administrative and other capacities.

     Eller was incorporated in Delaware in 1995 and its principal executive office is located at 2850 E. Camelback Road, Suite 300, Phoenix, Arizona 85016,
(602) 381-5702.

EMS

     EMS is a wholly-owned subsidiary of Eller and was incorporated in California on August 29, 1997 for the purpose of effectuating the Merger. On the Closing Date, EMS will merge with and into the Company and its separate corporate existence will cease. The principal executive office of EMS is located at 2850 E. Camelback Road, Suite 300, Phoenix, Arizona 85016, (602) 381-5702.


        SPECIAL CONSIDERATIONS REGARDING MERGER AND RELATED TRANSACTIONS

NO FAIRNESS OPINION

     The Merger Agreement contemplates that shareholders will exchange their Company Common Stock for cash consideration. The Board of Directors has determined that the Merger Consideration is fair to the shareholders of the Company. The Board of Directors did not consult with a financial advisor or investment banker with respect to the adequacy of the Merger Consideration, nor did it receive any professional opinion concerning the fairness of such consideration. The absence of a public market for Company Common Stock causes difficulty in valuing the Company. There can be no assurance that a professional or market valuation of the Company would not determine the Merger Consideration to be inadequate or unfair to the shareholders of the Company.

MERGER CONSIDERATION IN ESCROW

     Pursuant to the Merger Agreement, Eller will deliver the Merger Consideration in cash to the Escrow Agent on the Closing Date. The Escrow Agent will disburse the Merger Consideration in the Specific Performance Escrow, if any, to the Company's shareholders only after the Stockholder Representatives have delivered written evidence acceptable to Eller in its sole reasonable discretion that the only remedy available to the Van Wagner Group is monetary damages. See "The Merger -Contingencies and Adjustments Affecting the Merger Consideration." It can take years before litigation is resolved, and any subsequent use of the appeals process can further lengthen the time until such a resolution. There can be no assurance that the Condition will be satisfied at any time in the near future. Furthermore, until such time, the Merger Consideration will be used to pay the costs, expenses and, ultimately, any damages resulting from the Van Wagner litigation. There can be no assurance of how much, if any, of the Merger Consideration in the Specific Performance Escrow will remain for disbursement when the Condition is satisfied. In addition, after the Closing Date of the Merger, the shareholders will be entitled to receive the Merger Consideration only and will not share in any appreciation in the value of the Surviving Corporation.

DAMAGES ESCROW

     The Escrow Agent will hold $5,000,000 of the Merger Consideration for a period of three years as a separate escrow called the Damages Escrow. Out of the Damages Escrow, the Escrow Agent will disburse to Eller, from time to time, any amounts owing to Eller for monetary damages, if any, suffered by Eller with respect to (i) any breach of a representation or warranty by, or covenant or agreement of, the Company set forth in the Merger Agreement, (ii) any litigation pending against the Company as of the Closing date other than litigation between the Company and the Van Wagner Group (iii) any undisclosed rights requiring the issuance of capital stock of the Company, (iv) the loss of the ability to utilize any net operating carry forwards of the Company resulting from the transfer of assets from the Company to BSON, (v) fees under bus shelter contracts resulting from the Merger or (vi) the termination of bus shelter contracts. Only after the third anniversary of an Escrow and Disbursement Agreement to be entered into between Eller, EMS and the Company on or prior to the Closing Date, and after payment of any sums then owing to Eller, will the Escrow Agent distribute the remaining funds of the Damages Escrow, if any, pro rata to the shareholders. There can be no assurance as to how much, if any, of the Damages Escrow will remain for distribution to the shareholders after payments to Eller.

VAN WAGNER ESCROW

     The Escrow Agent will hold up to $5,000,000 of the Merger Consideration in a separate escrow called the Van Wagner Escrow. The Van Wagner Escrow will consist of an amount equal to the sum of $5,000,000, less the Merger Consideration adjustment for legal fees and costs incurred by the Company in connection with the litigation with the Van Wagner Group through the Closing Date. Upon a final, non-appealable determination on damages in the litigation with the Van Wagner Group, the Escrow Agent will pay such damages and any remaining litigation expenses out of the Van Wagner Escrow and subsequently distribute any amounts remaining in the Van Wagner Escrow pro rata to the shareholders. There can be no assurance that, after payments of any damages and litigation expenses, any of the Van Wagner Escrow will remain for distribution to the shareholders.

NET REDUCTIONS

     At the Closing, the aggregate amount of the Merger Consideration will be reduced by an amount equal to the sum of (i) the Company's aggregate net accounts receivable balance as of the Closing Date of the Merger, (ii) the amount by which the Company's liabilities as of the Closing Date exceed $2,343,741.64, (iii) any accounts receivable written off by the Company after June 30, 1997 and through the Closing Date, (iv) amounts equal to the cost of certain obligations incurred by the Company up until the Closing Date (the aggregate amount of clauses (iv) and (vi) not to exceed $400,000), (v) the amounts to be paid as bonuses to Metro's employees, (vi) an amount equal to the legal fees and costs incurred by Metro through the Closing Date, (vi) the amounts Metro is obligated to pay for federal and state taxes related to employee bonuses and the exercise of any Metro stock options; and, subsequent to the Closing, will be (i) further reduced by the costs and expenses incurred by the Stockholder Representatives, (ii) further reduced by any damages awarded against the Company as a result of the Van Wagner litigation or payable in settlement of such litigation and (iii) increased by the amount, if any, recovered by the Company in connection with the Van Wagner litigation (all such reductions and increases together called the Net Reductions). Since the Net Reductions are not capped or limited, there can be no assurance, after accounting for all Net Reductions, how much, if any, of the Merger Consideration will remain for distribution to the shareholders.

REGULATORY APPROVALS

     The Merger Agreement provides that the obligation of Eller and EMS to consummate the Merger is conditioned upon Eller receiving appropriate approvals or orders from the United States Bankruptcy Court for the Central District with respect to the Merger. There can be no assurance that the court will approve or take any other required action with respect to the Merger, and if approval is received or action is taken, that such approval or action will not be conditioned upon matters that would cause the parties to abandon the Merger. In addition, there can be no assurance that an action will not be brought challenging such approval or action, or if such a challenge is made, with respect to the result thereof.

THIRD PARTY CONSENTS

     The Merger Agreement provides that as a condition to closing certain municipalities and Hanano-Hanano, a landlord leasing certain property to the Company, will each have given its respective consent to the transfer of the respective bus shelter contract or lease, as the case may be, from the Company to Eller in accordance with the terms of the Merger. There can be no assurance that such third parties will promptly consent, or consent at all, to the transfer of its respective contract or lease, or take any other required action with respect to the Merger, and if consent is received or action is taken, that such consent or action will not be conditioned upon matters that would cause the parties to abandon the Merger. In addition, if certain municipalities fail to renew or terminate bus shelter contracts prior to the third anniversary from the date of the Damages Escrow and Disbursement Agreement to be entered into between the parties, then, subject to offsetting such lost advertising space with the addition of new advertising space, Eller is entitled to distributions of certain fixed amounts out of the Damages Escrow. There can be no assurance that such municipalities will renew or continue the bus shelter contracts with the Surviving Corporation, or that any additional advertising space will be obtained by the Surviving Corporation so as to offset any such lost advertising space.

RISKS ASSOCIATED WITH BSON

     Limited Operating History; Smaller Operations. Subject to shareholder approval of the Merger, prior to the Closing Date, the Company will distribute the capital stock of BSON to its shareholders as a dividend on the Common Stock. Thereafter, BSON will operate as an independent company. BSON has a limited history of independent operations. Prior to becoming a wholly-owned subsidiary of the Company in 1995, BSON operated as an independent company which leased bus stop shelters from the Company. At the time of the Company's bankruptcy, BSON owed the Company in excess of $2,000,000.

     BSON does not have a recent independent operating history. There can be no assurance that BSON will operate profitably, if at all, as an independent company. BSON has substantially less assets and resources than the Company currently has. BSON has installed and maintains, and subsequent to the Merger will own, only approximately 21 percent of the shelters currently owned by the Company. BSON currently operates in only three counties in Nevada, which represents a significantly smaller market than Southern California. In addition, the Merger requires the termination of all contracts between the Company and Van Wagner. During fiscal 1996, through an advertising and marketing agreement, Van Wagner effected sales on behalf of the Company which accounted for 80 percent of the Company's advertising revenues, with the remaining 20 percent being effected by in-house staff. As an independent company, BSON initially will rely completely on sales effected by in-house staff. There can be no assurance that the in-house sales force will effectively generate advertising revenues, if at all.

     Moreover, it is anticipated that the management of the Company will become the management of BSON. The management of the Company has focused most of its resources and time into developing bus stop shelter advertising in Southern California. There can no assurance that management will be able to effectively apply its experience and skills to the Nevada market or any other market into which BSON expands.

     Need for Additional Funding. BSON currently operates as a subsidiary of Metro. BSON has historically received certain funding from Metro. Although BSON will receive certain assets from Metro prior to the Merger, it will not receive any cash or monetary consideration for working capital from Metro or from the Merger. After the spinoff of BSON and the consummation of the Merger, BSON will have sufficient capital to fund its initial operations, but it is anticipated that BSON will require additional funding for its near-term capital needs. BSON does not currently have a source of financing in place and there can be no assurance that financing will be available on terms acceptable to BSON, or that BSON will be able to obtain financing at all. If BSON is not able to obtain financing on acceptable terms, or at all, its ability to operate the bus stop shelters and generate advertising revenues will be materially adversely affected.


     Concentration of Operations. Currently, all of BSON's operations are located in Nevada, and BSON derives 100 percent of its revenues from shelters in the Las Vegas area. Subsequent to the Merger, and accounting for the addition of any revenues from its association with BATS in Northern California, BSON's results of operations will remain substantially dependent upon the general economic conditions of Nevada, and of Las Vegas in particular.

     Issuance of Stock. Subject to shareholder approval of the Merger Agreement, the Articles of Incorporation of BSON will be amended. The Articles of Incorporation of BSON, as to be amended, are attached hereto as Exhibit C. The Amended Articles of Incorporation of BSON will authorize the issuance of up to 1,500,000 shares of common stock. The issuance of additional common stock of BSON could have a substantial dilutive effect on existing shareholders.
Pursuant to an employment agreement entered into by and between BSON and Scott Kraft dated September 29, 1997, Mr. Kraft will receive a stock option to purchase 35,000 shares of BSON common stock at $3.10 per share, which option is exercisable at any time within twelve months following the expiration of such employment contract. Other than upon exercise of Mr. Kraft's stock option, BSON does not currently intend to issue additional common stock or additional preferred stock.

     No Market for Stock. There has never been and there does not now exist any public market for the Common Stock of BSON. The capital stock of BSON is not listed on any securities exchange or quoted or traded on any over-the-counter market. No broker maintains a position in or deals in any shares of BSON, and no bid or asked prices are quoted for any shares of BSON in any newspaper, electronic bulletin board or other medium. Furthermore, the BSON common stock will be subject to substantial transfer restrictions, ensuring that a public market for BSON common stock will not develop. See "- Illiquid Stock of BSON."

     Illiquid Stock of BSON. Pursuant to the Distribution, shareholders will receive common stock of BSON. A public market for the stock of BSON does not exist and there are restrictions on the transferability of the stock to prevent a public market from developing prior to the time such securities are registered under the Securities Act. Prior to the time BSON becomes a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Articles of Incorporation of BSON will not permit a transfer of BSON common stock, except for (a) transfers to BSON; (b) transfers to existing BSON shareholders; (c) transfers by gift, bequest or operation of the laws of descent; (d) transfers to an entity unaffiliated with BSON pursuant to a merger, consolidation, stock for stock exchange, or similar transaction involving BSON;
(e) transfers by a partnership to its partners; (f) transfers which would be exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption provided by Section 4(2) of the Securities Act if the transferor were the issuer of the BSON common stock, provided that the transferee is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act; or (g) transfers pursuant to an effective registration under the Securities Act simultaneous with a registration of the BSON Common Stock under Section 12 of the Exchange Act. The transfers described in (b), (c), (e) and (f) will be permitted only if the BSON Common Stock in the hands of the transferee remain subject to the same restrictions on transfer as they were when held by the transferor. In addition, the transfers described in (b) and (f) will be further subject to the right of first refusal described below. The foregoing restrictions will expire as to all holders on the date BSON becomes a reporting company.

     Right of First Refusal. The common stock of BSON will be subject to a right of first refusal. Before any shareholder ("selling shareholder") can sell or transfer any shares of BSON common stock (other than pursuant to a transaction described under items (a), (c), (d) or (e) of "Illiquid Stock of BSON" above), the selling shareholder must give a written offer to the Company stating the number of shares to be sold or transferred and the price, terms and conditions of the proposed sale or transfer. The Company will then have the right to purchase all or any number of the shares offered at the price and on the terms as stated in the offer. If the Company does not elect to purchase such shares, the selling shareholder may sell or transfer such shares to the third party at the price and on the terms of the original offer, subject to the restrictions referred to above. The stock certificates evidencing the BSON common stock will bear legends conspicuously noting that the shares are subject to such restrictions.

     No SEC Registration. BSON does not currently contemplate the registration of its stock. Even if BSON registered its stock, there can be no assurance that a public market will ever develop, or if developed, that it will continue. In addition, BSON does not currently contemplate a public offering of its stock.
In the event BSON does desire to engage in a public offering of its stock, the ability of BSON to complete a public offering will depend upon its then current financial condition and results of operations and market conditions at the time such an offering is planned. Many of the factors which will influence BSON's ability to conduct a public offering are outside of the control of BSON. BSON may have difficulty in obtaining registration of its common stock for a public offering in certain states where the securities or "blue sky" laws provide wide discretion to state securities regulators to review the "merits" of an offering. The failure to obtain registration of an initial public offering in one or more states may make it more difficult or impossible for holders to sell their stock if they should desire to do so. In addition, there are substantial restrictions on the sale or transfer of such common stock imposed by federal and state securities laws. There can be no assurance that holders will be able to sell their BSON stock at any price, if at all. Even if a public offering of BSON common stock occurs, there can be no assurance that a liquid public market will result.

     BSON Not a Reporting Company. Because BSON's total assets are expected to have a value of less than $10,000,000, BSON will not be required to register under Section 12 of the Exchange Act. The Company has registered under Section 12 of the Exchange Act and, therefore, is obligated to file annual, quarterly and periodic reports with the Securities and Exchange Commission ("SEC"). Although BSON will not be required to file reports with the SEC subsequent to the Distribution, BSON intends to distribute annual reports to its shareholders.

     Value of Stock. As a result of the distribution of BSON common stock, the shareholders of the Company will directly own the common stock of BSON.
Although a valuation of BSON as an independent company is being done for purposes of determining tax obligations, such valuation will be based on numerous assumptions and conditions. Furthermore, the valuation of BSON as a company is not necessarily indicative of the value of BSON's common stock.
There is no prediction as to the present or future value, if any, of BSON common stock.

     Litigation Responsibility Agreement. As a condition precedent to the Merger, Metro and BSON will enter into a Litigation Responsibility Agreement pursuant to which Metro will assign to BSON, and BSON will assume from Metro, Metro's rights and obligations under three lawsuits currently pending against certain municipalities. In the event a counterclaim or cross-claim is asserted in one of the assigned lawsuits, Metro has the option to assume the rights and obligations under such lawsuit whereupon BSON will relinquish all rights and obligations under such lawsuit. There can be no assurance that counterclaims or cross-claims will not be asserted or that, if asserted, such claims will not result in obligations which have a material adverse effect on the operations of BSON. Further, if a counterclaim or cross-claim is asserted, there can be no assurance that Eller will not exercise its option to assume the rights and obligations of such lawsuit and succeed to monetary damages, if any, recovered in such lawsuit.

     Consulting Agreement. As an inducement to the Company to enter into the Merger Agreement, Eller will enter into a Consulting Agreement with BSON on or prior to Closing, pursuant to which BSON will provide Eller with such consulting services as Eller from time to time will reasonably request in connection with Eller's efforts to expand its bus shelter advertising business within the greater Los Angeles metropolitan area, and in connection with procuring contracts and permits for that purpose. In exchange, Eller will pay to BSON 50% of gross revenues in excess of certain amounts, which payments do not begin until March 31, 2002. There can be no assurance that the delayed compensation for BSON's services will not have a material adverse effect on the operations of BSON. In addition, there can be no assurance that Eller will not, prior to paying its obligations under the Consulting Agreement, experience a decline in its financial condition or business operations such that it will lack sufficient financial resources to pay BSON for services provided.

                                  PROPOSAL TWO
                                  ------------

                             ELECTION OF DIRECTORS

     The Company's Bylaws provide that the number of directors of the Corporation will not be less than three nor more than five, the exact number of directors being fixed at three. Directors are elected at each Annual Meeting and hold office until their successors are elected and qualified.

     The persons named below, all of whom are current members of the Company's Board of Directors, have been nominated for election as directors at the Annual Meeting to serve until consummation of the Merger or until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below.

     In the event that any of the nominees should be unable to serve as a director, it is intended that the proxyholders will vote for the election of such substitute nominee, if any, as will be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominees named below will be unable to serve if elected.

     The Board of Directors recommends a vote FOR each of the named nominees. The names of the nominees are:

Allan L. Ross, M.D.    William M. Slater    Mark R. Boileau

OFFICERS AND DIRECTORS

     The following table sets forth the names of the officers of the Company and the persons to be nominated by the Board of Directors for election as directors of the Company:


         NAME            AGE                 POSITION

Allan L. Ross, M.D.       48   Director and Chairman of the Board
Scott A. Kraft            38   Chief Executive Officer and President
William M. Slater         60   Director and Secretary
Mark R. Boileau           33   Director

     Allan L. Ross, M.D., has been the Chairman of the Board of Directors of the Company since January 1994. Dr. Ross has been a practicing anesthesiologist at the Sharp Chula Vista Medical Center since 1985 and has been Chairman of the Department of Anesthesiology since 1987. From 1990 to 1992, Dr. Ross served as the director of the surgical intensive care unit. Dr. Ross founded the cardiac anesthesia program in 1987 and the obstetrical anesthesia program in 1992. Dr. Ross is the founder of Anesthesiology Medical Consultants of San Diego, a medical corporation of anesthesiologists serving the San Diego area, and has served as President since its inception in 1991.

     Scott A. Kraft has been the Chief Executive Officer and President of the Company since January 1993 and its Chief Operating Officer since February 1992. Prior to joining the Company, Mr. Kraft served as an engineer and manager at Ferranti Aerospace from July 1987 to February 1992.

     William M. Slater has been a director of the Company since March 1994 and Secretary of the Company since July 1994. Mr. Slater is also currently a business analyst with Geneva, Inc. Mr. Slater was a real estate broker associated with CB Commercial Real Estate Group, Inc. from December 1992 to November 1996. From May 1989 to December 1992, he was a mortgage broker with American Mortgage Bankers.

     Mark R. Boileau has been a director of the Company since January 1994. Mr. Boileau has been an engineering manager at Curtis PMC since October 1992. From June 1987 to October 1992, he was an engineering manager at Marconi Dynamics.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1996, the Board of Directors held five meetings and acted by unanimous written consent on four occasions. Each director attended at least 75% of such meetings. The Board of Directors has not appointed any committees.

                                 PROPOSAL THREE
                                 --------------

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Peck & Lopez as the independent auditors of the Company for the fiscal year ending December 31, 1997, subject to ratification by the shareholders. A representative of Peck & Lopez will be available at the Annual Meeting of Shareholders and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions.

     Shareholder ratification of the selection of Peck & Lopez as the Company's independent auditors is not required by the Company's bylaws or otherwise. However, the Company is submitting the selection of Peck & Lopez to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Company will reconsider whether or not to retain that firm. Even if the selection is ratified, the Company in its discretion may direct the appointment of different independent auditors at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its shareholders.

     The affirmative vote of the holders of a majority of the shares present or represented at the Annual Meeting and entitled to vote will be required to ratify the selection of Peck & Lopez. The Board of Directors recommends a vote in favor of ratification of Peck & Lopez as the Company's independent accountants.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the financial statements and notes thereto which begin on page F-1.

GENERAL

     From January 22, 1992 until January 7, 1994, the Company was in bankruptcy. In addition, since 1992, management of the Company has been implementing a revised business plan.

     During fiscal 1993, the Company's principal focus was on merely maintaining the Company's existence, on resolving the various bankruptcy claims, and on confirming the Company's plan of reorganization. During fiscal 1994, the Company commenced its transition from a company operating under the supervision of the Bankruptcy Court to a company operating pursuant to a revised business plan. Accordingly, during fiscal 1994, the Company reduced its work force, revised its marketing agreement with Van Wagner, entered into the Joint Venture agreement with Van Wagner, and turned its focus to renting and maintaining the advertising space available at the Company's shelters. Other than changing or entering into agreements with Van Wagner, the Company continued the implementation of its business plan throughout fiscal 1996. The Company believes that the new business plan will, in the long turn, increase the Company's revenues, reduce its overall operating costs, and increase the Company's presence in additional geographic markets. Accordingly, the enclosed financial statements may not necessarily be indicative of the Company's expected on-going operating results under its revised business plan.

RESULTS OF OPERATIONS

     Year ended December 31, 1996 compared to December 31, 1995

     Revenues during fiscal 1995 and fiscal 1996 were derived from advertising fees received by the Company from the rental of the advertising panels located in the Company's installed shelters. Revenues for fiscal 1996 exceeded fiscal 1995 revenues by $134,058, or 2%, due to the implementation of management's new business plan, which plan was adopted in 1992 and has been incrementally implemented during fiscal 1995 and fiscal 1996. In accordance with the new business plan, the Company's objectives were to increase (i) the number of installed shelters, (ii) the occupancy rate for advertising in the panels of each shelter, and (iii) the average rental rate paid per advertising panel. The increased revenues in fiscal 1996 were the result of an increase in the per panel rental rate during fiscal 1996 over fiscal 1995.

     The Company's total costs of sales in fiscal 1996 increased by $52,677, or 1%, over 1995. Cost of sales as a percentage of revenues increased slightly from 64% in fiscal 1995 to 66% in fiscal 1996. Advertising commissions increased in fiscal 1996 as the result of increased advertising sales. Since the Company pays commissions based on a percentage of advertising sales, such commissions will increase as advertising sales increase. Gross profit percentage for fiscal 1996 and 1995 remained stable at 34% of sales.

     Installation and maintenance expenses for fiscal 1996 increased 20% compared to the prior fiscal year due primarily to new bus shelter installations. City advertising fees decreased by 19% in fiscal 1996, due to a decrease in fees to cities on a percentage basis. In addition, the Company had discovered certain overpayments in prior years to the city of Clark County, which were taken as credits in the current year. Since the Company pays fees to cities and municipalities for the right to maintain shelters in the cities and municipalities, such fees will increase as advertising revenues increase.

     The Joint Venture obtained its first city contract in 1995. However, only minimal revenues were received in fiscal 1995 as the shelter installations were not completed until late in the year. Revenues for fiscal 1996 were also minimal due to the lack of market recognition by advertising clients. On April 14, 1997, the Company learned that OSI, a competitor of the Company, had entered into an agreement to acquire Van Wagner. The Company immediately notified such parties that the acquisition would cause a termination of the Joint Venture. In late May and early June of 1997, OSI indicated that Outdoor Systems, Inc.-New York ("OSI-NY") intended to assume the obligations of Van Wagner under the Joint Venture. On June 12, 1997, the Company filed a complaint in Bankruptcy Court against Van Wagner, OSI, OSI-NY and Richard Schaps alleging, among other things, breach of contract of the Joint Venture and seeking termination of the Joint Venture. On June 20, 1997, OSI-NY filed a complaint against the Company in the Superior Court of Orange County alleging a breach of contract and seeking declaratory relief. The continued existence of the Joint Venture depends upon the outcome of such pending litigation. See "The Merger - Van Wagner Litigation and Disputes." The revenues generated from the Joint Venture during fiscal 1996 amounted to $87,538.

     The Company's total operating expenses increased in fiscal 1996 by $165,115. The primary reasons for this increase was an increase in professional fees of $96,342 and an increase in wages and related expenses of $31,749.

     In fiscal 1996, the Company incurred $224,407 of interest expense compared to $180,301 in fiscal 1995. The increase in interest expense is primarily attributable to an increase in debt.

     For the fiscal year ended December 31, 1996, the Company recorded a net loss of $41,091 compared to a net income of $79,997 for fiscal 1995. This represents a change of $121,088 in fiscal 1996 over fiscal 1995.

LIQUIDITY AND CAPITAL RESOURCES

     As of December 31, 1996, the Company's current liabilities exceeded the Company's current assets by $393,456. This represents an increase of $117,669 in fiscal 1996 over fiscal 1995. Approximately $412,155 of the current liability consists of indebtedness owed to Dr. Ross under the Plan. On January 6, 1994, Dr. Allan Ross entered into a loan agreement with the Company (the "Loan Agreement") pursuant to which Dr. Ross provided the Company with a line of credit of up to $1,200,000 and made available to the Company irrevocable letters of credit in an amount up to $300,000 (together, the "Credit Facility"). See "Interests of Certain Persons; Related Transactions - Credit Facility and Loans." Dr. Ross is a Director and principal shareholder of the Company. The Company and Dr. Ross restructured this current liability in order to allow the Company the opportunity to implement its new business plan. Under this restructured agreement with Dr. Ross, the Company believes that it can fund the remaining portion of its working capital deficit through borrowings under the unused portion of its Credit Facility and through cash generated from operations. However, no assurances can be given that the Company will be able to continue to fund its current working capital deficit. Failure to satisfy its vendors and other creditors could result in the loss of business with such vendors/creditors, could cause a change in the terms the Company receives from such vendors/creditors, and could result in the initiation of bankruptcy proceedings against the Company.

     During fiscal 1996, the Company had a positive cash flow from operating activities of $880,621. This represents an increase of $245,555 in fiscal 1996 over fiscal 1995. This was primarily due to the increase in cash received from advertising clients. In addition, the Company used a total of $561,967 to fund its purchases of new property and equipment and for other investing activities.

     At December 31, 1996, the Company's outstanding accounts receivable decreased the amount of accounts receivable outstanding as of December 31, 1995 by $388,055. The decrease is due to an increase in collections.

     Pursuant to the Plan, the Company borrowed $800,000 under the Credit Facility in January 1994. Under the Credit Facility, the Company was required to make monthly payments of principal and interest and did not do so until the Company restructured the Credit Facility effective September 1, 1995. Since September 1, 1995, the Company has made all required payments of $20,000 per month and is current under the terms of the Credit Facility. The current balance as of December 31, 1996 was $317,935.

     As of December 31, 1996, the Company had approximately 650 shelters in its inventory. Accordingly, the Company's future capital expenditures related to the installation of additional shelters is expected to be insignificant, and its marginal cost of maintaining additional shelters is expected to be low. Because the Company's marginal cost of installing and maintaining additional shelters is low, the Company could increase its operating cash flow by installing additional shelters (directly or through the Joint Venture) and by renting the space on such additional shelters. Based on its currently pending RFPs and on increased shelter installation in existing municipalities, the Company believes that it will be able to increase its base of installed shelters during the current fiscal year.

     In connection with obtaining additional Municipal Contracts and Municipal Permits, the Company is typically required to post a performance bond with the municipality to guarantee the removal of the shelter upon the termination of the Municipal Contract. Under the Credit Facility, the Company is entitled to obtain up to $300,000 in irrevocable letters of credit to satisfy future bonding requirements. The Company has funded all such bonding requirements to date with operating capital, and as such all $300,000 is available for use for such bonding. As of the date hereof, the Company believes that the letter of credit portion of the Credit Facility is sufficient to satisfy the Company's needs for at least 12 months.

COMPARISON OF NINE-MONTHS ENDED SEPTEMBER 30, 1997 AND SEPTEMBER 30, 1996

     Sales for the nine-month period ended September 30, 1997 (the "Current Period") decreased by $372,993, or 6%, in comparison to the nine-month period ended September 30, 1996 (the "Prior Period"). This decrease in sales in the Current Period is attributable to a significant decline in revenues during the Current Quarter. As previously mentioned, the Company's litigation with Van Wagner has affected national sales significantly, resulting in lower panel occupancy.

     Cost of sales decreased by $204,148 or 5% over the Prior Period primarily due to decreases of $58,233, or 4% in City fees, and a decrease of $149,117, or 10% in advertising commissions and expenses.

     The Company's gross profit percentage decreased from 28% in the Prior Period to 26% in the Current Period. The decline of $168,845 or 10% is the result of lower occupancy and decreases in national account sales.

     An increase of $748,393 was incurred in operating expenses during the Current Period principally due to increases in Professional fees of $284,765, an increase in bad debts of $132,341 written off during the second quarter, and a general increase in other operating expenses of $122,202.

     Due to the significant increase in operating expenses coupled with a decline in sales of $372,993 during the Current Period, the Company posted a $996,156 net loss, before income taxes, during the Current Period compared to a $78,918 net loss before taxes during the Prior Period.

LIQUIDITY AND CAPITAL RESOURCES AS OF SEPTEMBER 30, 1997

     As of September 30, 1997, the Company's current liabilities exceeded its current assets by $989,823. Approximately $670,000 of the current liabilities consists of the current portion of indebtedness owed to Dr. Allan Ross, a Director of the Company. The Company's working capital position worsened by $527,169 during the Current Period, primarily the result of increases in operating expenses of $748,393. Cash flows from operating activities decreased by $754,379 over the Prior Period, principally due to the net loss of $996,156 for the Current Period. The Company utilized $480,000 against the credit line facility during the Current Quarter to fund current operations. The Company believes that it will be able to fund its current working capital needs from (1) cash generated from operating activities and (2) draws against the credit line facility.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information as of December 15, 1997, with respect to the beneficial ownership of Common Stock of the Company by (i) the Chief Executive Officer and each Named Executive Officer (as defined under "Executive Compensation" below), (ii) each nominee for director of the Company,
(iii) all directors and executive officers of the Company as a group and (iv) all those known to the Company to be beneficial owners of more than five percent of the Company's voting securities.

                                     SHARES BENEFICIALLY OWNED (2)
                                   ---------------------------------
NAME AND ADDRESS OF                     NUMBER           PERCENT
BENEFICIAL OWNER (1)               ----------------   --------------
--------------------------------
  Scott A. Kraft................          20,704(3)             2.1%
  Allan L. Ross, M.D............         140,584               14.9%
  Mark R. Boileau...............             528            *
  William M. Slater.............           5,456            *
  All directors and executive
  officers as a group...........         167,272(4)            17.4%

________________
*    Represents less than 1%

(1) The address for all persons listed is c/o Metro Display Advertising, Inc. at 15265 Alton Parkway, Suite 100, Irvine, California 92168.
(2) Nature of beneficial ownership of securities is direct and arises from sole voting power and sole investment power, subject to community property laws where applicable.
(3) Includes 20,000 shares subject to options exercisable by Mr. Kraft within 60 days.
(4)  Includes 20,000 shares subject to options exercisable within 60 days.

CHANGE IN CONTROL

     Approval of Proposal 1 of this Proxy Statement will result in a change in control of the Company as described in Proposal 1. See "The Merger - The Merger Agreement."

              INTERESTS OF CERTAIN PERSONS; RELATED TRANSACTIONS

TRANSFER OF ASSETS TO BSON AND THE DISTRIBUTION OF BSON STOCK

     Prior to the Closing, Metro will transfer certain assets to BSON and will declare a pro rata dividend on the shares of Common Stock of Metro pursuant to which Metro will distribute to Metro's shareholders, as a spinoff, all shares of BSON. See "The Merger - Transfer of Assets to BSON and Distribution of BSON Stock."

LITIGATION RESPONSIBILITY AGREEMENT

     As a condition precedent to the Merger, the Company and BSON will enter into a Litigation Responsibility Agreement pursuant to which the Company will assign to BSON, and BSON will assume from the Company, the Company's rights and obligations under lawsuits currently pending against the cities of Victorville and Laguna Hills. See "Litigation - Litigation with Municipalities." Each of the lawsuits concerns the required removal of advertising and a breach of municipality obligations, and seeks monetary damages. In the event a counterclaim or cross-claim is asserted in one of the assigned lawsuits, the Company has the option to assume the rights and obligations under such lawsuit whereupon BSON will relinquish all rights and obligations under such lawsuit.

INTERIM SALES REPRESENTATION AGREEMENT

     The Company and Eller entered into an Interim Sales Representation Agreement effective as of May 27, 1997, pursuant to which the Company has engaged Eller as its representative for leasing advertising space to national and regional advertisers. Pursuant to the agreement, Eller has assigned a Sales Manager to provide exclusive sales and marketing services to the Company and to report solely to, and be subject to the direction and control of, the Company's chief executive officer. In exchange for Eller's services, the Company has agreed to pay to Eller a 10% commission on the gross amount of sales placed by Eller through an advertising agency and a 15% commission on the gross amount of sales placed by Eller directly with the advertiser and without an agency commission. The agreement will terminate upon the consummation of the Merger, within sixty days of written notice that a condition precedent to the Merger has failed and the Merger will not be consummated, or in no event later than November 27, 1997. Pursuant to an amendment to the Interim Sales Representation Agreement dated December 29, 1997, the parties are continuing to perform under the terms of the agreement until the earlier of a Closing of the Merger or March 31, 1998.

CONSULTING AGREEMENT

     As an inducement to the Company to enter into the Merger Agreement, Eller will enter into a Consulting Agreement with BSON on or prior to Closing, pursuant to which BSON will provide Eller with such consulting services as Eller from time to time will reasonably request in connection with Eller's efforts to expand its bus shelter advertising business within the greater Los Angeles metropolitan area, and in connection with procuring contracts and permits for that purpose.

     In compensation for providing such consulting services, Eller will pay to BSON (a) on March 31, 2002 and March 31, 2005, a sum equal to 50% of an amount determined as follows: 50% of the gross revenue actually received by Eller, any subsidiaries and any affiliates during the immediately preceding calendar year from the sale of advertising on bus shelter display faces operated by Eller in the greater Los Angeles metropolitan area, minus $10,796,000.00, and (b) on March 31, 2003 and March 31, 2004, a sum equal to 50% of an amount determined as follows: the gross revenue actually received by Eller, any subsidiaries and any affiliates during the immediately preceding calendar year from the sale of advertising on bus shelter display faces operated by Eller in the greater Los Angeles metropolitan area, minus $21,592,000. The Consulting Agreement will terminate on March 31, 2004, subject to the final payment on March 31, 2005.

CREDIT FACILITY AND LOANS

     On January 6, 1994, Dr. Allan Ross, a director of the Company, entered into a loan agreement with the Company (the "Loan Agreement") pursuant to which Dr. Ross provided the Company with a line of credit of up to $1,200,000 and made available to the Company irrevocable letters of credit in an amount up to $300,000 (together, the "Credit Facility"). The initial rate for monies borrowed under the Loan Agreement was 8% per annum; the interest rate under the Loan Agreement adjusts semi-annually on February 1 and August 1 to a rate that is equal to 5% above the Federal Discount Rate in effect on the date of adjustment. The Company is obligated to make equal monthly payments of principal and interest, which is adjusted when additional amounts are borrowed and/or the interest rate changes, such that the Company will fully repay the outstanding balance of all amounts borrowed under the Loan Agreement by the end of December 2000. In addition to the foregoing interest rate, the Company has agreed to pay Dr. Ross, on each anniversary of the Loan Agreement, an amount equal to 2% of the difference between the amount borrowed under the Credit Facility and the Credit Facility limit. In consideration for entering into the Loan Agreement, the Company agreed to grant Dr. Ross the opportunity, through stock options or otherwise, to purchase 4% of the capital stock (40,000 shares) of the Company for a total purchase price of $100.

The amounts borrowed under the Loan Agreement are secured by a first lien on all of the assets of the Company, including without limitation, all of the capital stock of BSON owned by the Company, and all accounts receivable, inventory, cash, contract rights and other tangible and intangible assets. The Loan Agreement also contains certain negative covenants pursuant to which the Company, among other things, is prohibited from declaring any dividend on its Common Stock, from repurchasing or redeeming its shares, from incurring additional indebtedness other than in the usual course of its business, from further encumbering its assets, from selling its assets, or from expending more than $300,000 for acquisition of fixed or capital assets during any year. A breach of any of the foregoing covenants would cause all principal and interest to be immediately due and payable. The Company borrowed $800,000 under its line of credit. The Company had not made any of the monthly payments that it was required to make pursuant to the Loan Agreement until September 1995 when the Company and Dr. Ross restructured the Credit Facility. The Company and Dr. Ross entered into a Loan Modification in September 1995 that required the Company to pay Dr. Ross $360,000 which was treated as a reduction of principal, reduced the Company's loan payments to $20,000 per month, increased the number of shares of the Company's Common Stock that Dr. Ross would receive upon exercise of his option from 40,000 to 80,000 and made the loan current as of September 1, 1995. The Company has paid the $20,000 monthly payments since the date of such loan modification. In late 1995, Dr. Ross exercised the options to purchase 80,000 shares of Common Stock of the Company.

     The Board of Directors believes that the terms of the Loan Agreement are, at this time, the most favorable terms that are reasonably available to the Company. Ordinarily, credit facilities are extended to companies by institutional lenders based on both the Company's prior operations and on the amount of assets that can be used as collateral. Unfortunately, because (i) the Company was in bankruptcy a few years ago, (ii) its business has changed significantly (i.e., the Company no longer generates cash from the sale of bus
               ----
stop shelters to investors), and (iii) its inventory and other assets are not preferred types of collateral, the Company does not believe that it could currently obtain a similar loan from an unaffiliated lender. If the Company's financial condition and credit worthiness improve and, as a result, additional loan opportunities become available, the Company will evaluate replacing the Loan Agreement with a credit facility from an unaffiliated lender.

     The Company and Baron LLC, of which Dr. Ross is the managing partner and majority owner, entered into a Memorandum of Understanding effective as of January 1, 1994 pursuant to which the Company can accrue the $11,237.17 monthly payments owed by the Company to Baron LLC. Such accrued amounts bear interest at the same interest rate as the Credit Facility, and Baron LLC can demand at any time that the accrued amounts be paid in full over 48 equal monthly payments of principal and interest.

     Upon consummation of the Merger, the Surviving Corporation, as a wholly-owned subsidiary of Eller, will remain obligated under the loans described above.

EMPLOYMENT AGREEMENTS

     BSON and Scott A. Kraft entered into an employment agreement dated September 29, 1997 pursuant to which Mr. Kraft will serve BSON as President and Chief Executive Officer beginning on the date on which the Company completes the Merger with Eller and EMS and concluding three years thereafter. Mr. Kraft will receive as compensation a salary of $3,000 per week, with minimum increases in accordance with the Consumer Price Index on January 1, 1999 and each year the employment agreement is in effect. In addition, Mr. Kraft will receive a bonus of $2,500 for any month in which the gross advertising revenue for such month exceeds by 10% the gross advertising revenue for such month of the prior year, and bonuses increasing from $40,000 to $70,000 (less any monthly bonuses paid) for the years ending December 31, 1998 through December 31, 2001 for any such calendar year in which the gross advertising revenue for the year exceeds by 10% the gross advertising revenue for the preceding year. Mr. Kraft will also receive a stock option to purchase 35,000 shares of BSON common stock at an exercise price of $3.10 per share, which option is exercisable at any time prior to twelve months following the expiration of the employment contract. BSON will also provide certain benefits, including $6,000 per month for disability insurance. BSON may terminate the employment contract for cause. If BSON terminates the employment contract without cause, Mr. Kraft will remain entitled to the compensation set forth in the employment agreement for the remainder of the term or a minimum of one year.

BONUSES

     After the Closing of the Merger, the Company intends to pay bonuses to certain key employees of the Company, including the executive officers. The Company has not yet determined the persons who will receive bonuses nor the amounts of such bonuses, but the aggregate amount of all such bonuses will not exceed $800,000.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, to its officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements; except that Scott A. Kraft failed to file a Form 4 with respect to the receipt of 20,000 stock options in December 1996 and he failed to file a subsequent Form 5 for such transaction; and Allan
L. Ross failed to file a Form 5 for the fiscal year ended December 31, 1995 relating to the failure to file a Form 4 for the exercise of 80,000 stock options in 1995.

                            EXECUTIVE COMPENSATION

     The following table shows, for the fiscal years ended December 31, 1996, 1995 and 1994, compensation awarded to, or earned by, the Company's Chief Executive Officer and each of its other most highly compensated executive officers earning at least $100,000 in salary and bonus at December 31, 1996 (the "Named Executive Officers"):

                                                                Long Term
                                                               Compensation
                                                               ------------

                                Annual Compensation (1)           Awards
                           ---------------------------------   ------------
                           Fiscal Year                          Securities
Name and                      Ended                             Underlying
Principal Position         December 31,    Salary     Bonus      Options
------------------------   ------------   --------   -------   ------------
Scott A. Kraft                     1996   $115,103         0              0
  President and Chief              1995    111,293         0         20,000
  Executive Officer                1994     75,000   $25,000              0

_____________

(1) The compensation described in this table does not include medical insurance, retirement benefits and other benefits received by the foregoing executive officer which are available generally to all employees of the Company and certain perquisites and other personal benefits received by the foregoing executive officer of the Company, the value of which did not exceed the lesser of $50,000 or 10% of the executive officer's cash compensation in the table.

STOCK OPTION PLAN

     In February 1995, the Board of Directors approved and in April 1995, the Company's shareholders ratified the Company's 1995 Incentive Stock Option Plan (the "Option Plan"). The Option Plan provides for the grant of options to officers, directors and other key employees of the Company to purchase up to an aggregate of 200,000 shares of Common Stock. The Option Plan is to be administered by the Stock Option Committee of the Board of Directors, which has complete discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the Option Plan. The Stock Option Committee has not yet been appointed. Options granted under the Option Plan may be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options, and will be designated as such.

     The exercise price of incentive stock options may not be less than 100% of the fair market value of the Company's Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The Code currently limits to $100,000 the aggregate value of Common Stock that may be acquired in any one year pursuant to incentive stock options under the Option Plan or any other option plan adopted by the Company. Non-qualified options may be granted under the Option Plan at an exercise price less than the fair market value of the Common Stock on the date of grant. Non-qualified options also may be granted without regard to any restrictions on the amount of Common Stock that may be acquired pursuant to such options in any one year.

     In general, upon termination of employment of an optionee, all options granted to such person which were not exercisable on the date of such termination would immediately terminate, and any options that are exercisable would terminate 90 days (one year in the case of termination by reason of disability) following termination of employment except in the event of termination for cause. In the event of termination for cause, all unexercised options would terminate 30 days after termination.

     Options may not be exercised more than ten years after the grant (five years after the grant if the grant is an incentive stock option to any employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). Options granted under the Option Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death. Under the Option Plan, shares subject to canceled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalization, stock splits or stock dividends. The Option Plan is effective for ten years, unless sooner terminated or suspended.

STOCK OPTION GRANTS AND EXERCISES

     No stock options were granted to Named Executive Officers in 1996.

          AGGREGATED OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 1996
                        AND FISCAL YEAR-END OPTION VALUE

                                                                  Number of Securities            Value of Unexercised
                                                             Underlying Unexercised Options     In-the-Money Options at
                                                              Held at Fiscal Year-End ($)         Fiscal Year End ($)
                                                             ------------------------------   ----------------------------
                           Shares Acquired       Value
          Name             On Exercise (#)    Realized ($)    Exercisable    Unexercisable    Exercisable    Unexercisable
------------------------   ----------------   ------------   -------------   --------------   ------------   -------------
Scott A. Kraft                    0                0             20,000             0             $(1)              $0
  President and Chief
  Executive Officer

(1) The exercise price of Mr. Kraft's stock options is $5.00 per share. There currently is, however, no public trading market for the Company's Common Stock. Information regarding any market value of the Company's Common Stock is unavailable. The Company did not obtain a professional valuation of the Common Stock for the Merger. The actual Merger Consideration allocable to each share of Common Stock does not represent a market valuation of the Common Stock because of the particularities involved in the Merger, such as potential reductions and adjustments to the Cash Consideration or Escrow Consideration, contribution of the Capital Contribution, and exclusion of BSON and the assets to be transferred to BSON.

EMPLOYMENT AGREEMENTS

     Effective March 4, 1995, the Company entered into a three year employment agreement with Scott Kraft. Pursuant to such agreement, Mr. Kraft is currently serving as President and Chief Executive Officer of the Company at a salary of $2,433 per week. In addition, Mr. Kraft received stock options to purchase 20,000 of Common Stock at $5.00 per share. Such options must be exercised within twelve months of the expiration of the employment agreement. This agreement will terminate upon consummation of the Merger. Mr. Kraft has agreed to exercise his options prior to the Merger.

     On September 29, 1997, BSON and Scott A. Kraft entered into an employment agreement pursuant to which Mr. Kraft will serve BSON as President and Chief Executive Officer beginning on the date on which the Company completes the Merger with Eller and EMS and concluding three years thereafter. Mr. Kraft will receive as compensation a salary of $3,000 per week, with minimum increases in accordance with the Consumer Price Index on January 1, 1999 and each year the employment agreement is in effect. In addition, Mr. Kraft will receive a bonus of $2,500 for any month in which the gross advertising revenue for such month exceeds by 10% the gross advertising revenue for such month of the prior year, and bonuses increasing from $40,000 to $70,000 (less any monthly bonuses paid) for the years ending December 31, 1998 through December 31, 2001 for any such calendar year in which the gross advertising revenue for the year exceeds by 10% the gross advertising revenue for the preceding year. Mr. Kraft will also receive a stock option to purchase 35,000 shares of BSON common stock at an exercise price of $3.10 per share, which option is exercisable at any time prior to twelve months following the expiration of the employment contract. BSON will also provide certain benefits, including $6,000 per month for disability insurance. BSON may terminate the employment contract for cause. If BSON terminates the employment contract without cause, Mr. Kraft will remain entitled to the compensation set forth in the employment agreement for the remainder of the term or a minimum of one year.

BONUSES

     After the Closing of the Merger, the Company intends to pay bonuses to certain key employees of the Company, including the executive officers. The Company has not yet determined the persons who will receive bonuses nor the amounts of such bonuses, but the aggregate amount of all such bonuses will not exceed $800,000.

COMPENSATION OF DIRECTORS

     The directors did not receive any compensation from the Company during the past fiscal year, and directors are not currently compensated for services rendered to the Company as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1996, the Board of Directors had no compensation committee and decided all matters of executive compensation as a full Board of Directors. The members of the Board of Directors for the last completed fiscal year were Allan L. Ross, M.D., William M. Slater and Mark R. Boileau. There are no interlocks between the Company and other entities involving the Company's executive officers and board members who served as executive officers or board members of other entities.


                                  LITIGATION

LITIGATION WITH VAN WAGNER

     The Company's pending litigation with the Van Wagner Group is described in "The Merger -Van Wagner Litigation and Disputes."

LITIGATION WITH MUNICIPALITIES

     On November 15, 1995, the Company filed a complaint in the Eighth Judicial District Court of Nevada against the City of Las Vegas. The Company had entered into a contract with the City of Las Vegas in July 1985 pursuant to which the Company was obligated to provide bus stop shelters. As such contract approached its expiration date of July 1995, the Company and the City of Las Vegas disagreed as to who would own the shelters upon expiration of such contract. They agreed to extend the contract while the Company filed an action for declaratory relief to determine their respective rights with respect to the shelters. In September, 1996, the City and the Company agreed to a settlement of their dispute, providing for the Company to retain ownership of the shelters and the award of a new long-term contract.

     On November 15, 1995, the Company filed a complaint against the City of Victorville as well as two of its City Council members and one member of the staff. The Company alleges that the City of Victorville objected to certain advertising by the UFCW Union relating to a labor dispute with a food supermarket chain located within the City of Victorville. When the Company did not remove this advertising at the request of the City of Victorville, the Company claims that the City of Victorville retaliated by canceling the Company's contract to operate the shelters. The Company has requested damages in excess of $1,000,000 as well as punitive damages, attorneys' fees and court costs.

     In December 1995, the Company filed a complaint against the City of Laguna Hills. The complaint alleges that (i) in January 1995, the City required the Company to execute a Memorandum of Understanding that would prohibit certain types of advertising and (ii) in September 1995, the City of Laguna Hills decided to eliminate all bus stop shelters and require their removal. The Company alleges that such actions violated its First Amendment rights and deprived it of its civil rights. The Company seeks as relief from the court the following: (i) a declaration that certain actions of the City of Laguna Hills are unconstitutional, (ii) compensation for the elimination of the bus shelters,
(iii) an injunction against the enforcement of its decision to do away with the bus shelters and against the Memorandum of Understanding limiting the content of advertising and (iv) $250,000 in general damages, plus attorneys' fees and costs accrued.

     On or about May 23, 1996, the Company filed a complaint against the City of Lake Forest. The complaint alleges that the City, first demanded that certain advertising copies be removed by the multiple companies doing business in the City and later decided to award an exclusive franchise to one of the Company's competitors. The Company alleges that this action was taken in part to retaliate due to the Company's refusal to remove certain advertising copies which the City found objectionable and to obtain better content control overall. The complaint seeks that the Company be given the right to continue to do business in the City of Lake Forest. Furthermore, damages of at least $1,000,000 are sought, as well as the recovery of attorney fees and court costs, which have accrued.

LITIGATION WITH BUSLINE MEDIA

     On June 27, 1996, via an order issued by the United States District Court of Northern California approving a Settlement Plan between Busline Media and its former shelter owners, the Company acquired a 25% interest in a newly formed corporation, Bay Area Transit Shelters ("BATS"), with operations in Northern California. The 25% ownership was in exchange for debt obligations to the Company for cash and services rendered by the Company to the Busline Media Receivership as delineated in the Settlement Plan approved by the court on June 20, 1996. The Company assigned its interest (200,000 shares of BATS stock) to BSON on March 7, 1997. BSON, through an agreement with Bay Area Transit Shelters, will operate and manage the affairs of the new corporation, expanding its operations into this newly acquired advertising market.


            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

     There currently is no public trading market for the Company's securities, although the Company has approximately 1,195 holders of record of its Common Stock.

     The Company has not, to date, paid any cash dividends upon its Common Stock. The Company has no current plans to pay dividends on its Common Stock and intends to retain earnings, if any, for working capital purposes. Any future determination as to the payment of dividends on the Common Stock will depend upon the results of operations, capital requirements, the financial condition of the Company and other relevant factors.


                             AVAILABLE INFORMATION

     THE COMPANY IS PROVIDING HEREWITH A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO.

                            INDEPENDENT ACCOUNTANTS

     The financial statements of the Company as of December 31, 1996 included in this Proxy Statement have been audited by Peck & Lopez, independent auditors, as stated in their report appearing herein. The financial statements of the Company for the years ended December 31, 1995 and 1994 included in this Proxy Statement have been audited by Stinchfield & Co., independent auditors.

     A representative of Peck & Lopez will be available at the Annual Meeting of Shareholders and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions.

     Effective as of December 10, 1996, the Company advised Stinchfield & Co., its prior certifying accountants, that it had decided to change accounting firms. Stinchfield & Co.'s report dated April 12, 1996 does not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope or accounting principles. The decision to change accounting firms was made by the Company's Board of Directors. There have been no disagreements with Stinchfield & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the fiscal year ending December 31, 1995 or the subsequent interim period preceding the dismissal of Stinchfield & Co., which disagreements, if not resolved to the satisfaction of Stinchfield & Co., would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

     Effective as of December 10, 1996, the Company engaged Peck & Lopez as its new certifying accountants. The Company has not, during the fiscal years ended December 31, 1995 and December 31, 1996 or the subsequent interim period, consulted with Peck & Lopez regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.


                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those set forth above. However, if other matters come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote the shares represented by the Proxy in accordance with the recommendations of the Board of Directors on such matters, and the discretionary authority to do so is included in the Proxy.


                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholders are advised that any shareholder proposal, including nominations to the Board of Directors, intended for consideration at next year's Annual Meeting must be received by the Company no later than September 7, 1998, to be included in the proxy material for next year's Annual Meeting. It is recommended that shareholders submitting proposals direct them to the Secretary, Metro Display Advertising, Inc., 15265 Alton Parkway, Irvine, California 92168, and utilize certified mail, return-receipt requested in order to ensure timely delivery. If the Merger is consummated, the Company's Annual Meeting of Shareholders for 1998 will not occur, other than as a subsidiary of Eller.

THE SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.


                         By Order of the Board of Directors


                         William M. Slater
                         Secretary

January 5, 1998

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        Page
                                                                                        ----

Annual Financial Data of the Company
       Report of Peck & Lopez.........................................................   F-1
       Report of Stinchfield & Co.....................................................   F-2
       Consolidated Balance Sheets at December 31, 1996 and 1995......................   F-3
       Consolidated Statements of Operations for Years Ended
              December 31, 1996 and 1995..............................................   F-4
       Consolidated Statements of Stockholders' Equity for the Years
              Ended December 31, 1996 and 1995........................................   F-5
       Consolidated Statements of Cash Flows for Years Ended
              December 31, 1996 and 1995..............................................   F-6
       Notes to Consolidated Financial Statements.....................................   F-8

Interim Financial Data of the Company
       Condensed Consolidated Balance Sheets at September 30,
              1997 (Unaudited) and December 31, 1996..................................   F-17
       Condensed Consolidated Statements of Operations for the Nine Months
              Ended September 30, 1997 and 1996 (Unaudited)...........................   F-18
       Condensed Consolidated Statements of Cash Flows for the Nine Months
              Ended September 30, 1997 and 1996 (Unaudited)...........................   F-19
       Notes to Condensed Consolidated Financial Statements (Unaudited)...............   F-20

Annual Financial Data of BSON
       Report of Peck & Lopez.........................................................   F-21
       Balance Sheets at December 31, 1996 and 1995...................................   F-22
       Statements of Income for the Years Ended December 31, 1996 and 1995............   F-23
       Statements of Stockholders' Equity for the Years Ended
              December 31, 1996 and 1995..............................................   F-24
       Statements of Cash Flows for the Years Ended December 31, 1996 and 1995........   F-25
       Notes to Financial Statements..................................................   F-27

Interim Financial Data of BSON
       Condensed Balance Sheets at September 30, 1997 (Unaudited)
              and December 31, 1996...................................................   F-32
       Condensed Statements of Operations for the Year Ended
              December 31, 1996 and Nine Months Ended
              September 30, 1997 and 1996 (Unaudited).................................   F-33
       Condensed Statements of Cash Flows for the Year Ended
              December 31, 1996 and Nine Months Ended
              September 30, 1997 and 1996 (Unaudited).................................   F-34
       Notes to Condensed Financial Statements (Unaudited)............................   F-35


Pro Forma Condensed Financial Statements
       Introduction............................................................................   F-36
       Metro Display Advertising, Inc.
              Pro Forma Condensed Balance Sheet as of September 30, 1997.......................   F-37
              Pro Forma Condensed Statement of Loss for the Year Ended December 31, 1996.......   F-38
              Pro Forma Condensed Statement of Loss for the Nine Months
                     Ended September 30, 1997..................................................   F-39
       Bustop Shelters of Nevada, Inc.
              Pro Forma Condensed Balance Sheet as of September 30, 1997.......................   F-40
              Pro Forma Condensed Statement of Income for the Year Ended December 31, 1996.....   F-41
              Pro Forma Condensed Statement of Loss for the Nine Months
                     Ended September 30, 1997..................................................   F-42
       Notes to Pro Forma Condensed Financial Statements.......................................   F-43

                         [LETTERHEAD OF PECK & LOPEZ]


                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Metro Display Advertising, Inc.

We have audited the accompanying consolidated balance sheets of Metro Display Advertising, Inc., and subsidiary as of December 31, 1996 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits. The financial statements of Metro Display Advertising, Inc. and subsidiary as of December 31, 1995, were audited by other auditors whose report dated April 15, 1996, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Metro Display Advertising, Inc. and the subsidiary as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

Peck & Lopez
Certified Public Accountants



Newport Beach, CA
May 20, 1997

                       [LETTERHEAD OF STINCHFIELD & CO.]

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Metro Display Advertising, Inc.

We have audited the accompanying consolidated balance sheets of Metro Display Advertising, Inc., (a California corporation) and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholder's equity, and cash flows for the years then ended. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Metro Display Advertising, Inc. and the subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


STINCHFIELD & CO.
Certified Public Accountants

/s/ STINCHFIELD & CO.

Laguna Niguel, CA
April 12, 1996

                        METRO DISPLAY ADVERTISING, INC.
                          CONSOLIDATED BALANCE SHEETS

                  ASSETS                                    December 31,
                                                         1996          1995
                                                     ------------  ------------
CURRENT ASSETS:
Cash                                                 $    74,947   $   225,524
Accounts receivable, net of allowances
  of $143,539 and $117,775 (Note 1)                      989,804     1,377,859
Prepaid expenses and other assets (Note 7)               226,844        39,330
Deferred taxes - current portion (Note 5)                196,000       235,000
                                                     -----------   -----------
    TOTAL CURRENT ASSETS                               1,487,595     1,877,713
                                                     -----------   -----------
PROPERTY AND EQUIPMENT: (Note 1 and 4)
Office furniture and equipment                           343,472       282,230
Leasehold improvements                                    24,280        24,280
Machinery and equipment                                   82,588        70,500
Vehicles                                                 463,470       397,305
Bus stop shelters                                      7,892,783     7,813,534
                                                     -----------   -----------
                                                       8,806,593     8,587,849
Less: accumulated depreciation                        (2,633,934)   (1,821,408)
                                                     -----------   -----------
                                                       6,172,659     6,766,441
                                                     -----------   -----------
OTHER ASSETS:
Performance bond deposits (Note 3)                       734,722       694,722
Deferred taxes - less current portion (Note 5)         3,052,000     2,924,000
Other assets (Note 2 and 6)                              186,528       102,033
                                                     -----------   -----------
                                                       3,973,250     3,720,755
                                                     -----------   -----------
                                                     $11,633,504   $12,364,909
                                                     ===========   ===========
       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt (Note 4)           $   693,065   $   751,622
Accounts payable and other accrued liabilities           269,746       372,237
Due to municipalities                                    596,052       757,569
Due to joint venture (Note 6)                             87,538             -
Accrued payroll and related taxes                         77,781        57,954
Advanced payments                                        226,067       214,118
                                                     -----------   -----------
    TOTAL CURRENT LIABILITIES                          1,950,249     2,153,500

LONG TERM DEBT - LESS CURRENT PORTION (Note 4)           833,785     1,320,848

COMMITMENTS AND CONTINGENCIES (Note 7 and 8)

STOCKHOLDERS' EQUITY:
Preferred stock, 1,000,000 shares authorized,
  no par value, no shares issued
Common stock, 5,000,000 shares authorized,
  no par value, 823,030 shares issued                  9,504,532     9,504,532
Accumulated deficit                                     (655,062)     (613,971)
                                                     -----------   -----------
                                                       8,849,470     8,890,561
                                                     -----------   -----------
                                                     $11,633,504   $12,364,909
                                                     ===========   ===========

                See notes to consolidated financial statements

                        METRO DISPLAY ADVERTISING, INC.
                       CONSOLIDATED STATEMENTS OF INCOME


                                                      Years Ended December 31,
                                                        1996           1995
                                                    ------------   ------------

REVENUES:                                            $7,571,268     $7,437,210

COST OF SALES:
City fees (Note 7)                                    1,455,660      1,805,548
Advertising commissions and expenses                  2,192,772      2,101,507
Installation and maintenance                          1,099,513        913,700
Other costs                                             198,675         73,188
                                                     ----------     ----------
  TOTAL COST OF SALES                                 4,946,620      4,893,943
                                                     ----------     ----------

  GROSS PROFIT                                        2,624,648      2,543,267
                                                     ----------     ----------

OPERATING EXPENSES:
Wages and related expenses                              589,873        558,124
Professional fees                                       163,425         67,083
Bad debts                                                62,814         72,500
Office expenses                                         218,769        192,314
Depreciation (Note 1)                                   923,299        911,332
Other operating expenses                                501,685        493,397
                                                     ----------     ----------
  TOTAL OPERATING EXPENSES                            2,459,865      2,294,750
                                                     ----------     ----------

INCOME FROM OPERATIONS                                  164,783        248,517
                                                     ----------     ----------

OTHER INCOME (EXPENSE):
Gain (Loss) on sale of assets                           (73,897)         2,060
Investment loss                                         (27,882)             -
Interest income                                          20,638         11,033
Other income                                             11,474         45,688
Interest expense                                       (224,407)      (180,301)
                                                     ----------     ----------
  TOTAL OTHER INCOME (EXPENSE)                         (294,074)      (121,520)

INCOME (LOSS) BEFORE TAXES                             (129,291)       126,997

PROVISION (BENEFIT) FOR INCOME TAXES (NOTE 5)           (88,200)        47,000
                                                     ----------     ----------

NET INCOME (LOSS)                                    $  (41,091)    $   79,997
                                                     ==========     ==========

NET INCOME (LOSS) PER SHARE                          $    (0.04)    $     0.09
                                                     ==========     ==========

WEIGHTED AVERAGE SHARES OUTSTANDING                     983,030        906,364
                                                     ==========     ==========

                See notes to consolidated financial statements

                        METRO DISPLAY ADVERTISING, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 1996 and 1995


                                          COMMON      ACCUMULATED
                                          STOCK         DEFICIT        TOTAL
                                        ==========    ===========    ==========

Balance at January 1, 1995              $4,027,358     $(693,968)    $3,333,390

Net Income                                       -        79,997         79,997

Exchange for Minority Interest              19,139             -         19,139

Stock Options (Note 9)                      79,880             -         79,880

Deferred tax adjustment (Note 5)         5,378,155             -      5,378,155
                                        ----------     ---------     ----------

Balance at January 1, 1996              $9,504,532     $(613,971)    $8,890,561

Net Income                                       -       (41,091)       (41,091)

                                        ----------     ---------     ----------
Balance at December 31, 1996            $9,504,532     $(655,062)    $8,849,470
                                        ==========     =========     ==========

                See notes to consolidated financial statements

                        METRO DISPLAY ADVERTISING, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      Years Ended December 31,
                                                        1996            1995
                                                     -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Cash received from customers                         $ 7,919,931    $ 7,044,080
Cash paid to suppliers and employees                  (6,841,155)    (6,280,225)
Interest received                                         20,638         11,798
Interest paid                                           (217,993)      (139,787)
Franchise tax paid                                          (800)          (800)
                                                     -----------    -----------
  Net cash provided by operating activities              880,621        635,066
                                                     -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets                             158,646              -
Purchase of property and equipment                      (570,063)      (361,251)
Performance bond deposits                                (71,500)       (25,000)
Investment in joint venture                              (20,000)             -
Proceeds from joint venture                               87,538              -
Loans made                                               (72,052)             -
                                                     -----------    -----------
  Net cash used in investing activities                 (487,431)      (386,251)
                                                     -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans                                            -        360,000
Payments on notes payable                               (543,767)      (504,559)
                                                     -----------    -----------
  Net cash used in financing activities                 (543,767)      (144,559)
                                                     -----------    -----------
NET INCREASE IN CASH                                    (150,577)       104,256

CASH AT BEGINNING OF YEAR                                225,524        121,268
                                                     -----------    -----------
CASH AT END OF YEAR                                  $    74,947    $   225,524
                                                     ===========    ===========

SUPPLEMENTAL DISCLOSURE SCHEDULE OF NON-CASH
 INVESTING AND FINANCING ACTIVITIES:

Purchase of vehicle in exchange for debt             $    30,000    $         -
                                                     ===========    ===========
Issuance of common stock options in exchange
 for loan and debt service costs                     $         -    $    79,880
                                                     ===========    ===========
Increased deferred tax asset due to a change
 in tax attributes (Note 5)                          $         -    $ 3,205,200
                                                     ===========    ===========
Decrease deferred tax liability due to a
 change in tax attributes (Note 5)                   $         -    $ 2,172,155
                                                     ===========    ===========
Exchange of minority interest for common stock
 of parent                                           $         -    $    19,139
                                                     ===========    ===========

                See notes to consolidated financial statements

                        METRO DISPLAY ADVERTISING, INC.
         CONSOLIDATED STATEMENTS OF CASH FLOWS - SUPPLEMENTAL SCHEDULE


                                                     Years Ended December 31,
                                                        1996          1995
                                                     ----------    ----------
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH
 PROVIDED BY OPERATING ACTIVITIES

NET INCOME (LOSS)                                    $  (41,091)   $   79,997

ADJUSTMENTS TO RECONCILE TO NET CASH PROVIDED
 BY OPERATING ACTIVITIES

Depreciation                                            923,299       911,332
(Gain) loss on sale of assets                            73,897        (2,060)
Investment loss in joint venture                         27,882             -
(Increase) decrease in accounts receivable              388,055      (370,568)
(Increase) in other receivables                         (19,029)            -
Decrease (increase) in other assets                    (150,810)       44,373
(Decrease) increase accounts payable &
 accrued liabilities                                   (282,444)     (155,237)
Increase in advance payments                             11,949         4,250
(Increase) decrease in deferred tax                     (89,000)       46,200
Increase in accrued interest                              6,413        41,279
Bonds paid to cities                                     31,500        35,500
                                                     ----------    ----------
  Net cash provided by operating activities          $  880,621    $  635,066
                                                     ==========    ==========

                See notes to consolidated financial statements

                        METRO DISPLAY ADVERTISING, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 1 -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

             ORGANIZATION

             Metro Display Advertising, Inc., "the Company", incorporated in California in 1984. The Company has agreements with municipalities to install and maintain bus stop shelters and benches. Revenue is generated by renting advertising space on the installed shelters. The shelters are owned, installed and maintained by the Company and are currently located in approximately 63 municipalities throughout Southern California. The Company also rents advertising space in shelters located in Clark County, Nevada, including the City of Las Vegas, through its wholly owned subsidiary.

             Advertising sales for the Company's shelters are effected primarily by a national outdoor advertising agency under an advertising and marketing agreement dated January 1993. The marketing agreement provides the Company with both regional and national advertisers. The marketing agreement term expires March 1999, subject to an automatic five-year renewal. Approximately 80 percent of the Company's sales are generated through this marketing and sales agreement.

             The Company and its wholly owned subsidiary Continental Shelters, Inc., a California Corporation, files a consolidated voluntary petition for relief under Chapter 11 of Title 11 of the United State Code on January 22, 1992. Continental Shelters, Inc., in the business of manufacturing and installing bus stop shelters exclusively for the Company, ceased operations February of 1992. All assets and liabilities of the subsidiary were transferred to the Company. On November 19, 1993, the Bankruptcy Court confirmed the Company's plan of reorganization, effective January 7, 1994. The accounting for the bankruptcy and the forgiveness of debt and adjustment to assets were recorded on a fresh start reporting basis for the year ending December 31, 1993.

             PRINCIPLES OF CONSOLIDATION

             The accompanying financial statements present the consolidated accounts of the Company and its wholly-owned subsidiary, Bustop Shelters of Nevada, Inc., a Nevada Corporation. All significant inter-company transactions and balances have been eliminated.

             USE OF ESTIMATES

             Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

             REVENUE RECOGNITION

             The Company's revenue is derived primarily from providing advertising services under contract arrangements. The Company prepares its financial statements on the accrual basis of accounting in accordance with generally accepted accounting principles. Advertising revenue is recognized when earned, and expenses are recorded when incurred.

                        METRO DISPLAY ADVERTISING, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

          ALLOWANCE FOR DOUBTFUL ACCOUNTS

          The Company has adopted the allowance for doubtful accounts method of accounting for losses from uncollectible accounts. Under this method, an allowance is provided based on historical experience and management's evaluation of outstanding accounts receivable at the end of each year.

          PROPERTY AND EQUIPMENT

          Property and equipment were re-stated at their estimated fair market value at January 7, 1994, the effective date of the Company's plan of reorganization, in accordance with fresh-start reporting. For years ended December 31, 1995 and 1996, property and equipment are depreciated over the remaining estimated useful lives, generally one to seven years, of the related assets using the straight-line method. The bus stop shelters are depreciated over ten years, using the straight-line method.

          NET INCOME PER SHARE

          Net income per common and common share equivalent share is computed on the basis of the weighted average number of common shares outstanding and dilutive common equivalent shares. Common stock equivalent shares include dilutive stock options.

          CONCENTRATION OF CREDIT RISK

          Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, investments, and trade accounts receivable. Investments that potentially subject the Company to credit risk include investments in joint ventures and partnerships. Future changes in economic conditions may make the investments less valuable. A majority of the Company's trade receivables are derived from sales generated by a national outdoor advertising agency to whom payments are made. The national outdoor advertising agency then remits collections to the Company on a monthly basis. Amounts due from the national outdoor agency accounted for 70 percent and 72 percent of accounts receivables at December 31, 1996 and 1995 respectively. The company performs ongoing credit evaluations of its customers' financial condition and limits its exposure to accounting losses by limiting the amount of credit extended whenever deemed necessary and generally does not require collateral. Reserves are maintained for potential credit losses, and such losses have been within management's expectations.

          The carrying amounts reported on the balance sheet for cash, investments, and trade accounts receivable approximate fair value.

          INCOME TAXES

          Effective January 1, 1993, the Company adopted statement of Financial Accounting Standards No. 109, the objective of accounting for income taxes is to recognize the amount of current and deferred taxes payable (or refundable) at the date of the financial statements as measured by the provision of the enacted tax laws.

          Deferred income taxes have been provided for the future tax effects of temporary differences between financial reporting and tax basis of assets, liabilities, and operating loss carryforwards.

                        METRO DISPLAY ADVERTISING, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

         RECLASSIFICATIONS

         Certain reclassifications to the year-end 1995 income statement have been made to conform to classifications adopted in 1996. These classifications have no effect on net income.

         LONG-LIVED ASSETS

         Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the impairment for Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The adoption of SFAS 121 did not have a material impact on the results of operations or financial position of the Company.


NOTE 2 - OTHER ASSETS

         The Company entered into an agreement with Busline Media to provide administrative services and support. Busline Media is a sole proprietorship that became subject to a receivership by order of the United States District Court on or about July 1993. As part of this agreement, the Company agreed to make operating expense advances to Busline Media. As of December 31, 1996, the Company advanced $156,410 to Busline Media. On June 20, 1996, the plan was approved, a new corporation called Bay Area Transit Shelters, Inc. ("BATS"), was formed.

         The Company is expected to receive 25 percent of the new issue common stock of BATS in exchange for services and the amount owed. The stock will be issued May 1997.

NOTE 3 - PERFORMANCE BOND DEPOSITS

         The Company, under terms of its agreements with various municipalities, is required to maintain either cash bond deposits or certificates of deposit pledged to municipalities, which guarantee the removal of shelters. The bond deposits are required for the duration of the agreements, generally five to ten years.

NOTE 4 - LONG TERM DEBT

         The long term debt at December 31, 1996, consists of the following:

                                             Current      Long Term    Total
                                             -------      ---------  --------
         Notes payable to bank, secured by
         vehicle, payable in monthly
         installments of $944, including
         interest at 8 percent maturing
         October 1999.                       $ 9,378       $ 19,224  $ 28,602

         Note payable to National Display
         Advertising, Inc., secured by 124
         bus stop shelters, payable in
         monthly installments of $8,067,
         including interest at 10%,
         maturing January 1997.                7,992              0     7,992


                        METRO DISPLAY ADVERTISING, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 4 - LONG TERM DEBT, CONTINUED

                                                         Current    Long Term     Total
                                                         --------   ---------   ---------
         Unsecured note payable to National
         Display Advertising, Inc. payable in
         monthly installments of $12,000,
         including interest at 7 percent
         maturing November 1997. See Note 7
         for contingent liability relating to
         this loan.                                      $119,361   $      0   $  119,361

         Line of credit provided by a related
         party. See Note 9 and 10.                        201,022    116,913      317,935

         Note payable secured by corporate
         assets. Interest only at 10 percent
         for four years, thereafter monthly
         installments of $9,130, maturing
         September, 2003. See Note 9 and 10.                    0    326,351      326,351

         Settlement of a loan guarantee,
         payable in monthly installments of
         $3,000, discounted at 7% maturing
         December, 1997.                                   33,913          0       33,913

         Trade and other miscellaneous
         obligations, payable in monthly
         installments of $1,689, discounted
         at 7 percent, maturing, January, 1998.            19,486      1,679       21,165

         Trade obligations due to a related
         party payable in monthly installments
         of $11,237, discounted at 7 percent
         through January 1998. See Note 10
         for additional information.                      211,133    312,438      523,571

         Obligations to municipalities, payable
         in monthly installments of $7,944,
         discounted at 7 percent, maturing 1998
         and 1999.                                         90,780     57,180      147,960
                                                         --------   --------   ----------
                                                         $693,065   $833,785   $1,526,850
                                                         ========   ========   ==========

     Future maturities of long-term debt are as follows:

        Year Ended December 31
        ----------------------
               1998                             $281,922
               1999                              118,530
               2000                              184,562
               2001                               82,260
               2002 and after                    166,511
                                                --------
                                                $833,785
                                                ========

                        METRO DISPLAY ADVERTISING, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 5 - INCOME TAXES

         Under SFAS 109, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and operating loss carryforwards.

         The tax effects of significant items composing the Company's net deferred tax assets are as follows:

                                                                  December 31,
                                                           ---------------------------
                                                              1996             1995
                                                           -----------      ----------
         Deferred tax liabilities:
         Difference between book and tax basis property    $  (260,995)     $  (311,913)
                                                           -----------      -----------
         Deferred tax assets:
         Doubtful accounts allowance not currently
         deductible                                             54,847           36,648
         Shareholder interest not currently deductible          28,214           46,268
         Federal net operating loss carryforward             4,062,155        4,060,815
         State net operating loss carryforward                 564,332          508,957
         Other                                                  16,207           34,985
                                                           -----------      -----------
                                                             4,725,755        4,687,673
                                                           -----------      -----------

         Valuation allowance                                (1,216,760)      (1,216,760)
                                                           -----------      -----------
         Net deferred tax asset                            $ 3,248,000      $ 3,159,000
                                                           ===========      ===========

         Reflected in the consolidated balance sheets as:
           Current deferred asset-net                      $   196,000      $   235,000
           Noncurrent deferred asset-net                     3,052,000        2,924,000
                                                           -----------      -----------
         Net deferred tax asset                            $ 3,248,000      $ 3,159,000
                                                           ===========      ===========

         The income tax components of the provision (benefit) for income taxes consist of the following:

                                                                  December 31,
                                                           ---------------------------
                                                              1996             1995
                                                           -----------      ----------
         Current:
           State                                             $    800         $   800
         Deferred:
           Federal                                            (28,500)         38,000
           State                                              (60,500)          8,200
                                                             --------         -------
                                                             $(89,000)        $46,200
                                                             --------         -------
                                                             $(88,200)        $47,000
                                                             ========         =======

         The (benefit) provision for income taxes differs from the amount computed by applying the statutory federal rate to pretax income as follows:

                                                                     December 31,
                                                              ---------------------------
                                                                 1996             1995
                                                              -----------      ----------
         Expected income tax (benefit) provision at
           The U.S. federal statutory rate                         (35)%            35 %
         Adjust inter-company activity                             (31)%             -
         (Benefit) provision for state income taxes,
           net of federal effect                                    (6)%             6 %
         Other                                                       4 %            (4)%
                                                              --------         -------
         (Benefit) provision for income tax                        (68)%            37 %
                                                              ========         =======

                        METRO DISPLAY ADVERTISING, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 5 -   INCOME TAXES, CONTINUED

           The Company has a federal net operating loss carryforward of approximately $12 million and a state net operating loss carryforward of approximately $6 million. The federal net operating loss carryforward expires beginning 2004 through 2009 and the state net operating loss carryforwards expires beginning 2000 through 2004.

           Due to additional information regarding the bankruptcy and treatment of the leasehold creditors, the Company, on the advice of counsel, is applying Internal Revenue Code Section 108 and 382. Based upon the rule of Section 108, the exchange of stock for debt by the corporation does not result in any recognition of income for the Company, therefore there is no reduction in tax attributes from that exchange. Section 382 requires the Company to reduce it's net operating loss carryforwards by 50 percent. This resulted in an increase to deferred tax asset of $3,205,200 and a decrease to deferred tax liability of $2,172,955 providing a total tax benefit of $5,378,155 to common stock for year ended December 31, 1995.

NOTE 6 -   JOINT VENTURE AND PARTNERSHIP

           On November 18, 1994, the Company and a national outdoor advertising agency entered into a joint venture agreement (the "Joint Venture") for the purpose of seeking additional franchises and/or licenses for bus shelters advertising from municipalities throughout the United States, and to manage, develop, and operate all such bus stop shelters and sell advertising space in connection therewith. The national outdoor advertising agency made an initial capital contribution of $30,000 to the Joint Venture while the Company will contribute all fabricated shelters and shelter parts needed by the Joint Venture. Under a separate marketing agreement, the agency also provides sales support for the Company.

           The Joint Venture agreement provides for a fifteen-year term, subject to earlier termination by mutual consent of the parties, a default in the performance of obligations under the joint venture agreement which is not cured within the time to cure such default or the insolvency of one of the parties. The Joint Venture will include all new agreements with municipalities and will also include the assignment of the Company's agreement with the city of La Habra to the extent that such city permits the assignment of such contract. All other territories under pre-existing contracts that the Company has entered into shall remain outside of the Joint Venture. The investment value at December 31, 1996 is $4,051. The amount due to the joint venture at December 31, 1996 is $87,538 for revenue collected on behalf of the joint venture.

           In October 1996, the Company entered into a partnership, which is primarily involved in operating, maintaining, and managing aircraft transportation used by each partner. The investment represents a 50 percent ownership in the partnership. The investment value in the partnership - income tax basis at December 31, 1996 is $26,067.

           The Company uses the equity method of accounting for joint venture and partnership investments.

                        METRO DISPLAY ADVERTISING, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 7 -   COMMITMENTS

           The future minimum rental payments required by operating leases that have non-cancelable lease terms beyond the balance sheet date are as follows:

                   Fiscal year ended
                   -----------------
                          1997                    $ 92,478
                          1998                      42,654
                          1999                      23,604
                          2000                       3,934
                                                  --------
                          Total                   $162,670
                                                  ========

           The Company's lease for the office in Irvine, California expires June 30, 1998. The subsidiary's lease for an office in Las Vegas, Nevada expires February 29, 2000. The Company also rents storage space on a month-to-month basis.

           Rent expense was approximately $101,708 and $95,410 for the years ended December 31, 1996 and 1995 respectively.

           The Company had entered into an agreement, pursuant to the terms of a settlement and compromise in the plan of reorganization, with National Display Advertising, Inc. Under the terms of the settlement, the debt will increase by at most $500,000 if $250,000 is not paid against principal on or before January 1998. The Company is currently making payments and expects to have the loan paid off prior to its maturity date to avoid any further liability. See Note 4 for loan balance.

           MUNICIPAL CONTRACTS

           The Company and its subsidiary have contracts with various municipalities in southern California and Nevada for the installation and maintenance of bus shelters. Many of these contracts provide exclusive rights to operate advertising bus shelters, while others allow other bus shelter companies to share the area.

           The municipalities receive a guarantee fee and/or a percentage of the advertising revenue depending on the respective agreement. The contracts extend three to ten years, with options to renew upon approval by both parties. The guaranteed payments for the next five years, according to current contracts, are approximately $1,410,000 per year. The guaranteed payments, included in city fees, for year ended December 31, 1996, were approximately $1,400,000. Included in prepaid expenses and other assets are overpayments of $113,046 to Clark County for payments made for the periods 1994 through 1996.

NOTE 8 -   CONTINGENCIES

           The Company was the plaintiff in an action filed against the City of Las Vegas, filed November 15, 1995. The Company provided shelters located in the City pursuant to a contract entered into July 3, 1985. As the contract approached its expiration, the City asserted the contract provided for the City's retention and ownership of the shelters. The Company asserted the shelters remained property of the Company, and could be removed by the Company in the event the contract was not renewed. The matter was resolved through negotiations that resulted in the signing of a long-term contract. A stipulation order dismissing the case without prejudice was filed on September 20, 1996.

                        METRO DISPLAY ADVERTISING, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTES 8 -   CONTINGENCIES, CONTINUED

            On December 20, 1995, the Company filed a complaint against the City of Laguna Hills. The complaint involves the Company's bus shelters located in the City of Laguna Hills. The lawsuit was commenced as a result of action taken by the City on or about September 12, 1995, to eliminate all bus shelters within the City. As a result of this decision, the City has made demand that the Company remove all of its shelters immediately.

            On May 23, 1996, the Company filed a complaint against the City of Lake Forest. The complaint was based on the decision by the City of Lake Forest to terminate the Company's operations within the City and to grant an exclusive franchise to a competitor of the Company.

            On November 15, 1995, the Company filed a complaint against the City of Victorville, two of its City Council members and one member of the staff. This dispute arose as a result of efforts by the City of Victorville to have the Company's bus shelters removed after a dispute regarding the Company's display of advertising by the U.F.C.W. Union. The City officials strongly objected to the Union's advertisement and placed pressure on the Company to remove such advertising.

            The Company presently believes that the resolution of these matters will not have a material adverse effect on its financial condition as reported in the accompanying financial statements.

NOTE 9 -    STOCK OPTION PLANS

            In February 1995, the Board of Directors approved and in April 1995, the Company's shareholders ratified the Company's 1995 Incentive Stock Option Plan (the "Option Plan"). The Option Plan provides for the grant of options to officers, directors and other key employees of the Company to purchase up to an aggregate of 200,000 shares of Common Stock. The Option Plan is to be administered by the Stock Option committee of the Board of Directors, which has complete discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the Option Plan.

            As of December 31, 1996, the board of directors of the Company authorized the President to be eligible to participate in an incentive stock option plan. Under the Plan, the Company has offered the President an option to purchase 20,000 shares of common stock for a price of $5 per share. This option expires December 31, 1999 one year after expiration of his employment contract.

            In 1994, as part of an exclusive sales representation agreement, a national outdoor advertising agency received an option to purchase 20,000 shares of new issue common stock at $21 per share. The option expires January 1, 1998.

            In 1994, as part of the terms of acquiring a line of credit, a related party received an option to purchase 40,000 shares of new issue common stock for a total purchase price of $100. On September 1, 1995, the original loan agreement was modified, increasing the option to include a total of 80,000 shares of new issue common stock. A discount of $40,000 was recorded for the additional 40,000 stock options to be amortized over the life of the loan. See Note 10 for additional details of the credit line.

                        METRO DISPLAY ADVERTISING, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 9 - STOCK OPTION PLANS, CONTINUED

         As part of the terms of acquiring a $360,000 loan, a related party received an option to purchase 40,000 shares of new issue common stock for a total price of $100. A discount of $39,880 was recorded for the 40,000 stock options to be amortized over the life of the loan. The option expires December 31, 1998.

NOTE 10 - RELATED PARTY TRANSACTIONS

          The Company had an unsecured debt of $523,571, discounted at 7 percent, payable to a corporate stockholder in 48 equal installments. The Company has not made the scheduled payments on the stockholder's unsecured debt as required by the agreement. The Company modified the loan agreement on April 11, 1996 to allow the Company to either accrue or pay the stated monthly amount. Accrued payments will accrue interest at the 8 percent, adjusted on February 1, and August 1, each year, to 5 percent above the Federal Discount Rate. Stockholder can demand payments, start at any time, to be paid over 48 equal installments. Total interest payments were $67,423 for the year ended December 31, 1996.

          The same stockholder has provided a credit line to finance the implementation of the bankruptcy plan. On January 7, 1994, the effective date of the plan, $1,200,000 was made available, secured by all the assets of the Company, subordinate only to holders of secured debt. Interest is at an initial rate of 8 percent, adjusted on February 1 and August 1, each year, to 5 percent above the Federal Discount Rate. On September 1, 1995, the Company modified the terms of its original agreement and repayment terms. Principal and interest are payable in monthly installments of $20,000, due on the first day of each month, until paid in full. The amount utilized at December 31, 1996 was $317,935. Total payments made including interest and principal were $240,000 for the year ended December 31, 1996.

          As part of the loan modification dated September 1, 1995, the same stockholder loaned the Company $360,000, secured by all the assets of the Company payable interest only at 10 percent for four years, thereafter, monthly installments of $9,130 until paid in full. Total interest payments were $36,000 for the year ended December 31, 1996.

NOTE 11 - SUBSEQUENT EVENT

          Subsequent to year-end, the Company signed a memorandum of understanding with a buyer for the sale of all of the Company's stock. The transaction is subject to stockholder ratification and completion of due diligence procedures to be performed by the buyer.

                        METRO DISPLAY ADVERTISING, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                          December 31,                September 30,
                                                                             1996                         1997
                                                                                                       (unaudited)
                                                                         --------------              --------------
           ASSETS
CURRENT ASSETS
   Cash                                                                 $    74,947                  $    (5,254)
   Accounts Receivable, net of allowance                                    989,604                      991,788
   Prepaid expenses                                                         226,844                       11,704
   Deferred taxes-current portion                                           196,000                      196,000
                                                                        -----------                  -----------
           TOTAL CURRENT ASSETS                                           1,487,595                    1,194,238

PROPERTY AND EQUIPMENT, net                                               6,172,659                    5,659,278

OTHER ASSETS
   Performance bond deposits                                                734,722                      734,722
   Deferred taxes - less current portion                                  3,052,000                    3,052,000
   Other assets                                                             186,528                      263,906
                                                                        -----------                  -----------
           TOTAL OTHER ASSETS                                             3,973,250                    4,050,628
                                                                        -----------                  -----------
                                                                        $11,833,504                  $10,904,144
                                                                        ===========                  ===========
           LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Current portion of long term debt                                    $   693,065                  $   865,079
   Accounts payable and accrued liabilities                               1,031,117                    1,168,982
   Advance payments                                                         226,067                      150,000
                                                                        -----------                  -----------
           TOTAL CURRENT LIABILITIES                                      1,950,249                    2,184,051

LONG-TERM DEBT, net of current portion                                      833,785                      866,459

SHAREHOLDERS' EQUITY
   Preferred stock, 1,000,000 shares authorized,
    no par value, no shares issued
   Common stock, 5,000,000 shares authorized,
    no par value, 943,030 shares issued                                   9,504,532                    9,504,832
   Accumulated deficit                                                     (655,062)                  (1,651,218)
                                                                        -----------                  -----------
           TOTAL SHAREHOLDERS' EQUITY                                     8,849,470                    7,853,614
                                                                        -----------                  -----------
                                                                        $11,633,504                  $10,804,144
                                                                        ===========                  ===========

           See accompanying Notes to condensed Financial Statements

                METRO DISPLAY ADVERTISING, INC. AND SUBSIDIARY
                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (Unaudited)

                                                                             Nine Months Ended
                                                                               September 30,
                                                                        1996                   1997
                                                                    ------------           -------------
SALES                                                                $5,819,975              $5,446,982
COST OF SALES
   City fees                                                          1,566,425               1,508,192
   Advertising commissions and expenses                               1,489,241               1,340,124
   Installation and maintenance                                       1,010,378               1,072,935
   Other costs                                                          142,439                  83,084
                                                                     ----------              ----------
          TOTAL COSTS OF SALES                                        4,208,483               4,004,335

   GROSS PROFIT                                                       1,611,492               1,442,647
                                                                     ----------              ----------
 OPERATING EXPENSES
   Sales and administration                                           1,014,621               1,680,186
   Depreciation                                                         714,840                 705,657
   Interest expense                                                     105,223                  92,778
   Other expense (income)                                              (144,274)                (39,818)
                                                                     ----------              ----------
           TOTAL OPERATING EXPENSES                                   1,690,410               2,438,803
                                                                     ----------              ----------

NET INCOME (LOSS)                                                    $  (78,918)             $ (996,156)
                                                                     ==========              ==========

COMMON SHARES OUTSTANDING                                               906,364                 990,030

NET INCOME (LOSS) PER SHARE                                               (0.09)                  (1.01)
                                                                     ==========              ==========

           See accompanying Notes to Condensed Financial Statements

                METRO DISPLAY ADVERTISING, INC. AND SUBSIDIARY
                CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (Unaudited)

                                                                          Nine Months Ended
                                                                            September 30,
                                                                     1996                    1997
                                                                  ----------              -----------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net income (Loss)                                              $ (78,918)               $(996,156)

  Adjustments to reconcile net income to net cash provided
  (used) by operating activities:
        Depreciation and amortization                              714,840                  705,657

  Changes in operating assets and liabilities:
        Accounts receivable                                       (248,127)                  (1,984)
        Prepaid expenses and other                                  27,607                  215,140
        Deposits and other                                               -                        -
        Accounts payable and accrued expenses                      344,348                   61,798
        Loss on sale of assets                                     (20,916)                       -
                                                                 ---------                ---------
   NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                738,834                  (15,545)

CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of property and equipment                        (354,678)                (192,276)
        Advances to joint venture                                  (40,570)                 (77,378)
        Performance bond deposits                                  (36,500)                       -
                                                                 ---------                ---------

   NET CASH PROVIDED FROM INVESTING ACTIVITIES                    (431,748)                (269,654)

CASH FLOWS FROM FINANCING ACTIVITIES
        Principal reductions of long term debt                    (398,410)                (275,302)
        Loan proceeds                                                    -                  480,000
        Proceeds from stock options granted                              -                      300
                                                                 ---------                ---------

   NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES               (398,410)                 204,998

NET INCREASE (DECREASE) IN CASH                                    (91,324)                 (80,201)
   Beginning of period                                             225,524                   74,947
                                                                 ---------                ---------
CASH, End of period                                              $ 134,200                $  (5,264)
                                                                 =========                =========

          See accompanying Notes to Condensed Financial Statements

                METRO DISPLAY ADVERTISING, INC. AND SUBSIDIARY

             Notes to Condensed Consolidated Financial Statements

                                  (Unaudited)

Note 1: Introduction.

        The accompanying condensed consolidated financial statements of Metro Display Advertising, Inc. (the "Company") have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the consolidated financial statements and related footnotes included in the Company's latest Annual Report on Form 10-KSB. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company as of September 30, 1997, and the statements of its operation and its cash flows for the three month periods ended September 30, 1997 and 1996 have been included. The results of operations for interim periods are not necessarily indicative of the results, which may be realized for the full year.

                         [LETTERHEAD OF PECK & LOPEZ]


                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Bustop Shelters of Nevada, Inc.

We have audited the accompanying balance sheets of Bustop Shelters of Nevada Inc., as of December 31, 1996 and 1995, and the related statements of income, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1996. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with genrally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bustop Shelters of Nevada, Inc. as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Peck & Lopez
Certified Public Accountants

/s/ Peck & Lopez

Newport Beach, CA
May 20, 1997

                       BUSTOP SHELTERS OF NEVADA, INC.
                                BALANCE SHEETS





                                    ASSETS
                                                           December 31,
                                                      1996             1995
                                                   ----------       ----------

CURRENT ASSETS:
Cash                                              $    16,173       $   31,025
Accounts receivable, net of allowances
 of $67,300 and $62,425                               249,055          250,148
Prepaid expenses and other assets                     131,472            6,307
Deferred taxes                                         17,000                -
                                                  -----------       ----------
    TOTAL CURRENT ASSETS                              413,700          287,480
                                                  -----------       ----------

PROPERTY AND EQUIPMENT:
Office furniture and equipment                         37,224           18,735
Leasehold improvements                                 21,068           21,068
Machinery and equipment                                29,688           15,967
Vehicles                                               68,687           35,644
Bus stop shelters                                     676,240          334,520
                                                  -----------       ----------
Less: accumulated depreciation                        832,907          425,934
                                                     (181,838)        (119,932)
                                                  -----------       ----------
                                                      651,069          306,002
                                                  -----------       ----------
OTHER ASSETS:
Performance bond deposits                             129,022          129,022
Other assets                                           67,317           87,186
                                                  -----------       ----------
                                                      196,339          216,208
                                                  -----------       ----------
                                                  $ 1,261,108       $  809,690
                                                  ===========       ==========


                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and other accrued liabilities    $    81,757       $   70,070
Due to municipalities                                 109,078                -
Accrued payroll and related taxes                      24,172           16,571
Advanced payments                                      47,136           28,858
Due to parent                                               -          390,390
Deferred taxes                                              -          105,800
                                                  -----------       ----------
     TOTAL CURRENT LIABILITIES                        262,143          611,689

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common Stock, no par value, 2500 shares authorized
 issued and outstanding                                10,000           10,000
Additional paid-in capital                            838,545                -
Retained earnings                                     150,420          188,001
                                                  -----------       ----------
                                                      998,965          198,001
                                                  -----------       ----------
                                                  $ 1,261,108       $  809,690
                                                  ===========       ==========


                       See notes to financial statements

                        BUSTOP SHELTERS OF NEVADA, INC.
                             STATEMENTS OF INCOME





                                    ASSETS
                                                     Years Ended December 31,
                                                      1996             1995
                                                   ----------       ----------

REVENUES:                                         $ 2,320,593       $ 2,005,210

COST OF SALES:
City fees                                             598,281          611,019
Shelter lease fees                                    431,640          431,640
Advertising commissions and expenses                  461,145          424,790
Installation and maintenance                          295,921          119,445
Other costs                                            18,850            3,628
                                                  -----------       ----------
    TOTAL COST OF SALES                             1,805,837        1,590,522
                                                  -----------       ----------
GROSS PROFIT                                          514,756          414,688
                                                  -----------       ----------

OPERATING EXPENSES:
Wages and related expenses                            153,999          133,018
Bad debts                                              41,924           39,800
Office expenses                                        79,436           54,408
Depreciation and amortization                         103,166           56,400
Other operating expenses                              203,836          114,787
                                                  -----------       ----------
    TOTAL OPERATING EXPENSES                          582,361          398,413
                                                  -----------       ----------
    INCOME FROM OPERATIONS                            (67,605)          16,275
                                                  -----------       ----------


OTHER INCOME (EXPENSE):
Investment income                                       6,067                -
Interest income                                         4,575            3,275
Other income                                              629           13,737
Interest expense                                          (47)            (270)
                                                  -----------       ----------
    TOTAL OTHER INCOME (EXPENSE)                       11,224           16,742
                                                  -----------       ----------

INCOME BEFORE PROVISION FOR INCOME TAXES              (56,381)          33,017

PROVISION FOR INCOME TAXES                            (18,800)          11,800
                                                  -----------       ----------
NET INCOME                                        $   (37,581)      $   21,217
                                                  ===========       ==========


                       See notes to financial statements

                        BUSTOP SHELTERS OF NEVADA, INC.
                      STATEMENTS OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995



                                                                    ADDITIONAL
                                                      COMMON         PAID-IN       RETAINED
                                       SHARES         STOCK          CAPITAL       EARNINGS       TOTAL
                                       ------       ---------      ----------     ----------    ----------

Balance, January 1, 1995                2,500        $ 10,000      $        -     $  166,784    $  176,784

Net Income                                                                            21,217        21,217
                                      -------        --------      ----------     ----------    ----------
Balance, January 1, 1996                2,500        $ 10,000      $        -     $  188,001    $  198,001

Additional paid-in capital                                            838,545                      838,545

Net Income                                                                           (37,581)      (37,581)
                                      -------        --------      ----------     ----------    ----------
Balance, December 31, 1996              2,500        $ 10,000      $  838,545     $  150,420    $  998,965
                                      =======        ========      ==========     ==========    ==========


                       See notes to financial statements

                        BUSTOP SHELTERS OF NEVADA, INC.
                            STATEMENT OF CASH FLOWS

                                                   Years Ended December 31,
                                                   1996               1995
                                                 --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Cash received from customers                    $ 2,298,669        $ 1,934,197
Cash paid to suppliers and employees             (1,891,076)        (1,796,574)
Interest received                                     4,575              3,275
Interest paid                                           (47)              (270)
                                                -----------        -----------
  Net cash provided by operating activities         412,121            140,628

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                 (406,973)          (136,212)
Investment in partnership                           (20,000)                 -
Payments made on loans from parent                 (127,500)                 -
Loans from parent                                   127,500                  -
                                                -----------        -----------
  Net cash used in investing activities            (426,973)          (136,212)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable                                 -             (3,325)
                                                -----------        -----------
  Net cash used in financing activities                   -             (3,325)
                                                -----------        -----------

NET INCREASE (DECREASE) IN CASH                     (14,852)             1,091

CASH AT BEGINNING OF YEAR                            31,025             29,934
                                                -----------        -----------
CASH AT END OF YEAR                             $    16,173        $    31,025
                                                ===========        ===========

SUPPLEMENTAL DISCLOSURE SCHEDULE OF
 NON-CASH INVESTING AND FINANCING ACTIVITIES:

Debt to parent contributed to capital           $   734,545        $         -
Current year tax liability due to parent
 contributed to capital                             104,000                  -
                                                -----------        -----------
                                                $   838,545        $         -
                                                ===========        ===========

                       See Notes to financial statements

                        BUSTOP SHELTERS OF NEVADA, INC.
               STATEMENTS OF CASH FLOWS - SUPPLEMENTAL SCHEDULE

                                                             Years Ended December 31,
                                                              1996           1995
                                                           -----------    ------------
RECONCILIATION OF NET INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES

NET INCOME (LOSS)                                          $  (37,581)    $    21,217

ADJUSTMENTS TO RECONCILE TO NET CASH PROVIDED
  BY OPERATING ACTIVITIES

Depreciation and amortization                                 103,166         56,400
Investment income                                              (6,067)             -
Decrease (increase) in accounts receivable                      1,093        (38,020)
Decrease (increase) in other assets                          (120,489)         3,338
(Decrease) increased accounts payable &
  accrued liabilities                                         128,366        (10,087)
(Decrease) increase in advance payments                        18,278         (6,930)
(Decrease) increase in deferred taxes                        (122,800)        11,800
(Decrease) increase in due to parent                          344,155        102,910
Tax liability due to parent contributed to capital            104,000              -
                                                           ----------     ----------
   Net cash provided by operating activities               $  412,121     $  140,628
                                                           ==========     ==========

                       See notes to financial statements

                        BUSTOP SHELTERS OF NEVADA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          ORGANIZATION

          Bustop Shelters of Nevada, Inc., "the Company", incorporated in Nevada in 1987. The Company is a wholly owned subsidiary of Metro Display Advertising, Inc. "the Parent". The Company has agreements with municipalities to install and maintain bus stop shelters and benches. Revenue is generated by renting advertising space on the installed shelters. The Company rents advertising space in shelters located in Clark County, the City of Las Vegas and City of North Las Vegas.

          Advertising sales for the Company's shelters are effected primarily by in-house sales representatives. In addition, a national outdoor advertising agency, under advertising and marketing agreements dated January 1993, produces sales of advertising space. The marketing agreement provides the Company with both regional and national advertisers. The marketing agreement term expires March 1999, subject to an automatic five-year renewal. The amount of revenue generated from this agreement is immaterial in relation to total revenues.

          The Company's activities are tied to the Las Vegas area. Accordingly, the Company's customers are all located in this same geographic area and the Company is at risk to changes in the economic climate of the region.

          USE OF ESTIMATES

          Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

          REVENUE RECOGNITION

          The Company's revenue is derived primarily from providing advertising services under contract arrangements. The company prepares its financial statements on the accrual basis of accounting in accordance with generally accepted accounting principles. Advertising revenue is recognized when earned, and expenses are recorded when incurred.

          ALLOWANCE FOR DOUBTFUL ACCOUNTS

          The Company has adopted the allowance for doubtful accounts method of accounting for losses from uncollectible accounts. Under this method, an allowance is provided based on historical experience and management's evaluation of outstanding accounts receivable at the end of each year.

          PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost. Property and equipment are depreciated over the estimated useful lives, generally one to seven years of the related assets using the straight-line method. The bus stop shelters are depreciated over ten years, using the straight-line method.

                        BUSTOP SHELTERS OF NEVADA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

         NET INCOME PER SHARE

         Net income per common share is computed on the basis of the weighted average number of common shares outstanding.

         CONCENTRATION OF CREDIT RISK

         Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, investments, and trade accounts receivable. Investments that potentially subject the Company to credit risk include investment in partnership. Future changes in economic conditions may make the investments less valuable.

         The company performs ongoing credit evaluations of its customers' financial condition and limits its exposure to accounting losses by limiting the amount of credit extended whenever deemed necessary and generally does not require collateral. Reserves are maintained for potential credit losses, and such losses have been within management's expectations.

         The carrying amounts reported on the balance sheet for cash, investments, and trade accounts receivable and current liabilities approximate fair value.

         INCOME TAXES

         Effective January 1, 1993, the Company adopted statement of Financial Accounting Standards No. 109, the objective of accounting for income taxes is to recognize the amount of current and deferred taxes payable (or refundable) at the date of the financial statements as measured by the provision of the enacted tax laws.

         Deferred income taxes have been provided for the future tax effects of temporary differences between financial reporting and tax basis of assets, liabilities, and operating loss carryforwards.

         LONG-LIVED ASSETS

         Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment for Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The adoption of SFAS 121 did not have a material impact on the results of operations or financial position of the Company.

NOTE 2 - PREPAID EXPENSES

         The Company's prepaid expenses consist principally of prepaid city fees. These prepaid fees are the result of an audit conducted by Clark County of Nevada. The period under review was for a three-year period from 1994 to 1996, which resulted in a credit due to the company for overpayments, made during this period. The amount included in prepaid expenses and other assets at December 31, 1996, is $113,046.

                        BUSTOP SHELTERS OF NEVADA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 3 - OTHER ASSETS

         The Company, under terms of its agreements with three municipalities, is required to maintain either cash bond deposits or certificates of deposit pledged to municipalities, which guarantee the removal of shelters. The bond deposits are required for the duration of the agreements, generally five to ten years.

         In October 1996, the Company entered into a partnership, which is primarily involved in operating, maintaining, and managing aircraft transportation used by each partner. The investment represents a 50 percent ownership in the partnership. The investment value in the partnership - income tax basis at December 31, 1996 is $26,067. The Company uses the equity method of accounting for partnership investments.

NOTE 4 - INCOME TAXES

         Under SFAS 109, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and operating loss carryforwards.

         The tax effects of significant items composing the Company's net deferred tax assets and liabilities are as follows:

                                                       December 31,
                                                       ------------
                                                1996                  1995
                                                ----                  ----
         Deferred tax liabilities:
         Difference between book and
         tax basis property                   $  (9,400)            $ (151,100)
                                              ---------             ----------
         Deferred tax assets:
         Doubtful accounts allowance not
         currently deductible                    23,380                 13,930
         Federal net operating loss
         carryforward                                 -                 25,570
         Other                                    3,020                  5,800
                                              ---------             ----------
                                                 26,400                 45,300
                                              ---------             ----------
         Net deferred tax asset (liability)   $  17,000             $ (105,800)
                                              =========             ==========

         The income tax components of the provision for income taxes consist of the following:

                                                       December 31,
                                                       ------------
                                                1996                  1995
                                                ----                  ----

         Current                              $ 104,000             $        -
         Deferred                              (122,800)                11,800
                                              ---------             ----------
                                              $ (18,800)            $   11,800
                                              =========             ==========

         The Company files a consolidated income tax return with its Parent company. The tax liability for the year ended December 31, 1996 will be offset by the Parent's net operating loss carryforwards. The Company's liability for taxes due to the Parent has been contributed to capital by the parent. See Note 8.

                       BUSTOP SHELTERS OF NEVADA, INC.
                        NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 5 - COMMITMENTS

         The future minimum rental payments required by operating leases that have noncancelable lease terms beyond the balance sheet date are as follows:

                Fiscal year ended
                -----------------
                        1997                    $ 38,178
                        1998                      23,604
                        1999                      23,604
                        2000                       3,934
                                                --------
                        Total                   $ 89,320
                                                ========

         The Company's lease for the office in Las Vegas, Nevada expires February 29, 2000. The Company also rents storage space on a month-to-month basis.

         Rent expense was approximately $52,136 and $29,543 for the years ended December 31, 1996 and 1995 respectively.

         MUNICIPAL CONTRACTS

         The Company has contracts with three municipalities in Nevada for the installation and maintenance of bus shelters. Many of these contracts provide exclusive rights to operate advertising bus shelters, while others allow other bus shelter companies to share the area.

         The municipalities receive a guarantee fee and/or a percentage of the advertising revenue depending on the respective agreement. The contracts extend three to ten years, with options to renew upon approval by both parties. The guaranteed payments for the next five years, according to current contracts, are approximately $620,000 per year. The guaranteed payments, included in city fees, for year ended December 31, 1996, were approximately $598,281 net of overpayments. Included in prepaid expenses and other assets are overpayments of $113,046 to Clark County for payments made for the periods 1994 through 1996. See Note 2.

NOTE 6 - CONTINGENCIES

         The Company was the plaintiff in an acting filed against the City of Las Vegas, filed November 15, 1995. The Company provided shelters located in the City pursuant to a contract entered into July 3, 1985. As the contract approached its expiration, the City asserted the shelters remained property of the Company, and could be removed by the Company in the event the contract was not renewed. The matter was resolved through negotiations that resulted in the signing of a long-term contract. A stipulation order dismissing the case without prejudice was filed on September 20, 1996.

NOTE 7 - MINORITY INTEREST

         In 1995, all of the Company's minority shareholders' exchanged 300 shares of common stock for 5004 shares of common stock of the Parent.
 .

                        BUSTOP SHELTERS OF NEVADA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 8 - RELATED PARTY TRANSACTIONS

         The Company leases its bus stop shelters from its Parent. As a result, the Company is dependent upon the Parent for its use of the Parent's shelters, and for other assets to sustain its operations.

         In 1996, the Parent restructured the Company's debt by forgiving all debt owed to the Parent. The Parent treated this amount as additional capital contribution and the Company recorded the transaction as additional paid in capital. The total capital contribution amounted to $838,545, $734,545 debt and $104,000 tax liability for the year ended December 31, 1996.

                        BUSTOP SHELTERS OF NEVADA, INC.
                           CONDENSED BALANCE SHEETS


                                                                DECEMBER 31,      SEPTEMBER 30,
                                                                    1996              1997
                                                                                   (unaudited)
                                                                ------------      ------------
                  ASSETS
CURRENT ASSETS
  Cash                                                            $   16,173        $   14,837
  Accounts Receivable, net of allowance                              249,055           289,327
  Prepaid expenses                                                   131,472             7,104
  Deferred taxes-current portion                                      17,000            17,000
                                                                ------------      ------------
       TOTAL CURRENT ASSETS                                          413,700           328,266


PROPERTY AND EQUIPMENT, net                                          651,069           699,127

OTHER ASSETS
  Performance bond deposits                                          129,022           129,022
  Other assets                                                        67,317            82,708
                                                                ------------      ------------
       TOTAL OTHER ASSETS                                            196,339           191,728
                                                                ------------      ------------

                                                                  $1,261,108        $1,219,123
                                                                ============      ============

       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                $  190,835        $  193,764
  Accrued liabilities                                                 71,308            21,606
                                                                ------------      ------------
       TOTAL CURRENT LIABILITIES                                     262,143           215,370


SHAREHOLDERS' EQUITY
  Common stock, 2,500 shares authorized,
  no par value, 2,500 shares issued                                   10,000            10,000
  Additional paid in capital                                         838,545           838,545
  Retained earnings                                                  150,420           155,208
                                                                ------------      ------------
       TOTAL SHAREHOLDERS' EQUITY                                    998,955         1,003,753
                                                                ------------      ------------

                                                                  $1,261,108        $1,219,123
                                                                ============      ============



           See accompanying Notes to condensed Financial Statements

                        BUSTOP SHELTERS OF NEVADA, INC.
                       CONDENSED STATEMENT OF OPERATIONS

                                                            (Unaudited)
                                     Year ended          Nine Months Ended
                                    December 31,            September 30,
                                       1996             1996          1997
                                    ------------    -----------    -----------
SALES                                 $2,320,593      $1,728,411    $1,759,482

COST OF SALES
  City fees                              598,281         486,333       482,029
  Shelter lease fees                     431,640         323,730            --
  Advertising commissions
   and expenses                          461,145         260,647       250,429
  Installation and maintenance           295,921         277,397       423,375
  Other costs                             18,850          22,570        29,393
                                      ----------      ----------    ----------
    TOTAL COST OF SALES                1,805,837       1,370,677     1,185,226

  GROSS PROFIT                           514,756         357,734       574,256
                                      ----------      ----------    ----------

OPERATING EXPENSES
  Sales and administrative               479,195         300,997       507,894
  Depreciation                           103,166          46,418        70,549
  Other expense(income)                  (11,224)        (11,803)       (8,975)
                                      ----------      ----------    ----------
    TOTAL OPERATING EXPENSES             571,137         335,612       569,468
                                      ----------      ----------    ----------

INCOME (LOSS) BEFORE INCOME TAXES        (56,381)         22,122         4,788
                                      ----------      ----------    ----------
BENEFIT FOR INCOME TAXES                 (18,800)             --            --
                                      ----------      ----------    ----------
NET INCOME (LOSS)                     $  (37,581)     $   22,122    $    4,788
                                      ==========      ==========    ==========


           See accompanying Notes to Condensed Financial Statements

                        BUSTOP SHELTERS OF NEVADA, INC.
                       CONDENSED STATEMENT OF CASH FLOWS

                                                                                 (Unaudited)
                                                   Year ended                 Nine Months Ended
                                                   December 31,                 September 30,
                                                      1996                 1996                1997
                                                  -------------         ----------         ----------
CASH FLOWS FROM OPERATING ACTIVITIES

    Cash received from customers                   $ 2,298,689          $ 1,724,034        $ 1,723,813
    Cash paid to suppliers and employees            (1,891,076)          (1,457,457)        (1,610,914)
    Interest received                                    4,578                4,575              4,372
    Interest paid                                          (47)                   -                  -
                                                  -------------         -----------        -----------
        Net cash provided from operating
         activities                                    412,121              271,152            117,271

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                    (406,973)            (300,685)          (118,607)
Investment in partnership                              (20,000)                   -                  -
Payments made on loans from parent                    (127,500)                   -                  -
Loans from payment                                     127,500                    -                  -
                                                  -------------         -----------        -----------
        Net cash used in investing
         activities                                    (428,973)           (300,685)          (118,607)

CASH FLOWS FROM FINANCING ACTIVITIES                          -                   -                  -
                                                  -------------         -----------        -----------

NET DECREASE IN CASH                                    (14,852)            (29,533)            (1,336)

CASH AT BEGINNING OF YEAR                                31,025              31,025             16,173
                                                  -------------         -----------        -----------
CASH AT END OF YEAR                                $     16,173         $     1,492        $    14,837
                                                  =============         ===========        ===========

SUPPLEMENTAL DISCLOSURE SCHEDULE OF
NON-CASH INVESTING AND FINANCING ACTIVITIES

    Debt to parent contributed capital             $    734,545         $         -        $         -
    Current year tax liability due to
     parent contributed to capital                      104,000                   -                  -
                                                  -------------         -----------        -----------
                                                  $     838,545         $         -        $         -
                                                  =============         ===========        ===========


           See accompanying Notes to Condensed Financial Statements

                        BUSTOP SHELTERS OF NEVADA, INC.

                    Notes to Condensed Financial Statements
                                  (Unaudited)

Note 1.  Interim Financial Information
         -----------------------------

     The accompanying condensed financial statements of Bustop Shelters of Nevada, Inc. for the nine-month periods ended September 30, 1996 and 1997 are unaudited. In the opinion of management, all statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Bustop Shelters of Nevada, Inc. as of September 30, 1997, and the statement of its operations and its cash flows for the nine month periods ended September 30, 1997 and 1996. The results of operation for interim periods are not necessarily indicative of the results, which may be realized for the full year.

                        METRO DISPLAY ADVERTISING, INC.

                   PRO FORMA CONDENSED FINANCIAL STATEMENTS


                                 INTRODUCTION
                                 ------------

     On September 8, 1997, Metro Display Advertising, Inc. (the "Company") entered into an agreement and plan of merger (the "Merger Agreement") with Eller Media Company, a Delaware Corporation ("Eller") and EMS, Inc. ("EMS") a California corporation and wholly owned subsidiary of Eller. The Merger Agreement provides that, subject to the approval of the Merger Agreement by the shareholders of the Company and satisfaction of certain other conditions, EMS will be merged with and into the Company, the separate corporate existence of EMS will cease and the Company will continue as the surviving corporation and wholly owned subsidiary of Eller. Upon consummation of the Merger Agreement, each outstanding share of common stock of the Company will be converted into the right to receive, subject to the number of shares and net reductions, $35,800,000 divided by the number of outstanding shares of common stock, and a pro rata share of an amount to be distributed from an escrow fund (initially $5,000,000).

     Prior to the closing date, and subject to approval and adoption of the Merger Agreement by the Company's shareholders, the Company will transfer the following assets to Bustop Shelters of Nevada, Inc., the capital stock of Bay Area Transit Shelters, Inc. ("BATS") owned by the Company, Monterey/Salinas Transit Agreement by and between Monterey/Salinas Transit and a joint venture consisting of the Company and BATS, accounts receivable as of the closing date, certain vehicles, computers and software, and office equipment and furniture, and 536 bus shelters. In addition, prior to the closing date, and subject to adoption of the Merger Agreement by the Company's shareholders, the Company will declare a pro rata dividend on shares of Common Stock of the Company pursuant to which the Company will distribute to the Company's shareholders shares of common stock of Bustop Shelters of Nevada, Inc., so that Bustop Shelters of Nevada, Inc. will become a corporation separate and distinct from, and no longer a subsidiary of, the Company.

     The accompanying unaudited pro forma condensed financial statements illustrate the effects of the Merger Agreement on the Company and Bustop Shelters of Nevada, Inc.'s financial position and results of operations. The pro forma condensed balance sheet as of September 30, 1997 is based on the historical balance sheets of the Company and Bustop Shelters of Nevada, Inc. and assumes the Merger Agreement took place on January 1, 1996. The pro forma statements of operations for the year ended December 31, 1996 and nine months ended September 30, 1997 are based on the historical statements of operations of the Company and Bustop Shelters of Nevada, Inc. for those periods. The pro forma statements of operations assume the transaction took place on January 1, 1996. The pro forma financial statements may not be indicative of the actual results of the Merger Agreement.

     The accompanying condensed pro forma financial statements should be read in connection with the historical financial statements of the Company.

                        METRO DISPLAY ADVERTISING, INC.
                       PRO FORMA CONDENSED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1997

                                                                                 (Excluded)
                                            Consolidated      Consolidation         Bustop                          Pro Forma
                                           Metro Display      Eliminating &      Shelters of                     Metro Display
           ASSETS                        Advertising, Inc.   Reclassification    Nevada, Inc.    Pro Forma     Advertising, Inc.
                                             9/30/97             Entries           9/30/97      Adjustments         9/30/97
                                         -----------------   ----------------    ------------   -----------    -----------------
CURRENT ASSETS:
Cash                                        $        --            14,837         $   14,837                      $        --
Accounts receivable, net of allowances          991,788                              289,327      (702,461) (1)            --
Prepaid expenses and other assets                11,704            45,000              7,104                           49,600
Deferred taxes-current portion                  196,000                               17,000                          179,000
                                            -----------                           ----------                      -----------
    TOTAL CURRENT ASSETS                      1,199,492                              328,268                          228,600

PROPERTY AND EQUIPMENT, net                   5,659,278             1,561            699,127    (1,060,832) (3)     3,900,880

OTHER ASSETS:
Performance bond deposits                       734,722                              129,022                          605,700
Deferred taxes-less current portion           3,052,000                                   --                        3,052,000
Other assets                                    263,906         1,070,229             62,706    (1,205,007) (2)        66,422
                                            -----------                           ----------                      -----------
                                              4,050,628                              191,728                        3,724,122
                                            -----------                           ----------                      -----------
                                            $10,909,398                           $1,219,123                      $ 7,853,602
                                            ===========                           ==========                      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt           $   865,079                           $       --                      $   865,079
Accounts payable                                913,005            45,000            193,764                          764,241
Overdraft                                         5,254            14,837                 --                           20,091
Accrued liabilities                             255,977                               21,606                          234,371
Advanced payments                               150,000                                   --                          150,000
                                            -----------                           ----------                      -----------
    TOTAL CURRENT LIABILITIES                 2,189,315                              215,370                        2,033,782

LONG TERM DEBT, net of current portion          866,469                                   --                          866,469

STOCKHOLDERS' EQUITY:
Preferred stock                                      --                                   --                               --
Common stock & additional paid in capital     9,504,832           848,545            848,545                        9,504,832
Accumulated earnings (deficit)               (1,651,218)          223,245            155,208    (2,968,300)        (4,551,481)
                                            -----------                           ----------                      -----------
                                              7,853,614                            1,003,753                        4,953,351
                                            -----------                           ----------                      -----------
                                            $10,909,398                           $1,219,123                      $ 7,853,602
                                            ===========                           ==========                      ===========

          See accompanying notes to pro forma financial statements

                        METRO DISPLAY ADVERTISING, INC.
                     PRO FORMA CONDENSED STATEMENT OF LOSS
                     FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                 (Excluded)
                                             Historical                          Historical
                                            Consolidated      Consolidation        Bustop                          Pro Forma
                                           Metro Display      Eliminating &      Shelters of                     Metro Display
                                         Advertising, Inc.   Reclassification    Nevada, Inc.    Pro Forma     Advertising, Inc.
                                             12/31/96             Entries         12/31/96      Adjustments         12/31/96
                                         -----------------   ----------------    ------------   -----------    -----------------
REVENUES:                                    $7,571,268           431,640         $2,320,593      (431,640) (4)     $5,250,675

COST OF SALES:
City fees                                     1,455,660                              598,281                           857,379
Advertising commissions and expenses          2,192,772                              461,145                         1,731,627
Installation and maintenance                  1,099,513                              295,921                           803,592
Shelter lease fees                                    -           431,640            431,640                                 -
Other costs                                     198,675                               18,850                           179,825
                                             ----------                           ----------                       -----------
    TOTAL COST OF SALES                       4,946,620                            1,805,837                         3,572,423
                                             ----------                           ----------                       -----------
    GROSS PROFIT                              2,624,648                              514,756                         1,578,252
                                             ----------                           ----------                       -----------
OPERATING EXPENSES:
Sales and administrative                      1,536,566            41,260            479,195                         1,098,631
Depreciation                                    923,299             1,170            103,166      (207,576) (3)        613,727
Interest expense                                224,407                47                 47                           224,407
Other expense (income)                           69,667            (1,339)           (11,271)                           79,599
                                             ----------                           ----------                       -----------
    TOTAL OPERATING EXPENSES                  2,753,939                              571,137                         2,016,364
                                             ----------                           ----------                       -----------
LOSS FROM OPERATIONS                           (129,291)                             (56,381)                         (338,112)
                                             ----------                           ----------                       -----------
PROVISION (BENEFIT) FOR INCOME TAXES            (88,200)                             (18,800)      (48,900) (5)       (118,300)
                                             ----------                           ----------                       -----------
NET LOSS                                     $  (41,091)                          $  (37,581)                      $  (219,812)
                                             ==========                           ==========                       ===========

          See accompanying notes to pro forma financial statements

                        METRO DISPLAY ADVERTISING, INC.
                     PRO FORMA CONDENSED STATEMENT OF LOSS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                                          (Excluded)
                                      Consolidated       Consolidation      Bustop                         Pro Forma
                                      Metro Display      Eliminating &    Shelters of                    Metro Display
                                    Advertising, Inc.   Reclassification    Nevada         Pro Forma    Advertising, Inc
                                         9/30/97            Entries         9/30/97       Adjustments       9/30/97
                                    ----------------    ----------------  -----------     -----------   ----------------
REVENUES:                              $5,446,982                         $1,759,482                       $3,687,500

COST OF SALES:
City fees                               1,508,192                            482,029                        1,026,163
Advertising commissions and expenses    1,340,124                            250,429                        1,089,695
Installation and maintenance            1,072,935                            423,375                          649,560
Other costs                                83,084                             29,393                           53,691
                                       ----------                         ----------                       ----------

  TOTAL COST OF SALES                   4,004,335                          1,185,226                        2,819,109
                                       ----------                         ----------                       ----------
  GROSS PROFIT                          1,442,647                            574,256                          868,391
                                       ----------                         ----------                       ----------
OPERATING EXPENSES:
Sales and administrative                1,680,186                            507,894                        1,172,292
Depreciation                              705,657           10,597            70,549       (155,682)(3)       490,023
Interest expense                           92,778                                 --                           92,778
Other expense (income)                    (39,818)                            (8,975)                         (30,843)
                                       ----------                         ----------                       ----------
  TOTAL OPERATING EXPENSES              2,438,803                            569,468                        1,724,250
                                       ----------                         ----------                       ----------
LOSS FROM OPERATIONS                     (996,156)                             4,788                         (855,859)
                                       ----------                         ----------                       ----------

PROVISION (BENEFIT) FOR INCOME TAXES           --                                 --                               --
                                       ----------                         ----------                       ----------
NET LOSS                               $ (996,156)                        $    4,788                       $ (855,859)
                                       ==========                         ==========                       ==========


           See accompanying notes to pro forma financial statements

                        BUSTOP SHELTERS OF NEVADA, INC.
                       PRO FORMA CONDENSED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1997


                                                                                                           Pro Forma
                                                                     Bustop                                  Bustop
                                                                   Shelters of                             Shelters of
                                                                   Nevada, Inc..         Pro Forma          Nevada, Inc.
                     ASSETS                                          9/30/97           Adjustments           9/30/97
                                                                   ------------        -----------         ------------
CURRENT ASSETS:
Cash                                                                $   14,837                             $    14,837
Accounts receivable, net of allowances                                 289,327             702,461(1)          991,788
Prepaid expenses and other assets                                        7,104                                   7,104
Deferred taxes - current portion                                        17,000                                  17,000
                                                                    ----------                             -----------
   TOTAL CURRENT ASSETS                                                328,268                               1,030,729

PROPERTY AND EQUIPMENT, NET                                            699,127           1,060,832(3)        1,759,959

OTHER ASSETS:
Performance bond deposits                                              129,022                                129,022
Other assets                                                            62,706             165,723(2)         228,429
                                                                    ----------                             ----------
                                                                       191,728                                357,451
                                                                    ----------                             ----------
                                                                    $1,219,123                             $3,148,139
                                                                    ==========                             ==========
            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                                    $  193,764                             $  193,764
Accrued liabilities                                                     21,606                                 21,606
                                                                    ----------                             ----------
   TOTAL CURRENT LIABILITIES                                           215,370                                215,370

STOCKHOLDERS' EQUITY:
Common stock & additional paid in capital                              848,545           1,909,534          2,758,079
Retained earnings                                                      155,208              19,482            174,690
                                                                    ----------                             ----------
                                                                     1,003,753                              2,932,769
                                                                    ----------                             ----------
                                                                    $1,219,123                             $3,148,139
                                                                    ==========                             ==========


           See accompanying notes to pro forma financial statements

                        BUSTOP SHELTERS OF NEVADA, INC.
                    PRO FORMA CONDENSED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1996

                                      Historical                   Pro Forma
                                        Bustop                      Bustop
                                      Shelters of                 Shelters of
                                      Nevada, Inc.   Pro Forma    Nevada, Inc.
                                        12/31/96    Adjustments     12/31/96
                                      ------------  -----------   ------------
REVENUES:                              $ 2,320,593                 $ 2,320,593

COST OF SALES:
City fees                                  598,281                     598,281
Advertising commissions and expenses       461,145                     461,145
Shelter lease fees                         431,640     (431,640)(4)          -
Installation and maintenance               295,921                     295,921
Other costs                                 18,850                      18,850
                                       -----------                 -----------
  TOTAL COST OF SALES                    1,805,837                   1,374,197
                                       -----------                 -----------
  GROSS PROFIT                             514,756                     946,396
                                       -----------                 -----------

OPERATING EXPENSES:
Sales and administrative                   479,195                     479,195
Depreciation                               103,166      207,576 (3)    310,742
Interest expense                                47                          47
Other expense (income)                     (11,271)                    (11,271)
                                       -----------                 -----------
  TOTAL OPERATING EXPENSES                 571,137                     778,713
                                       -----------                 -----------

INCOME (LOSS) FROM OPERATIONS              (56,381)                    167,683
                                       -----------                 -----------
PROVISION (BENEFIT) FOR INCOME TAXES       (18,800)      48,900         30,100
                                       -----------                 -----------
NET INCOME (LOSS)                      $   (37,581)                $   137,583
                                       ===========                 ===========

NET INCOME PER SHARE                                                      0.14
                                                                   ===========
WEIGHTED AVERAGE SHARES OUTSTANDING                                    970,030
                                                                   ===========


           See accompanying notes to pro forma financial statements.

                        BUSTOP SHELTERS OF NEVADA, INC.
                     PRO FORMA CONDENSED STATEMENT OF LOSS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997




                                                                                                    Pro Forma
                                                  Bustop                                              Bustop
                                                Shelters of                                         Shelters of
                                                Nevada, Inc.              Pro Forma                 Nevada, Inc.
                                                   9/30/97               Adjustments                  9/30/97
                                               -------------           ---------------             --------------

REVENUES:                                      $   1,759,482                                        $   1,759,482

COST OF SALES:
City fees                                            482,029                                              482,029
Advertising commissions and expenses                 250,429                                              250,429
Installation and maintenance                         423,375                                              423,375
Other costs                                           29,393                                               29,393
                                               -------------                                        -------------
    TOTAL COST OF SALES                            1,185,226                                            1,185,226
                                               -------------                                        -------------
    GROSS PROFIT                                     574,256                                              574,256
                                               -------------                                        -------------

OPERATING EXPENSES:
Sales and administrative                             507,894                                              507,894
Depreciation                                          70,549                   155,682    (3)             226,231
Interest expense                                           -                                                    -
Other expense (income)                                (8,975)                                              (8,975)
                                               -------------                                        -------------
    TOTAL OPERATING EXPENSES                         569,468                                              725,150

INCOME (LOSS) FROM OPERATIONS                          4,788                                             (150,894)
                                               -------------                                        -------------

PROVISION (BENEFIT) FOR INCOME TAXES                       -                                                    -

                                               -------------                                        -------------
NET INCOME (LOSS)                              $       4,788                                        $    (150,894)
                                               =============                                        =============

NET INCOME (LOSS) PER SHARE                                                                                 (0.16)
                                                                                                    =============
WEIGHTED AVERAGE SHARES OUTSTANDING                                                                       970,030
                                                                                                    =============




           See accompanying notes to pro forma financial statements

                        METRO DISPLAY ADVERTISING, INC.

               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

NOTE A - The pro forma adjustments to the condensed financial statements are as follows:

          (1) To record the transfer of accounts recievable to Bustop Shelters of Nevada, Inc.

          Accounts Receivable (as of September 30, 1997)                            $  702,461
                                                                                    ==========

          (2) to record the transfer of the BATS investment, the joint venture agreement and investment of Bustop Shelters of Nevada, Inc.

          BATS investment                                                           $  109,659
          BATS joint venture                                                            56,064
                                                                                    ----------
                                                                                       165,723
                                                                                    ----------
          Investment in Bustop Shelters of Nevada, Inc.                              1,039,284
                                                                                    ----------
                                                                                    $1,205,007
                                                                                    ==========

          (3) To record the transfer of certain vehicles, furniture and fixtures, equipment and
          536 bus shelters.

          Property, at historical cost                                              $1,739,358
          Accumulated Depreciation, as January 1, 1996                                (315,268)
                                                                                    ----------
                                                                                     1,424,090
          Depreciation expense for the year ended 12/31/96                             207,576
          Depreciation expense for the nine months ended 9/30/97                       155,682
                                                                                    ----------

          Property, net                                                             $1,060,832
                                                                                    ==========

          (4) To record the elimination of inter-company lease shelter fees from Metro Display Advertising, Inc. to Bustop Shelters of Nevada, Inc.

          (5) To record tax adjustments related to the pro forma income adjustments.

NOTE B - Each shareholder of Metro Display Advertising, Inc. will receive one share of Bustop Shelters of Nevada, Inc. common stock for each share of Metro Display Advertising, Inc. common share held.

                                 EXHIBIT INDEX


A. Amended and Restated Agreement and Plan of Merger by and among Eller Media Company, EMS, Inc. and Metro Display Advertising, Inc. dated January 5, 1998; and the Specific Performance Escrow Agreement, Van Wagner Escrow Agreement and Damages Escrow and Disbursement Agreement related thereto

B.      Chapter 13 of the California General Corporation Law

C.      Form of Amended and Restated Articles of Incorporation of BSON

D.      Form of Amended and Restated Bylaws of BSON

E.      Letter from Stinchfield & Co. dated September 19, 1997

                        METRO DISPLAY ADVERTISING, INC.

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, JANUARY 15, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       OF METRO DISPLAY ADVERTISING, INC.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated January 5, 1998, and does hereby appoint Robert C. Lamb and Lawrence Bussman (the "Proxies"), and each of them, with full power of substitution, as the proxy of the undersigned to represent the undersigned and to vote all shares of Common Stock of Metro Display Advertising, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders, to be held on January 15, 1998, at the Fullerton Senior Multi-Service Center, 340 West Commonwealth Avenue, Fullerton, California 92832, and at any adjournments thereof.

     1. Approve and adopt the Amended and Restated Agreement and Plan of Merger dated January 5, 1998, by and among Metro Display Advertising, Inc., Eller Media Company and EMS, Inc.

          [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

     2.   Election of Directors:


          [ ] FOR all nominees as listed below (except as marked to the contrary)

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line that follows:

 _______________________________________________________________________________


          [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

                    Allan L. Ross, M.D., William M. Slater, Mark R. Boileau

          PROXIES NOT MARKED TO WITHHOLD AUTHORITY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES WHOSE NAMES ARE NOT WRITTEN ON THE ABOVE LINE.

     3. Ratify the selection of Peck and Lopez as independent auditors for the fiscal year ending December 31, 1997.

          [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

     4. At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     The shares represented hereby will be voted as directed. WHERE NO DIRECTION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.


_____________________________           _____________________________
(Signature)                             (Signature, if held jointly)

Dated:  _____________, 1998


Please sign exactly as your name or names appear hereon, and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE

              YOU MAY ALSO FAX THIS PROXY CARD TO THE COMPANY AT
                                (714) 727-4444